    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 9, 1997

                                                        REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------
                          RADNOR HOLDINGS CORPORATION
             (Exact name of registrant as specified in its charter)
        DELAWARE                      6719                   23-2674715
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                             WINCUP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
        DELAWARE                      3086                   86-0699193
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                             WINCUP HOLDINGS, L.P.
             (Exact name of registrant as specified in its charter)
        DELAWARE                      3086                   23-2648231
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                               SP ACQUISITION CO.
             (Exact name of registrant as specified in its charter)
        DELAWARE                      6719                   75-2524524
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                         STYROCHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
          TEXAS                       3086                   52-1592452
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                         STYROCHEM INTERNATIONAL, LTD.
             (Exact name of registrant as specified in its charter)
         QUEBEC                       3086                      NONE
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)

                            RADNOR MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)
        DELAWARE                      8741                   23-2869197
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of      Classification Code Number)  Identification Number)
    incorporation or
      organization)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
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                          RADNOR HOLDINGS CORPORATION
                   THREE RADNOR CORPORATE CENTER, SUITE 300
                              100 MATSONFORD ROAD
                          RADNOR, PENNSYLVANIA 19087
                                (610) 995-9200
           (Name, address, including zip code, and telephone number,
       including area code, of registrants' principal executive offices)


                                 ------------

                         MICHAEL T. KENNEDY, PRESIDENT
                          RADNOR HOLDINGS CORPORATION
                   THREE RADNOR CORPORATE CENTER, SUITE 300
                              100 MATSONFORD ROAD
                          RADNOR, PENNSYLVANIA 19087
                                (610) 995-9200
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                 ------------

                                WITH A COPY TO:
                            THOMAS G. SPENCER, ESQ.
                           DUANE, MORRIS & HECKSCHER
                         ONE LIBERTY PLACE, 42ND FLOOR
                     PHILADELPHIA, PENNSYLVANIA 19103-7396
                                (215) 979-1000

                                 ------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                                 ------------

                        CALCULATION OF REGISTRATION FEE

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
                                             PROPOSED    PROPOSED
                                              MAXIMUM    MAXIMUM
                                             OFFERING   AGGREGATE    AMOUNT OF
    TITLE OF EACH CLASS OF      AMOUNT TO BE PRICE PER   OFFERING   REGISTRATION
 SECURITIES TO BE REGISTERED     REGISTERED    NOTE      PRICE(1)     FEE (2)
--------------------------------------------------------------------------------
10% Senior Notes due 2003.....  $100,000,000  100.00%  $100,000,000  $30,303.03
--------------------------------------------------------------------------------
Guarantees of WinCup Holdings,
 Inc. ........................      --          --         --          None(3)
--------------------------------------------------------------------------------
Guarantees of WinCup Holdings,
 L.P. ........................      --          --         --          None(3)
--------------------------------------------------------------------------------
Guarantees of SP Acquisition
 Co. .........................      --          --         --          None(3)
--------------------------------------------------------------------------------
Guarantees of StyroChem
 International, Inc. .........      --          --         --          None(3)
--------------------------------------------------------------------------------
Guarantees of StyroChem
 International, Ltd. .........      --          --         --          None(3)
--------------------------------------------------------------------------------
Guarantees of Radnor
 Management, Inc. ............      --          --         --          None(3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(f)(2).
(3) No separate registration fee is payable pursuant to Rule 457(n).

                               ----------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                                                SUBJECT TO COMPLETION,
                                                           DATED JANUARY  , 1997

              OFFER FOR ALL OUTSTANDING 10% SENIOR NOTES DUE 2003
                   IN EXCHANGE FOR 10% SENIOR NOTES DUE 2003,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                       OF

                        [LOGO OF RADNOR APPEARS HERE]

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., PHILADELPHIA TIME,
                       ON       , 1997, UNLESS EXTENDED.

  Radnor Holdings Corporation (the "Company" or "Radnor"), a Delaware corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $100 million of 10% Senior Notes due 2003 (the "New Notes") of the Company, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding 10% Senior Notes due 2003 (the "Old Notes") of the Company from the registered holders thereof (the "Holders"). The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes. The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to and entitled to the benefits of, the Indenture governing the Old Notes (the "Indenture"). As used herein, the term "Notes" means the Old Notes and the New Notes, treated as a single class.

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., Philadelphia time, on       , 1997 unless
extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer. The Exchange Offer is subject to certain other customary conditions. See "The Exchange Offer."

  On December 5, 1996, the Company issued $100 million principal amount of Old Notes (the "Offering") pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

  Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, commencing June, 1997. The Notes are not redeemable by the Company prior to December 1, 2000, except that, at any time on or prior to December 1, 1999, the Company, at its option, may redeem up to $25.0 million aggregate principal amount of the Notes from the net proceeds of one or more Public Equity Offerings (as defined) by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $75.0 million in aggregate principal amount of the Notes remains outstanding following such redemption. On and after December 1, 2000, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the date of redemption. In the event of a Change of Control (as defined), each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount thereof, plus accrued interest to the repurchase date. See "Description of the Notes-- Optional Redemption" and "--Change of Control."
                                                        (Continued on next page)

  SEE "RISK FACTORS" ON PAGE 10 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

                  The date of this Prospectus is       , 1997.

(Continued from previous page)

  The New Notes will be, and the Old Notes are, senior unsecured obligations of the Company. The New Notes will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Old Notes. The New Notes will be, and the Old Notes are, effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Credit Agreements (as defined). The New Notes will be fully and unconditionally guaranteed on a joint and several basis by substantially all of the Company's subsidiaries. The New Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Guarantors, including their obligations in respect of the Credit Agreements. Under the terms of the Indenture, the Company is permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness. On a pro forma basis after giving effect to the Offering and the application of the proceeds thereof, as of September 30, 1996, the Company and its subsidiaries would have had no outstanding indebtedness other than the Old Notes and approximately $6.7 million outstanding under the Credit Agreements. See "Pro Forma Consolidated Financial Data" and "Description of the Company's Credit Facilities."

  For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from December 5, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC") as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of the Company within the meaning of rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to engage in a distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business,
(ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

  There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes. The Initial Purchasers (as defined) have advised the Company that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

  The Company expects that the New Notes initially will each be represented by a single global certificate in fully registered form, except that New Notes issued in exchange for Old Notes (i) originally purchased by institutional investors that were Institutional Accredited Investors (as defined) who were not QIBs (as defined) or (ii) held by QIBs who elected to take physical delivery of these certificates instead of holding their interest through the Global Note (as defined) (and which were thus ineligible to trade through The Depository Trust Company) will be issued in registered form.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and is subject to, the detailed information, consolidated financial statements and notes thereto contained elsewhere in this Prospectus. As used herein, unless the context otherwise requires, "Radnor" and the "Company" refer to Radnor Holdings Corporation and its subsidiaries and their respective predecessors,"StyroChem" refers to SP Acquisition Co. and its subsidiaries, and "J.R. Cup" refers to the foam cup and container manufacturing business acquired (the "J.R. Cup Acquisition") by Radnor from James River Paper Company, Inc. ("James River"). The term "Acquisitions" collectively refers to the Company's acquisition of SP Acquisition Co. (the "StyroChem Acquisition") and the J.R. Cup Acquisition. See "The Company--The Acquisitions."

                                  THE COMPANY

  The Company is the second largest manufacturer in the U.S. of disposable foam cup and container products for the foodservice industry, with approximately a 35% share of this market segment in 1995. The Company manufactures foam cups for hot and cold drinks, foam bowls and containers and thermoformed lids, as well as the expandable polystyrene ("EPS") beads from which such foam products are manufactured. The Company's 14 highly automated manufacturing facilities produced 13 billion foam cups, containers and lids and 115 million pounds of EPS beads in 1995. The brand names for the Company's foam products enjoy strong recognition within the industry and include Dixie, COMpac, Profit Pals, STYROcup, Handi-Kup HK and Simplicity. Through StyroChem, the Company manufactures EPS beads for its own consumption as well as for third party manufacturers of foam containers, insulation products and packaging products. The Company believes that its acquisition of StyroChem, a supplier of EPS beads to the Company since 1976, will strengthen the Company's competitive position by lowering raw material costs, improving product quality and enhancing manufacturing efficiencies. For the nine months ended September 30, 1996, pro forma for the Acquisitions, the Company had net sales and EBITDA of $172.3 million and $18.6 million, respectively.

  Within the foodservice industry, the Company competes primarily in the disposable cup and container market. An independent industry survey estimated that this market had more than $2.0 billion of domestic revenues in 1994. The use of disposable foam cups and containers has increased significantly over the last two decades, with unit shipments (excluding lids) growing from 13 billion in 1974 to 28 billion in 1994. Key growth factors for the foam cup and container segment include the superior insulating quality of foam, lower labor, maintenance and energy costs as compared to reusable products, sanitary considerations, the growth in consumption of take-out foods and beverages and the expansion of fast-food restaurant chains.

  The Company sells to more than 1,600 national, institutional and retail customers located throughout the U.S., in Mexico and in other countries through its 63-person sales organization and its broad network of more than 50 independent sales representatives. Foam products are sold in the U.S. to nine of the ten largest foodservice distributors, six of the ten largest supermarket chains and a number of large national companies and warehouse clubs. Long-term relationships have been maintained with many of the industry's largest companies, including Sysco Corporation, Alliant Foodservice Inc. (formerly known as Kraft Foodservice, Inc.), K-Mart Corporation, WAL-MART Stores, Inc., Perseco Co. (the distribution arm for McDonald's Corporation), Sam's Club Division, Price/Costco, Inc., Fast Food Merchandisers (the distribution arm for Hardee's Food Systems, Inc.), U.S. Foodservice Inc., Kroger Food Stores, Food Services of America and Fleming Companies, Inc. Major end users of the Company's foam products include fast-food restaurant chains, full-service restaurants, hospitals, nursing homes, educational institutions, airlines, business offices, movie theaters and other leisure time concessionaires, such as sports stadiums. The

Company also sells foam products for the consumer market through supermarket chains, discount clubs and chains and other retailers.

COMPETITIVE STRENGTHS

  The Company has a strong competitive position in the foam segment of the disposable cup and container market. The Company attributes its prominent market position to the following factors:

  . Customer service and quality products. The Company's attention to customer service and emphasis on high-quality products allow it to continue to meet the needs of its existing customers and attract new ones. Customer service is enhanced by the Company's breadth of product offerings, extensive order-entry system and strategically located manufacturing facilities. These attributes enable the Company to meet the national distribution requirements of its customers in an efficient and cost-effective manner. The Company also coordinates design efforts with its customers to develop new products, such as the new "flare" cup that combines an enhanced appearance with a stronger rim construction.

  . Proprietary technology. The Company has developed a broad array of proprietary technology that is utilized in various stages of its manufacturing operations. Custom-designed and built molding equipment, for example, allows the Company to better meet customer requests for specialized container designs, custom printing or embossing, as well as to maintain high-volume production runs. Other proprietary technology includes automated materials handling and auto-case packaging machines. With StyroChem, the Company also has the ability to customize EPS bead formulations to further enhance manufacturing efficiencies and specific product features.

  . Strong customer relationships. Long-term relationships with its customers have been an important factor in the Company's success. Of the Company's ten largest customers, nine have been purchasing products from the Company for more than ten years. The Company works closely with its customers to address a variety of needs, including custom product development and tooling, seasonal marketing programs and specialized printing requirements. The Company believes that the strength of its customer relationships results from consistently meeting or exceeding customer expectations.

  . Experienced management team. The Company's management team is highly experienced, with a majority of the Company's senior sales, manufacturing, administration and engineering executives having spent more than 20 years in the foodservice industry. The Company's executive management also has extensive experience in managing and integrating acquisitions of businesses in various industries, including the foodservice industry.

BUSINESS STRATEGY

  The Company's business strategy is to increase revenues and profitability and to further enhance its market position by emphasizing the following initiatives:

  . Cost reduction and productivity enhancements. The Company is continuing to reduce manufacturing costs by upgrading existing equipment and developing new equipment and processes that enhance productivity and improve manufacturing quality. Production costs have also been and will continue to be reduced by eliminating redundant facilities, lowering transportation costs and exploiting economies of scale (including raw material pricing) provided by the Company's high-volume production.

  . Integrated manufacturing process. The StyroChem Acquisition will result in a more integrated manufacturing process, thereby reducing the Company's cost of raw materials and mitigating the impact of raw material price fluctuations. Control over EPS bead manufacturing should also provide more reliable, consistently high-quality EPS beads, improving the Company's overall manufacturing efficiencies.

  . New markets and improved market position. The Company believes it has a significant opportunity to increase its share of the disposable cup and container market by positioning its foam products, with their superior insulating qualities and lower production costs, as an alternative to comparable paper products. The Company is also pursuing opportunities to increase sales of its foam products to both current and new customers in international markets.

  . Product development and strategic acquisitions. The Company intends to pursue further growth opportunities through the introduction of new and enhanced products. In addition, the Company will seek strategic acquisitions, joint ventures and alliances that may broaden the Company's product lines.

                                THE ACQUISITIONS

  In November 1995, the Company sold its cutlery, straws and plastic cup operations to James River. Following this divestiture, in January 1996, the Company entered into the J.R. Cup Acquisition, which included the U.S. foam cup and container operations of James River and which was completed in December 1996. Through the J.R. Cup Acquisition, the Company doubled its revenues, added four manufacturing facilities and acquired additional proprietary manufacturing processes, many of which are being integrated into the Company's existing facilities. The J.R. Cup Acquisition has also permitted the Company's management to rationalize its production by eliminating certain redundant facilities. At the same time, the Company has been able to implement new procurement programs, realign freight and related distribution arrangements and, on a combined basis, significantly reduce manufacturing overhead and selling, general and administrative costs. As a result of these and other initiatives, these costs would have been reduced on a pro forma basis by approximately $13.8 million for the year ended December 31, 1995. See "Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Effects Resulting from the Acquisitions." A substantial majority of these cost savings have been achieved during the first nine months of operations in 1996. See "The Company."

  In December 1996, the Company acquired StyroChem, one of the five largest producers of EPS beads in the U.S. The Company believes that the StyroChem Acquisition will strengthen its manufacturing operations by providing more reliable, consistently high-quality EPS beads at lower prices. The StyroChem Acquisition will also mitigate the Company's exposure to raw material price fluctuations by allowing the Company greater flexibility in procuring raw materials. In addition, the StyroChem Acquisition positions the Company as a supplier of EPS beads to manufacturers of insulation and packaging products. On a pro forma basis, StyroChem represented 22.0% of the Company's consolidated sales for the year ended December 31, 1995. See "The Company."

                               THE EXCHANGE OFFER

  On December 5, 1996, the Company issued $100 million principal amount of Old Notes. The Old Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Alex. Brown & Sons Incorporated and NatWest Capital Markets Limited (the "Initial Purchasers"), as a condition to their purchase of the Old Notes, required that the Company agree to commence the Exchange Offer following the offering of the Old Notes. The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture. As used herein, the term "Notes" means the Old Notes and the New Notes, treated as a single class.

Securities Offered..........  Up to $100 million aggregate principal amount of
                              Company's 10% Senior Notes Due 2003, which have been registered under the Securities Act (the "New Notes"). The terms of the New Notes and the Old Notes are identical in all material respects (including principal amount, interest rate, maturity and ranking), except for certain transfer restrictions relating to the Old Notes.

The Exchange Offer..........  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Exchange and Registration Rights Agreement, dated December 5, 1996, among the Company, the Guarantors (as defined) and the Initial Purchasers (the "Registration Rights Agreement"). For procedures for tendering the Old Notes pursuant to the Exchange Offer, see "The Exchange Offer."

Tenders, Expiration Date;
Withdrawal..................
                              The Exchange Offer will expire at 5:00 p.m.,
                              Philadelphia time, on     , 1997, or such later
                              date and time to which it is extended (as so extended, the "Expiration Date"). A tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Federal Income Tax            The exchange pursuant to the Exchange Offer
Consequences................  should not result in any income, gain or loss to the Holders or the Company for federal income tax purposes. See "Certain U.S. Federal Income Tax
                              Consequences."

Use of Proceeds.............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent..............  First Union National Bank is serving as the
                              Exchange Agent in connection with the Exchange Offer.

Shelf Registration            Under certain circumstances described in the
Statement...................  Registration Rights Agreement, certain holders of
                              Notes (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange
                              Offer) may require the Company and the Guarantors to file, and use their best efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such holders (the "Shelf Registration
                              Statement"). See "The Exchange Offer" and
                              "Registration Rights."

Conditions to the Exchange    The Exchange Offer is not conditioned on any
Offer.......................  minimum principal amount of Old Notes being tendered for exchange. The Exchange Offer is subject to certain other customary conditions, each of which may be waived by the Company. See
                              "The Exchange Offer--Certain Conditions to the
                              Exchange Offer."

                      CONSEQUENCES OF EXCHANGING OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes--Exchange Offer" and "Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register thereunder the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any holder reasonably requests in writing. Unless a holder so requests, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions. See "Risk Factors--Consequences of Failure to Exchange" and "The Exchange Offer--Consequences of Exchanging Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions relating to the Old Notes. If the Exchange Offer is not consummated by May 4, 1997, the interest rate borne by the Old Notes will increase by 25 basis points per annum for each 90-day period following such date until but excluding the date of consummation of the Exchange Offer, up to a maximum aggregate increase of 100 basis points per annum. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from December 5, 1996. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from December 5, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer.

Notes Offered...............  $100,000,000 aggregate principal amount of 10%
                              Senior Notes due 2003.

Maturity Date...............  December 1, 2003.

Interest Payment Dates......  June 1 and December 1 of each year, commencing
                              June 1, 1997.

Optional Redemption.........  The New Notes will not be redeemable by the
                              Company prior to December 1, 2000, except that, at any time on or prior to December 1, 1999 the Company, at its option, may redeem up to $25.0 million aggregate principal amount of the Notes from the net proceeds of one or more Public Equity Offerings by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $75.0 million in aggregate principal amount of the Notes remains outstanding following such redemption. Thereafter, the New Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the date of redemption. See "Description of the Notes--Optional Redemption."

Change of Control...........  In the event of a Change of Control, each holder of New Notes will have the right to require the Company to repurchase all or a portion of such holder's New Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Ranking.....................  The New Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Old Notes. The New Notes will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Amended Credit Agreement (as defined) and the Canadian Credit Agreement (as defined) (collectively, the "Credit Agreements"). Under the terms of the Indenture governing the New Notes, the Company will be permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness. On a pro forma basis after giving effect to the Offering, as of September 30, 1996, the Company and its subsidiaries would have had no outstanding indebtedness other than the Old Notes and approximately $6.7 million outstanding under the Credit Agreements. See "Pro Forma Consolidated Financial Data" and "Description of the Company's Credit Facilities."

Guarantees..................  The New Notes will be fully and unconditionally guaranteed on a joint and several basis (the "New Guarantees") by substantially all of the Company's subsidiaries (collectively, the "Guarantors"). The New Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Guarantors, including their obligations in respect of the Credit Agreements. See "Description of the Notes--Guarantees."

Certain Covenants...........  The Indenture contains certain covenants with respect to the Company and its subsidiaries that will restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and leaseback transactions and (f) transactions with affiliates. The Indenture will also restrict the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. These restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of the Notes--Certain Covenants."

Exchange Offer;
Registration Rights.........  Holders of New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed, for the benefit of the holders of Old Notes, to file an exchange offer registration statement (the "Exchange Offer Registration Statement"). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement referred to therein. Under certain circumstances described in the Registration Rights Agreement, certain holders of Notes (including holders who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require the Company and the Guarantors to file, and use their best efforts to cause to become effective, the Shelf Registration Statement. If the Shelf Registration

                              Statement is not filed or declared effective or ceases to be effective within the applicable time periods related thereto (each, a "Registration Default"), the interest rate borne by Notes held by such holders will increase by 25 basis points per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 25 basis points per annum at the beginning of each subsequent 90-day period, up to a maximum aggregate increase of 100 basis points per annum. If, subsequently, such Registration Default is cured, the interest rate borne by such Notes will be reduced by the amount of the related increase in the interest rate. See "Registration Rights."

Use of Proceeds.............  The Company will not receive any proceeds from the Exchange Offer. The net proceeds of the Offering were used to repay certain indebtedness of the Joint Venture (as defined) relating to J.R. Cup, to acquire the interest in the Joint Venture not then held by the Company, to purchase the outstanding capital stock of and other equity interests in StyroChem, to redeem certain shares of the Company's preferred stock and certain then-outstanding equity warrants held by a third party and for general corporate purposes.

Risk Factors................  Potential investors in the New Notes should carefully consider the matters set forth under the caption "Risk Factors" prior to making an investment decision with respect to the New Notes.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following summary financial, operating and pro forma data were derived from the consolidated financial statements of Radnor, including the notes thereto (the "Radnor Financial Statements"), as well as the selected financial, operating and pro forma information included elsewhere in this Prospectus. The pro forma consolidated statements of operations data reflect the Acquisitions and the sale of the Notes as if they had occurred on January 1 of each respective period. The pro forma consolidated balance sheet data reflect the StyroChem Acquisition and the sale of the Notes as if they had occurred on September 30, 1996. The pro forma consolidated financial data are based on the assumptions and adjustments described in the accompanying notes and do not purport to present the results of operations and financial position of the Company as if the Acquisitions and the sale of the Notes had actually occurred on such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future. The information set forth below should be read in conjunction with "Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (as defined) included elsewhere herein.

                                                                    NINE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,                SEPTEMBER 30,
                          ------------------------------------  ----------------------------
                               HISTORICAL(1)         PRO FORMA   HISTORICAL(1)     PRO FORMA
                          -------------------------  ---------  -----------------  ---------
                           1993     1994     1995      1995     1995(2)    1996      1996
                          -------  -------  -------  ---------  -------  --------  ---------
                                             (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS
 DATA:
 Net sales..............  $83,569  $80,850  $86,239  $237,061   $64,094  $128,052  $172,307
 Cost of goods sold.....   68,454   64,078   75,690   192,435    54,090    98,534   132,579
                          -------  -------  -------  --------   -------  --------  --------
 Gross profit...........   15,115   16,772   10,549    44,626    10,004    29,518    39,728
 Distribution expense...    6,599    5,584    6,027    16,505     4,334     9,564    12,369
 Selling, general and
  administrative
  expenses..............   10,330    8,209    9,051    20,073     6,492    12,818    15,412
 Restructuring charges..      --       --       --        --        --        855       --
                          -------  -------  -------  --------   -------  --------  --------
 Income (loss) from op-
  erations..............   (1,814)   2,979   (4,529)    8,048      (822)    6,281    11,947
 Interest(3)............    2,518    3,001    2,822    10,675     2,486     3,346     8,008
 Other (income) expense,
  net...................      386      290      526      (289)      106       153      (193)
                          -------  -------  -------  --------   -------  --------  --------
 Income (loss) from con-
  tinuing operations be-
  fore income taxes.....   (4,718)    (312)  (7,877)   (2,338)   (3,414)    2,782     4,132
 Income tax expense(4)..      --       --       --        --        --        --        --
                          -------  -------  -------  --------   -------  --------  --------
 Income (loss) from con-
  tinuing operations....  $(4,718) $  (312) $(7,877) $ (2,338)  $(3,414) $  2,782  $  4,132
                          =======  =======  =======  ========   =======  ========  ========
OTHER FINANCIAL AND
 OPERATING DATA:
 EBITDA(5)..............  $  (620) $ 3,992  $(2,675) $ 16,015   $   348  $ 10,453  $ 18,617
 Ratio of EBITDA to in-
  terest(3)(5)..........              1.33x              1.50x     0.14x     3.12x     2.32x
 Capital expenditures...  $   621  $ 1,645  $ 5,491  $  9,548   $ 1,684  $  2,628  $  4,813
 Depreciation and amor-
  tization..............  $ 1,580  $ 1,303  $ 2,380  $  7,678   $ 1,276  $  3,470  $  6,477
 M Units shipped (in
  thousands)(6).........                               12,917                         8,996
 EPS beads, pounds pro-
  duced (in millions)...                                  115                            97
BALANCE SHEET DATA (AT
 END OF PERIOD):
 Working capital........                                                 $  5,385  $ 10,136
 Total assets...........                                                  106,829   152,003
 Total debt (including
  current portion)......                                                   54,213   106,685
 Stockholders' equity...                                                    7,046     7,588

--------
(1) The historical financial data include Radnor and its consolidated subsidiaries, excluding discontinued operations, for each of the three years in the period ended December 31, 1995 and as of and for the nine months ended September 30, 1996. The Company's discontinued operations were the cutlery, straws and plastic cup operations, which were sold in 1995. Prior to January 20, 1996, the Company's results from continuing operations do not include the results of J.R. Cup, which was acquired on that date.
(2) The historical financial data for the nine months ended September 30, 1995 and 1996 are unaudited.
(3) Pro forma interest expense does not include amortization of estimated debt issuance costs related to the Credit Agreements and the Notes. The interest rate on the Notes is 10%. The assumed interest rate on the Credit Agreements is approximately 8.5%.
(4) The Company recorded no federal income tax expense during the periods presented due to the incurrence of operating losses or the utilization of net operating loss carryforwards during those periods.
(5) EBITDA represents income (loss) from continuing operations before interest, income tax expense, depreciation and amortization and restructuring and other non-recurring charges. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.
(6) Each M Unit consists of 1,000 foam cups, containers or lids.

                                 RISK FACTORS

  Potential investors in the New Notes, including Holders of the Old Notes considering the Exchange Offer, should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following before making an investment decision with respect to the New Notes, although the risk factors set forth below (other than "--Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "The Exchange Offer" and "Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If any Holder is an affiliate of the Company or in engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The

Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any holder reasonably requests in writing. Unless a holder so requests, the Company does not currently intend to register or qualify the sale of the New Notes in any jurisdictions. See "The Exchange Offer."

ADDITIONAL LEVERAGE

  On a pro forma basis after giving effect to the sale of the Old Notes and the application of the estimated net proceeds therefrom, the Company's total debt would have been $106.7 million as of September 30, 1996, the Company's ratio of pro forma income before taxes to fixed charges would have been 1.4 to 1 for the nine months ended September 30, 1996 and the Company and the Guarantors would have had, subject to certain restrictions (including borrowing base limitations), the ability to draw up to $25.0 million of additional secured senior indebtedness under the Credit Agreements.

  A substantial increase in the Company's leverage and obligations could have important consequences to the holders of Notes, including (i) the impairment of the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or other purposes, (ii) the use of a substantial portion of the Company's cash flow from operations for debt service and (iii) making the Company more vulnerable to economic downturns and limiting its ability to withstand competitive pressures.

  In addition, the Company's operating flexibility with respect to certain business matters are limited by covenants contained in the Indenture and the Credit Agreements. Among other things, these covenants limit the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from disposal of assets, make dividend payments and other distributions on capital stock and redeem any capital stock. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. See "Description of the Company's Credit Facilities" and "Description of the Notes--Certain Covenants."

  The Company expects that its cash flow will be sufficient to cover its expenses, including fixed charges. However, no assurance can be given that the Company's operating results will be sufficient for the Company to meet such obligations. The Company's ability to satisfy its obligations will be dependent upon its future performance, which is subject to prevailing economic conditions and financial, business and other factors, including factors beyond the Company's control.

RAW MATERIAL PRICE VOLATILITY

  The Company's foam products are manufactured from EPS beads, which are produced from styrene monomer. Styrene monomer is a commodity petrochemical that is readily available in bulk quantities from numerous large, vertically integrated chemical companies. Since the consummation of the StyroChem Acquisition, the Company has purchased styrene monomer to produce EPS beads for its own consumption and has also continued to purchase EPS beads from Nova Chemicals, Inc., which has been a long-term supplier to the Company. There are currently more suppliers of styrene monomer than there are suppliers of cup-grade EPS beads. Prices for both styrene monomer and EPS beads will fluctuate, principally due to fluctuations in petrochemical feedstock prices, but also because of supply and demand in the styrene monomer and EPS bead markets.

  If raw material prices increase and the Company is unable to pass such price increases on to its customers, employ successful hedging strategies, enter into long-term supply contracts at favorable prices or buy on the spot market at favorable prices, the Company's profitability may be adversely affected. To the extent that the Company's supply of raw materials is hindered and no alternative source can be found, the Company's profitability may be adversely affected.

  The Company believes that the StyroChem Acquisition and the new long-term supply agreement with Chevron Chemical Company ("Chevron") for the purchase of styrene monomer will mitigate the Company's exposure to fluctuations in styrene monomer prices. The new agreement guarantees a supply of up to 11.6 million pounds of styrene monomer per month at favorable prices, which include rebates for all amounts purchased when purchases exceed 120 million pounds per year. See "Business--Raw Materials."

OPERATING LOSSES

  The Company had income from continuing operations for the nine months ended September 30, 1996 of $2.8 million. Before giving effect to any pro forma adjustments and without regard to income from discontinued operations, the Company had losses from continuing operations of approximately $4.7 million, $0.3 million and $7.9 million for the years ended December 31, 1993, 1994 and 1995, respectively. The losses in 1993 and 1994 were primarily attributable to the high level of fixed costs in relation to sales and the losses in 1995 were attributable to the industry-wide increase in raw material costs, partially offset by an increase in selling prices. On a pro forma basis, the Company would have had a loss of $2.3 million for the year ended December 31, 1995 and income from continuing operations of $4.1 million for the nine months ended September 30, 1996, respectively. There can be no assurance that the Company's future operations will continue to generate operating or net income or sufficient cash flow to permit the Company to satisfy its obligations. See "Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

  The Company competes in the highly competitive foodservice industry. Many of the Company's competitors are larger and have significantly greater resources than the Company. Within the foam segment of the disposable cup and container market, the Company competes principally with Dart Container Corp. ("Dart"), which has significantly greater financial resources than the Company and controls the largest share of this market segment. See "Business--Competition."

DEPENDENCE ON KEY CUSTOMERS

  The Company supplies products to a number of large national companies and to a number of large foodservice distributors. Pro forma for the Acquisitions, no customer represented more than 9.0% of the Company's net sales for 1995. In addition, the five largest accounts represented approximately 30.0% of the Company's pro forma net sales for the year ended December 31, 1995. Although the Company has not lost sales from its key customers in 1995, 1996 or 1997 to date, if any of such customers substantially reduces its level of purchases from the Company, the Company's profitability may be adversely affected. Moreover, continued consolidation among distributors in the foodservice industry could result in an increasingly concentrated customer base or the loss of certain customers. See "Business--Sales, Marketing and Customers."

SUCCESSFUL INTEGRATION OF ACQUISITIONS

  The integration of acquired businesses may result in unforeseen difficulties that require a disproportionate amount of management's attention and the Company's resources. There can be no assurance that the Company will be able to achieve the synergies it anticipates from recent and current acquisitions or that suitable additional acquisitions will be available.

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the management experience and continued services of the Company's executive officers, including Michael T. Kennedy. The loss of the services of these officers could have a material adverse effect on the Company's business. In addition, the Company's continued growth depends on its ability to attract and retain experienced key employees.

CONTROL OF THE COMPANY

  Michael T. Kennedy, the President, Chief Executive Officer and sole director of the Company, beneficially owns 85.0% of the voting common stock of the Company. Consequently, Mr. Kennedy has the ability to control the Company's management, policies and financing decisions, to elect all of the Company's directors and to control the vote on all matters coming before the stockholders of the Company. As a result, circumstances could arise in which the interests of Mr. Kennedy could be in conflict with the interests of the holders of Notes.

ENVIRONMENTAL MATTERS

  The Company's operations are subject to federal, state, foreign and local environmental laws and regulations. As a result, the Company is involved from time to time in administrative or legal proceedings relating to environmental matters. There can be no assurance that the aggregate amount of future clean up costs and other environmental liabilities will not be material. The Company cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require additional expenditures by the Company, some of which could be material. As part of the StyroChem Acquisition, approximately $1.4 million of the purchase price has been placed in escrow and may be used by the Company to offset certain expenses associated with specified environmental matters relating to StyroChem's Texas and Quebec facilities. However, there can be no assurance that the escrowed funds will be sufficient to offset all expenses associated with such environmental matters. See "Business-- Environmental Matters."

FORWARD-LOOKING STATEMENTS

  All statements contained in this Prospectus that are not historical facts, including but not limited to the Company's plans for expansion, facility consolidation and acquisitions, are based on current expectations. These statements are forward-looking (as defined in the U.S. Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Actual results may vary materially, as discussed in this "Risk Factors" section. The factors that could cause actual results to vary materially include: the availability and pricing of raw materials; the availability of capital to finance the Company's expansion plans on terms satisfactory to the Company; the integration of any new businesses acquired by the Company; general business and economic conditions and other risks that may be described from time to time in the reports that the Company will be required to file with the SEC following consummation of the Exchange Offer. The Company cautions potential investors not to place undue reliance on any such forward-looking statements.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing to pay the repurchase price for all Notes tendered by holders thereof. Further, the provisions of the Indenture may not afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Notes, if such transaction does not result in a Change of Control. In addition, the terms of the Credit Agreements may limit the Company's ability to purchase any Notes and will also identify certain events that would constitute a Change of Control, as well as certain other events with respect to the Company or certain of its subsidiaries, that would constitute an event of default under the Credit

Agreements. See "Description of the Company's Credit Facilities." Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowing, the Company would remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a further default under certain of the Company's existing debt agreements and may constitute a default under the terms of other indebtedness that the Company may enter into from time to time. See "Description of the Notes--Change of Control."

RANKING OF THE NOTES

  The New Notes will be, and the Old Notes are, senior unsecured obligations of the Company. The New Notes will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Old Notes. The New Notes will be, and the Old Notes are, effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Credit Agreements. Loans under the Amended Credit Agreement are secured by the inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof of the Company and its U.S. subsidiaries. Loans under the Canadian Credit Agreement are secured by all of the material assets of the Company's Canadian subsidiary. Under the terms of the Indenture, the Company is permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness. See "Description of the Company's Credit Facilities," "Description of the Notes--Ranking" and "--Certain Covenants."

HOLDING COMPANY STRUCTURE; POSSIBLE INVALIDITY OF GUARANTEES

  The Company is a holding company, the assets of which consist principally of the stock of its subsidiaries through which it conducts its operations. The Company will be dependent upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. Therefore, the Company's ability to pay interest on the Notes and to satisfy its other obligations will depend upon the future operating performance of its subsidiaries, which will be affected by economic conditions, and financial, business and other factors, some of which are beyond the Company's control. In addition, the ability of the Company's subsidiaries to make such payments are subject to, among other things, applicable state laws.

  The Company's obligations on the New Notes will be, and the Company's obligations on the Old Notes are, guaranteed on a joint and several basis by the Guarantors. The incurrence by the Company and the Guarantors of the indebtedness evidenced by the Notes, the full and unconditional, joint and several guarantees by the Guarantors of the Old Notes (the "Old Guarantees") and the New Guarantees, and the use by the Company of the proceeds of the Old Notes to effect the Acquisitions, may be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company or the Guarantors. Under these statutes, if a court were to find that at the time the Notes, or the Old Guarantees or the New Guarantees (collectively, the "Guarantees"), as the case may be, were issued, (a) the Company or any of the Guarantors issued the Notes or a Guarantee with the intent of hindering, delaying or defrauding current or future creditors or (b)(i) the Company or any of the Guarantors received less than reasonably equivalent value or fair consideration for issuing the Notes or a Guarantee, as the case may be, and
(ii) the Company or any such Guarantor, as the case may be, (A) was insolvent or was rendered insolvent by reason of the Acquisitions, the Offering and the Exchange Offer, (B) was engaged, or was about to engage, in a business or transaction for which its assets constituted unreasonably small capital or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes), such court could void the Notes or such Guarantee or subordinate such obligations to presently existing and future indebtedness of the Company and such Guarantor.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the Company and the Guarantors would be considered insolvent if, at the time they incur or incurred the indebtedness constituting the Notes or the Guarantees, either (a) the fair market value (or fair saleable value) of their assets on a going concern basis is less than the amount required to pay the probable liability on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (b) they are incurring debt beyond their ability to pay as such debt matures.

  In addition, the Guarantees may be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), they were incurred for less than reasonably equivalent value or fair consideration. As described above, a court could therefore void the Guarantees or subordinate them to other obligations of the Guarantors.

  The Company and the Guarantors believe that, at the time of the issuance of the Notes and the Guarantees, as the case may be, the Company and the Guarantors were or will be, as the case may be, (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to pay their debts as the same mature or become due and to operate their respective businesses effectively and (c) incurring debts within their respective abilities to pay. In reaching the foregoing conclusions, the Company and the Guarantors have relied upon their analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors (including rights of contribution and indemnification in connection with the Guarantees). There can be no assurance, however, that a court passing on such questions would reach the same conclusions. See "Description of the Notes--Guarantees."

LACK OF PUBLIC MARKET FOR THE NOTES

  The New Notes are being offered to the Holders of the Old Notes. The Old Notes were issued on December 5, 1996 to qualified institutional buyers and institutional accredited investors and the Old Notes issued to qualified institutional buyers are eligible for trading in PORTAL, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There can be no assurance regarding the development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Each Initial Purchaser has advised the Company that it currently intends to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. In addition, such market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of an applicable Shelf Registration Statement. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

  Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

                                  THE COMPANY

BACKGROUND

  The Company was incorporated as a Delaware corporation in November 1991 in connection with its acquisition of the plastic and foam cup and container business of Kimberly-Clark Tissue Company formerly known as Scott Paper Company ("KCTC"). In February 1992, the Company, through WinCup Holdings, Inc. ("WinCup"), acquired all of the capital stock of Scott Container Products Group, Inc. from Scott Paper Company. In November 1995, the Company sold to James River its cutlery, straws and plastic cup operations. See Note 1 to the Radnor Financial Statements.

  The Company, through WinCup and J.R. Cup, has been manufacturing foam cups and containers for more than 30 years. The WinCup foam cup and container business was established in 1961 and began purchasing EPS beads from StyroChem when that company began operations in 1976. J.R. Cup's predecessor began manufacturing foam cups and containers in 1963 and was purchased by James River in 1986. The Company believes that the consolidation of StyroChem and J.R. Cup with the Company's foam cup and container operations is a significant strategic opportunity due to the technological synergies, expected cost reductions and broader geographic distribution of the combined businesses.

THE ACQUISITIONS

  In January 1996, WinCup acquired substantially all of the assets of the U.S. foam cup and container operations of James River, which comprised James River's J.R. Cup division. The J.R. Cup Acquisition was structured as a joint venture between WinCup and James River known as WinCup Holdings, L.P. (the "Joint Venture"). The Company used a portion of the proceeds of the Offering to purchase James River's interest in the Joint Venture and repay certain subordinated notes issued to James River. See Note 1 to the Radnor Financial Statements. In connection with the purchase of James River's interest in the Joint Venture, the Company entered into various agreements with James River, including five-year extensions of a sales agent agreement, an equipment use agreement and a license relating to certain trademark rights, a sublease on manufacturing and warehouse facilities and a settlement of a dispute relating to certain disability claims. See "Business--Proprietary Technology and Trademarks," "--Facilities" and "--Legal Proceedings."

  Through the J.R. Cup Acquisition, the Company doubled its revenues, added four manufacturing facilities and acquired proprietary manufacturing processes, many of which are being integrated into the Company's existing facilities. The J.R. Cup Acquisition has also permitted the Company's management to rationalize its production by eliminating certain redundant facilities. At the same time, the Company has been able to implement new procurement programs, realign freight and related distribution arrangements and, on a combined basis, significantly reduce manufacturing overhead and selling, general and administrative costs. As a result of these and other initiatives, these costs would have been reduced on a pro forma basis by approximately $13.8 million for the year ended December 31, 1995. See "Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Effects Resulting from the Acquisitions." A substantial majority of these cost savings have been achieved during the first nine months of operations in 1996.

  In December 1996, the Company acquired StyroChem for an aggregate cash purchase price of $29.0 million plus $2.0 million of assumed indebtedness and consulting payments. The purchase price is subject to post-closing adjustment based upon any positive or negative change in StyroChem's net working capital between August 3, 1996 and the closing date of the acquisition, for which a $1.0 million escrow account has been created. In addition, approximately $1.4 million of the purchase price has been placed in a separate escrow account, and may be used by the Company to offset expenses associated with specified environmental matters relating to StyroChem's Texas and Quebec facilities. See "Business--Environmental Matters."

  As part of the acquisition, StyroChem's President and majority voting stockholder entered into an agreement with the Company that prohibits him from engaging in certain businesses competitive with the Company in the U.S. and Canada for a period of five years and from interfering with or entering into employment relationships with StyroChem employees for a period of two years. StyroChem's President and majority stockholder also entered into a six-month consulting agreement with the Company pursuant to which he provides up to 40 hours a month of consulting services, as requested by the Company.

  The Company believes that the StyroChem Acquisition will strengthen the Company's manufacturing operations by providing more reliable, consistently high-quality EPS beads at lower prices and will mitigate the Company's exposure to raw material price fluctuations by allowing greater flexibility in procuring raw materials. In addition, the StyroChem Acquisition positions the Company as a supplier of EPS beads to manufacturers of insulation and packaging products.

GENERAL

  The Company's executive offices are located at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087, and its telephone number is (610) 341-9600.

                                CAPITALIZATION

  The following table sets forth the actual capitalization of the Company as of September 30, 1996 and the pro forma capitalization of the Company on such date after giving effect to the StyroChem Acquisition, the Credit Agreements and the issuance and sale by the Company of the Old Notes and the application of the net proceeds of the Offering.

                                                      AS OF SEPTEMBER 30, 1996
                                                      --------------------------
                                                        ACTUAL       PRO FORMA
                                                      -----------  -------------
Long-term debt, including current portion............
  Existing Credit Agreement (/1/).................... $    35,536  $        --
  Amended Credit Agreement (/1/).....................         --          4,950
  Canadian Credit Agreement (/1/)....................         --          1,735
  Mortgage Note......................................       4,616           --
  Promissory Notes...................................      14,061           --
  Senior Notes due 2003..............................         --        100,000
                                                      -----------  ------------
    Total long-term debt.............................      54,213       106,685
                                                      -----------  ------------
Other noncurrent liabilities.........................      17,738           --
Redeemable convertible preferred stock...............       3,000           --
                                                      -----------  ------------
Stockholders' equity
  Common stock and additional paid-in capital........       7,498         7,498
  Retained Earnings (deficit)........................        (452)           90
                                                      -----------  ------------
    Total stockholders' equity.......................       7,046         7,588
                                                      -----------  ------------
      Total capitalization........................... $    81,997  $    114,273
                                                      ===========  ============

--------
(1) At September 30, 1996, on a pro forma basis after giving effect to the StyroChem Acquisition, the Credit Agreements and the issuance and sale of the Old Notes, the Company would have been able to borrow an additional $25.0 million of revolving credit under the Credit Agreements.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following pro forma consolidated financial data have been prepared by the Company based on certain adjustments to the Radnor Financial Statements, the financial statements of the J.R. Cup Foam Container Operations of James River Paper Company, Inc., including the notes thereto (the "J.R. Cup Financial Statements") and the consolidated financial statements of StyroChem, including the notes thereto (the "StyroChem Financial Statements"), all of which are included elsewhere herein. The Radnor Financial Statements, the J.R. Cup Financial Statements and the StyroChem Financial Statements are referred to collectively as the "Financial Statements." The pro forma consolidated statements of operations reflect the Acquisitions and the sale of the Notes as if they had occurred on January 1 of each respective period. The pro forma consolidated balance sheet reflects the StyroChem Acquisition and the sale of the Notes as if they had occurred on September 30, 1996. The pro forma consolidated financial data are based on the assumptions and adjustments described in the accompanying notes and do not purport to present the results of operations and financial position of the Company as if the Acquisitions and the sale of the Notes had actually occurred on such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future. See "The Company--The Acquisitions," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements appearing elsewhere in this Prospectus.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                  NINE MONTHS ENDED SEPTEMBER 30, 1996
                          ----------------------------------------------------------
                                     HISTORICAL
                          --------------------------------  PRO FORMA         PRO
                           RADNOR  J.R. CUP(/1/) STYROCHEM ADJUSTMENTS       FORMA
                          -------- ------------- --------- -----------      --------
                                         (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net sales...............  $128,052    $4,482      $54,350   $(14,577)(/2/)  $172,307
Cost of goods sold......    98,534     3,599       45,764    (14,577)(/2/)
                               --        --           --        (741)(/3/)   132,579
                          --------    ------      -------   --------        --------
Gross profit............    29,518       883        8,586        741          39,728
Distribution expense....     9,564       338        2,467                     12,369
Selling, general and
 administrative
 expenses...............    12,818     1,019        2,548       (973)(/4/)    15,412
Restructuring charges...       855       --           --        (855)(/5/)       --
                          --------    ------      -------   --------        --------
Income (loss) from oper-
 ations.................     6,281      (474)       3,571      2,569          11,947
Interest................     3,346       --           560      4,102 (/6/)     8,008
Other (income) expense,
 net....................       153       (18)        (208)      (120)(/7/)      (193)
                          --------    ------      -------   --------        --------
Income (loss) from
 continuing operations
 before income taxes....     2,782      (456)       3,219     (1,413)          4,132
Income tax expense
 (benefit)..............       --        --         1,066     (1,066)(/8/)       --
                          --------    ------      -------   --------        --------
Income (loss) from con-
 tinuing operations.....  $  2,782    $ (456)     $ 2,153   $   (347)       $  4,132
                          ========    ======      =======   ========        ========
OTHER CONSOLIDATED AND
 PRO FORMA DATA:
EBITDA(/9/).............  $ 10,453    $ (214)     $ 4,910   $  3,468        $ 18,617
Ratio of EBITDA to in-
 terest(/6/)............                                                        2.32x
Depreciation and amorti-
 zation.................     3,470       242        1,131      1,634 (/4/)     6,477
Capital expenditures....     2,628       --         2,185        --            4,813

           NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                (IN THOUSANDS)

(1) On January 20, 1996, J.R. Cup was acquired by Radnor, and its operating results from that date are included in the Radnor statement of operations. The results of operations for J.R. Cup are from January 1 through January 19, 1996.
(2) Reflects elimination of StyroChem and Radnor intercompany sales.
(3) Reflects savings of $741 related to the Acquisitions as follows:
    (a) StyroChem Acquisition:
     Reduction in workers compensation, other insurance and employee
      benefit plan costs due to more favorable Radnor plan costs........   $315
     Reduction for material purchase costs related to the revised Chev-
      ron contract due to volume commitment rebates and pricing (see
      "Business--Raw Materials")........................................    675
                                                                           ----
                                                                           $990
                                                                           ====
  (b) J.R. Cup Acquisition (includes only those cost reductions not realized in the six-month period following the acquisition):
     Reduction in shipping costs between manufacturing facilities due to the addition of J.R. Cup manufacturing facilities................... $ 17
     Reduction in manufacturing overhead, including personnel and related fringe benefits.....................................................  139
     Savings related to closing and consolidating the Des Plaines, Illi-
      nois facility and West Chicago warehouse into the West Chicago, Il-
      linois manufacturing facility.......................................  300
                                                                           ----
                                                                           $456
                                                                           ====
  (c) Other adjustments:
     Additional depreciation as a result of the step-up in StyroChem as-
      set value.........................................................  $(769)
     Reduction in depreciation as a result of the step-down in J.R. Cup
      asset value.......................................................    121
     Change in intercompany profit included in inventory................    (57)
                                                                          ------
                                                                          $(705)
                                                                          ======
(4) Reflects savings (costs) related to the following:
     Elimination of corporate selling and administrative costs allocated to J.R. Cup by James River during the period from January 1 to
      January 19, 1996..................................................  $ 854
     Reduction in salary, benefits and bonus expenses related to the elimination of certain StyroChem general and administrative per-
      sonnel............................................................    842
     Elimination of certain professional and bank fees incurred by
      StyroChem.........................................................    263
     Amortization of deferred financing costs related to the offering of
      the Notes.........................................................   (375)
     Amortization of noncompetition agreement with the former President
      of StyroChem......................................................   (714)
     Elimination of the amortization of StyroChem's deferred financing
      costs.............................................................    103
                                                                          -----
                                                                          $ 973
                                                                          =====
(5) Elimination of restructuring charges related to the closing and relocation of certain facilities.
(6) Adjustment for interest is comprised of the following:
     Estimated interest on the Notes................................... $ 7,500
     Elimination of interest on debt repaid............................  (3,398)
                                                                        -------
                                                                         $4,102
                                                                        =======
  The interest rate on the Notes is 10%. The assumed interest rate on the Credit Agreements is approximately 8.5%. Pro forma interest expense does not include amortization of estimated debt issuance costs related to the Credit Agreements and the Notes.
(7) Elimination of $120 prepayment penalty for StyroChem notes payable to stockholders.
(8) Elimination of income tax provision due to the Company's net operating loss carryforwards, which are available to reduce income tax provisions.
(9) EBITDA represents income (loss) from continuing operations before interest, income tax expense, depreciation and amortization and restructuring and other non-recurring charges. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                     YEAR ENDED DECEMBER 31, 1995
                         ----------------------------------------------------------------  ---
                                   HISTORICAL
                         ---------------------------------  PRO FORMA              PRO
                         RADNOR   J.R. CUP  STYROCHEM(/1/) ADJUSTMENTS            FORMA
                         -------  --------  -------------- -----------           --------
                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA:
Net sales............... $86,239  $98,680      $76,221      $(24,079)(/2/)       $237,061
Cost of goods sold......  75,690   80,359       68,122       (24,079)(/2/)
                             --       --           --         (7,657)(/3/)        192,435
                         -------  -------      -------      --------             --------
Gross profit............  10,549   18,321        8,099         7,657               44,626
Distribution expense....   6,027    8,354        2,604          (480)(/4/)         16,505
Selling, general and
 administrative
 expenses...............   9,051   13,773        3,101        (5,852)(/5/)         20,073
                         -------  -------      -------      --------             --------
Income (loss) from
 operations.............  (4,529)  (3,806)       2,394        13,989                8,048
Interest................   2,822      --           799         7,054 (/6/)         10,675
Other (income) expense,
 net....................     526     (225)        (590)          --                  (289)
                         -------  -------      -------      --------             --------
Income (loss) from
 continuing operations
 before income taxes....  (7,877)  (3,581)       2,185         6,935               (2,338)
Income tax expense
 (benefit)..............     --       --           954          (954)(/7/)            --
                         -------  -------      -------      --------             --------
Income (loss) from
 continuing operations.. $(7,877) $(3,581)     $ 1,231      $  7,889             $ (2,338)
                         =======  =======      =======      ========             ========
OTHER CONSOLIDATED AND
 PRO FORMA DATA:
EBITDA (/8/)............ $(2,675) $(1,001)     $ 3,475      $ 16,216             $ 16,015
Ratio of EBITDA to
 interest (/6/).........                                                             1.50x
Depreciation and
 amortization...........   2,380    2,580          491         2,227 (/3/)(/5/)     7,678
Capital expenditures....   5,491      140        3,917                              9,548

  NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS YEAR ENDED DECEMBER
                                   31, 1995
                                (IN THOUSANDS)

(1) Amounts for the StyroChem Historical Statement of Operations represent StyroChem's fiscal year ended March 30, 1996. Management believes the results for StyroChem for its fiscal year are not materially different from the calendar year ended December 31, 1995.
(2) Reflects elimination of StyroChem, Radnor and J.R. Cup intercompany sales.
(3) Reflects savings of $7,657 related to the Acquisitions as follows:
    (a) StyroChem Acquisition:

        Reduction in workers compensation, other insurance and employee benefit plan costs due to more favorable Radnor plan costs.......  $  420
        Reduction for material purchase costs related to the revised Chev-
         ron contract due to volume commitment rebates and pricing (see
         "Business--Raw Materials").......................................     900
                                                                            ------
                                                                            $1,320
                                                                            ======
    (b) J.R. Cup Acquisition:
        Reduction in shipping costs between manufacturing facilities due
         to the addition of J.R. Cup manufacturing facilities...........    $  420
        Reduction in manufacturing overhead, including personnel and re-
         lated fringe benefits..........................................     2,450
        Savings related to closing and consolidating the Des Plaines,
         Illinois facility and West Chicago warehouse into the West Chi-
         cago, Illinois manufacturing facility..........................     2,119
        Raw material volume purchase discounts associated with the J.R.
         Cup Acquisition................................................     2,116
                                                                            ------
                                                                            $7,105
                                                                            ======
    (c) Other adjustments:
        Additional depreciation as a result of the step-up in StyroChem
         asset value....................................................    $ (972)
        Reduction in depreciation as a result of the step-down in J.R.
         Cup asset value................................................       164
        Change in intercompany profit included in inventory.............        40
                                                                            ------
                                                                            $ (768)
                                                                            ======

(4) Reflects savings of $480 associated with the closing of the distribution centers located in Kent, Washington and Tinton Falls, New Jersey. Operations were consolidated into the Corte Madera, California and Metuchen, New Jersey facilities, respectively.
(5) Reflects savings (costs) related to the following:

     Elimination of corporate selling, general and administrative costs allocated to J.R. Cup by James River.............................  $6,201
     Reduction in salary, benefits and bonus expenses related to the elimination of certain StyroChem general and administrative per-
      sonnel...........................................................     656
     Elimination of certain professional and bank fees incurred by
      StyroChem........................................................     414
     Amortization of deferred financing costs related to the offering
      of the Notes.....................................................    (500)
     Amortization of noncompetition agreement with the former President
      of StyroChem.....................................................    (952)
     Elimination of the amortization of StyroChem's deferred financing
      costs............................................................      33
                                                                         ------
                                                                         $5,852
                                                                         ======

(6) Adjustment for interest is comprised of the following:

     Interest on the Notes............................................. $10,000
     Elimination of interest on debt repaid............................  (2,946)
                                                                        -------
                                                                        $ 7,054
                                                                        =======

    The interest rate on the Notes is 10%. The assumed interest rate on the Credit Agreements is approximately 8.5%. Pro forma interest expense does not include amortization of estimated debt issuance costs related to the Credit Agreements and the Notes.
(7) Elimination of income tax provision due to the Company's net operating loss carryforwards, which are available to reduce income tax provisions.
(8) EBITDA represents income (loss) from continuing operations before interest, income tax expense, depreciation and amortization and restructuring and other non-recurring charges. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                                       AS OF SEPTEMBER 30, 1996
                          --------------------------------------------------------------
                                     FINANCING                  PURCHASE
                           RADNOR   TRANSACTION      STYROCHEM ACCOUNTING         PRO
                           ACTUAL   ADJUSTMENTS       ACTUAL   ADJUSTMENTS       FORMA
                          --------  -----------      --------- -----------      --------
                                            (IN THOUSANDS)
         ASSETS
         ------
Current assets:
  Cash..................  $     21   $ 29,022 (/1/)   $    28   $(29,022)(/1/)  $     49
  Accounts receivable,
   net..................    14,861                     12,687     (3,776)(/8/)    23,772
  Inventory.............    15,432                      7,521       (248)(/9/)    22,705
  Deferred tax asset....       --                       1,223     (1,223)(/9/)       --
  Prepaid expenses and
   other................     2,549                        228                      2,777
                          --------                    -------                   --------
    Total current as-
     sets...............    32,863                     21,687                     49,303
Property, plant and
 equipment, net.........    72,603     (2,301)(/2/)     7,327     15,384 (/9/)    93,013
Property held for sale..       --                       1,733     (1,733)(/9/)       --
Noncompetition agree-
 ment...................       --                         --       4,760 (/9/)     4,760
Deferred income taxes...       --                       1,134     (1,134)(/9/)       --
Other assets............     1,363      3,500 (/3/)        64                      4,927
                          --------                    -------                   --------
    Total assets........  $106,829                    $31,945                   $152,003
                          ========                    =======                   ========
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
  --------------------
Current liabilities
  Accounts payable......  $ 16,245                    $13,724   $ (3,776)(/8/)  $ 26,193
  Accrued liabilities...     8,587   $   (320)(/4/)     2,354                     10,621
  Current portion of
   long-term debt.......     2,646     (2,646)(/5/)     2,278       (841)(/9/)     1,437
  Taxes payable.........       --                         916                        916
                          --------                    -------                   --------
    Total current lia-
     bilities...........    27,478                     19,272                     39,167
Revolving debt..........    18,241    (13,291)(/5/)     3,133     (3,133)(/9/)     4,950
Term debt...............    14,649    (14,649)(/5/)     1,848     (1,550)(/9/)       298
Mortgage Note...........     4,616     (4,616)(/5/)       --                         --
Senior Subordinated
 Notes..................     4,442     (4,442)(/5/)       --                         --
Junior Subordinated
 Notes..................     9,619     (9,619)(/5/)       --                         --
Senior Notes due 2003...       --     100,000 (/3/)       --                     100,000
                          --------                    -------                   --------
    Total long-term
     debt...............    51,567                      4,981                    105,248
Other noncurrent liabil-
 ities..................    17,738    (17,738)(/5/)       --                         --
Redeemable convertible
 preferred stock........     3,000     (3,000)(/6/)       --                         --
Stockholders' equity
  Common stock..........         1                          1         (1)(/9/)         1
  Additional paid-in
   capital..............     7,497                        999       (999)(/9/)     7,497
  Foreign currency
   translation
   adjustment...........       --                         (95)        95 (/9/)       --
  Retained earnings
   (deficit)............      (452)       542 (/7/)     6,787     (6,787)(/9/)        90
                          --------                    -------                   --------
    Total stockholders'
     equity.............     7,046                      7,692                      7,588
                          --------                    -------                   --------
      Total liabilities
       and stockholders'
       equity...........  $106,829                    $31,945                   $152,003
                          ========                    =======                   ========

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(1) Net cash proceeds from the sale of the Old Notes paid as consideration for the StyroChem Acquisition.

(2) J.R. Cup purchase accounting adjustment resulting from discount of Junior Subordinated Notes of $1.5 million and exercise of call option to complete the J.R. Cup Acquisition at a discount of $1.2 million, net of an increase in the redemption value of the non-interest bearing Senior Subordinated Notes of $0.3 million and a reduction in depreciation of $0.1 million (see note 7).

(3) Gross proceeds and transaction costs, respectively, related to the Offering.

(4) Reduction due to payment of accrued interest on the Term Loans, Mortgage Note and Junior Subordinated Notes and forgiveness of interest from discount of subordinated notes (see note 2).

(5) Payment of Existing Credit Agreement, Senior Subordinated Notes, Junior Subordinated Notes, the Mortgage Note and call option to repurchase minority interest held by James River.

(6) Represents the effect of the repurchase of the redeemable convertible preferred stock, which has a face value of $3.0 million.

(7) Effect on retained earnings of interest forgiveness from Junior Subordinated Notes of $0.4 million and depreciation reduction due to purchase accounting adjustments for $0.1 million (see notes 2 and 4).

(8) Elimination of intercompany accounts receivable and payable resulting from WinCup purchases of EPS beads from StyroChem.

(9) Purchase accounting adjustments related to the acquisition of StyroChem, including repayment of certain existing StyroChem debt and distribution of certain assets held for sale to the stockholders of StyroChem immediately prior to the StyroChem Acquisition.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data presented below as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, have been derived from the audited Radnor Financial Statements and should be read in conjunction with such audited Radnor Financial Statements which are included herein. The selected consolidated financial data presented below as of December 31, 1991, 1992 and 1993 and for the years ended December 31, 1991 and 1992 have been derived from Radnor's and its predecessors' unaudited consolidated financial statements not included herein. The data as of and for the nine months ended September 30, 1995 and September 30, 1996 have been derived from the unaudited Radnor Financial Statements included herein. The unaudited Radnor Financial Statements have been prepared on the same basis as the audited Radnor Financial Statements included herein and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for the period. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Financial results for the nine months ended September 30, 1996 are not fully comparable to the nine months ended September 30, 1995 because of the January 1996 acquisition of the J.R. Cup business. The nine months ended September 30, 1995 and the years ended December 31, 1993, 1994 and 1995 contain only the results of operations from the Radnor foam cup and container business and exclude any adjustments to reflect the J.R. Cup Acquisition. The selected consolidated financial data should be read in conjunction with "Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Radnor Financial Statements included elsewhere in this Prospectus.

                              PREDECESSOR(/1/)                               RADNOR(/1/)
                          ------------------------- -------------------------------------------------------------
                           YEAR ENDED   JANUARY 1-  FEBRUARY 29-                              NINE MONTHS ENDED
                          DECEMBER 31, FEBRUARY 28, DECEMBER 31,  YEAR ENDED DECEMBER 31,       SEPTEMBER 30,
                          ------------ ------------ ------------ ---------------------------  -------------------
                              1991         1992         1992      1993      1994      1995      1995    1996(/2/)
                          ------------ ------------ ------------ -------  --------  --------  --------  ---------
                                                                     (DOLLARS IN THOUSANDS)
RESULTS OF OPERATIONS:
 Net sales..............    $ 97,418     $12,883      $67,904    $83,569  $ 80,850  $ 86,239  $ 64,094  $128,052
 Cost of goods sold.....      86,680       2,878       57,231     68,454    64,078    75,690    54,090    98,534
                            --------     -------      -------    -------  --------  --------  --------  --------
 Gross profit...........      10,738           5       10,673     15,115    16,772    10,549    10,004    29,518
 Distribution expense...       7,982       1,018        4,427      6,599     5,584     6,027     4,334     9,564
 Selling, general and
  administrative
  expenses..............      17,442       3,245        8,298     10,330     8,209     9,051     6,492    12,818
 Restructuring charges..         --          --           --         --        --        --        --        855
                            --------     -------      -------    -------  --------  --------  --------  --------
 Income (loss) from
  operations............     (14,686)     (4,258)      (2,052)    (1,814)    2,979    (4,529)     (822)    6,281
 Interest...............         --          --         1,562      2,518     3,001     2,822     2,486     3,346
 Other (income) expense,
  net...................       2,269                      222        386       290       526       106       153
                            --------     -------      -------    -------  --------  --------  --------  --------
 Income (loss) from
  continuing operations
  before income taxes...     (16,955)     (4,258)      (3,836)    (4,718)     (312)   (7,877)   (3,414)    2,782
 Income tax
  expense(/3/)..........         --          --           --         --        --        --        --        --
                            --------     -------      -------    -------  --------  --------  --------  --------
 Income (loss) from
  continuing operations.    $(16,955)    $(4,258)     $(3,836)   $(4,718) $   (312) $ (7,877) $ (3,414) $  2,782
                            ========     =======      =======    =======  ========  ========  ========  ========
OTHER FINANCIAL AND
 OPERATING DATA:
 EBITDA(/4/)............    $(10,742)    $(3,232)     $(1,609)   $  (620) $  3,992  $ (2,675) $    348  $ 10,453
 Ratio of earnings to
  fixed charges(/5/)....                                                                                    1.63x
 Deficiency of earnings
  available to cover
  fixed charges(/5/)....    $(16,955)    $(4,258)     $(3,836)   $(4,718) $   (312) $ (7,877) $ (3,414)
 Capital expenditures...                                         $   621  $  1,645  $  5,491  $  1,684  $  2,628
 Depreciation and
  amortization..........      $6,213     $ 1,026      $   665    $ 1,580  $  1,303  $  2,380  $  1,276  $  3,470
BALANCE SHEET DATA (AT
 END OF PERIOD):
 Working capital........    $ 14,325                  $  (647)   $  (112) $  1,620  $(10,362) $   (934) $  5,385
 Total assets...........      61,789                   48,851     36,650    43,033    41,828    40,428   106,829
 Total debt (including
  current portion)......         --                    26,446     31,531    35,410    16,252    34,585    54,213
 Stockholders' equity
  (deficit).............      56,708                    5,751     (6,576)  (14,969)    3,554   (27,373)    7,046

--------
(1) The historical financial data for the periods prior to February 29, 1992 and as of December 31, 1991 include only the results of operations and balance sheet data of Scott Container Products Group, Inc. which was acquired by Radnor from KCTC on February 28, 1992. The Company's financial data do not include the results from the cutlery, straws and plastic cup operations, which were sold in 1995 and reflected as discontinued operations in the Radnor Financial Statements. See Note 1 to the Radnor Financial Statements.
(2) The historical financial data include Radnor and its consolidated subsidiaries, excluding discontinued operations, as of and for the nine months ended September 30, 1996. Prior to January 20, 1996, the Company's results from continuing operations do not include the results of J.R. Cup, which was acquired on that date.
(3) The Company recorded no federal income tax expense during the periods presented due to the incurrence of operating losses or the utilization of net operating loss carryforwards during those periods.
(4) EBITDA represents income (loss) from continuing operations before interest, income tax expense, depreciation and amortization and restructuring and other non-recurring charges. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative either to net income as an indicator of the Company's operating performance or to cash flows as a measure of the Company's liquidity.
(5) For purposes of this computation, fixed charges consist of interest, amortization of deferred financing fees and that portion of lease rental expense representative of the interest factor (deemed to be one-third of lease rental expense). Earnings consist of income from continuing operations before income taxes plus fixed charges.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The Company is the second largest producer in the U.S. of foam cup and container products for the foodservice industry. The Company manufactures foam cups for hot and cold drinks, foam bowls and containers and thermoformed lids and sells its products to national, institutional and retail customers located throughout the U.S., in Mexico and in other countries. The Company, through its predecessors, has been manufacturing foam cups and containers since 1961.

  The Company was organized in 1991 to facilitate the acquisition of Scott Container Products Group, Inc. from KCTC, which occurred in February 1992. In January 1996, the Company executed a joint venture agreement with James River, which resulted in the acquisition of its J.R. Cup business. In December 1996, the Company purchased James River's interest in the Joint Venture and repaid certain subordinated notes issued to James River. For a further description of the J.R. Cup Acquisition, see Note 1 to the Radnor Financial Statements. In addition, at the same time, the Company also purchased the outstanding capital stock of and other equity interests in StyroChem. StyroChem supplies the Company with approximately 50% of the EPS beads used in its manufacture of foam products. See "The Company--The Acquisitions."

 Net sales

  Net sales represent the gross sales of the Company's products less cash discounts and allowances, which historically have averaged approximately 2% of net sales. Sales incentives and volume rebates to customers are classified as selling expenses and are included in selling, general and administrative expenses.

 Cost of goods sold

  Raw material costs represent a large portion of the Company's cost of goods sold and are susceptible to price fluctuations based upon supply and demand and general market conditions. Beginning in April 1994 and continuing through August 1995, prices of raw materials reached historically high levels. Since that time, raw material prices have declined and are near early 1994 levels. Although future raw material prices cannot be predicted with accuracy, the prices for the raw materials used in the Company's products are forecasted by independent industry surveys and producer reports to remain stable over the next several years.

  In connection with the Company's engineering initiatives, the Company has invested significant resources in research and development. The Company expenses all research and development costs in the period incurred and includes such costs in cost of goods sold. As a percentage of net sales, these costs have represented 0.6%, 0.5%, 0.9% and 1.1% in 1993, 1994, and 1995 and
for the nine months ended September 30, 1996, respectively.

 Distribution expense

  The Company ships its products from manufacturing locations using a combination of common carriers, its own fleet and leased vehicles. Distribution expense consists of the costs to ship products, including costs of labor and leased vehicles.

 Selling, general and administrative expenses

  Selling, general and administrative expenses were partially allocated to the cutlery, straws and plastic cup operations which were sold and reported as discontinued operations in 1995. These allocated expenses were not eliminated but were absorbed in the remaining business in anticipation of the J.R. Cup Acquisition in January 1996. The J.R. Cup Acquisition also required the Company to incur additional sales and marketing costs.

 Restructuring charges

  During the first quarter of 1996, the Company closed its Des Plaines, Illinois manufacturing facility and consolidated those operations into its West Chicago, Illinois facility. In addition, the Company consolidated certain warehousing facilities and relocated its executive offices to Radnor, Pennsylvania. The plant and warehouse consolidations, together with the relocation of its executive offices, resulted in $0.9 million of restructuring charges during the nine months ended September 30, 1996.

 Net operating loss carryforwards

  The Company had net operating loss carryforwards of approximately $11.7 million as of September 30, 1996. The carryforwards expire through 2010. Management believes that the Company's future taxable income will be sufficient to use the $11.7 million of net operating loss carryforwards prior to their expiration; however, there can be no assurance that the Company's net operating loss carryforwards will become available or that the Company will generate future taxable income. The benefit of the net operating loss carryforwards has not been reflected in the Company's financial statements.

COMPARABILITY OF PERIODS

  Financial results for the nine months ended September 30, 1996 are not fully comparable to the nine months ended September 30, 1995 because of the January 1996 acquisition of the J.R. Cup business. The nine months ended September 30, 1995 and the years ended December 31, 1993, 1994 and 1995 contain only the results of operations from the Radnor foam cup and container business and exclude any adjustments to reflect the J.R. Cup Acquisition.

CERTAIN EFFECTS RESULTING FROM THE ACQUISITIONS

  The Company believes that the Acquisitions will result in certain cost savings, including, but not limited to, the following: (i) the consolidation of certain manufacturing and administrative functions, (ii) reductions in raw material costs, (iii) the elimination of redundant facilities and (iv) the realignment of customer shipping locations. The Company believes that, had such cost savings been implemented as of January 1, 1995, such savings would have approximated $16.2 million and $3.5 million in the aggregate for 1995 and the nine months ended September 30, 1996, respectively, as follows:

                                                                   NINE MONTHS
                                                      YEAR ENDED      ENDED
                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1995         1996
                                                     ------------ -------------
                                                           (IN THOUSANDS)
StyroChem Acquisition:
  Reduction in workers compensation, other insurance
   and employee benefit plan costs due to more
   favorable Radnor plan costs......................   $   420       $  315
  Reduction for material purchase costs related to
   the revised Chevron contract due to volume
   commitment rebates and pricing...................       900          675
  Elimination of certain general, administrative and
   corporate costs..................................     1,070        1,105
  Change in intercompany profit included in
   inventory........................................        40          (57)
  Elimination of prepayment penalty for StyroChem
   notes payable to stockholders....................       --           120
                                                       -------       ------
                                                         2,430        2,158
                                                       -------       ------
J.R. Cup Acquisition:
  Reduction in shipping costs between manufacturing
   facilities due to the addition of J.R. Cup
   manufacturing facilities.........................       420           17
  Reduction in manufacturing overhead, including
   personnel and related fringe benefits............     2,450          139
  Savings related to closing and consolidating the
   Des Plaines, Illinois plant and the West Chicago
   warehouse into the West Chicago, Illinois
   manufacturing facility...........................     2,119          300
  Raw material volume purchase discounts associated
   with the J.R. Cup Acquisition....................     2,116          --
  Elimination of warehouses in Kent, Washington and
   Tinton Falls, New Jersey, which were consolidated
   into the Corte Madera, California and Metuchen,
   New Jersey manufacturing facilities,
   respectively.....................................       480          --
  Elimination of corporate selling, general and
   administrative expenses allocated to J.R. Cup by
   James River......................................     6,201          854
                                                       -------       ------
                                                        13,786        1,310
                                                       -------       ------
                                                       $16,216       $3,468
                                                       =======       ======

  In addition to these cost savings, the Company believes that it may be able to achieve additional cost savings from (i) reductions in facility costs arising from renegotiated rents or reduced space, (ii) a reduction in labor costs from production efficiencies and a reduced number of direct production employees and (iii) potential further raw materials cost reductions from the StyroChem Acquisition.

RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the Radnor Financial Statements included elsewhere in this Prospectus.

  The following table sets forth, for the periods indicated, certain operating data as a percentage of net sales.

                                           PERCENTAGE OF NET SALES
                                       ---------------------------------------
                                                                NINE MONTHS
                                          YEAR ENDED               ENDED
                                         DECEMBER 31,          SEPTEMBER 30,
                                       ---------------------   ---------------
                                       1993    1994    1995     1995     1996
                                       -----   -----   -----   ------   ------
Net sales............................. 100.0%  100.0%  100.0%   100.0%   100.0%
Cost of goods sold....................  81.9    79.3    87.8     84.4     76.9
                                       -----   -----   -----   ------   ------
Gross profit..........................  18.1    20.7    12.2     15.6     23.1
Distribution expense..................   7.9     6.9     7.0      6.8      7.5
Selling, general and administrative
 expenses.............................  12.4    10.1    10.5     10.1     10.0
Restructuring charges.................   --      --      --       --       0.7
                                       -----   -----   -----   ------   ------
Income (loss) from operations.........  (2.2)    3.7    (5.3)    (1.3)     4.9
Interest..............................   3.0     3.7     3.3      3.9      2.6
Income (loss) from continuing
 operations...........................  (5.6%)  (0.4%)  (9.1%)   (5.3%)    2.2%
                                       =====   =====   =====   ======   ======

 NINE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

  Net sales for the nine months ended September 30, 1996 were $128.1 million, almost double the net sales of $64.1 million for the nine months ended September 30, 1995. The increase was due primarily to the acquisition of J.R. Cup on January 20, 1996.

  Costs of goods sold increased to $98.5 million or 76.9% of net sales for the nine months ended September 30, 1996, from $54.1 million or 84.4% of net sales for the same period in 1995. The decline in cost of goods sold as a percentage of net sales was due primarily to a decline in raw material prices resulting from improved market conditions, the increased purchasing power of the combined company and reductions in manufacturing overhead as a result of the J.R. Cup Acquisition.

  Gross profit increased to $29.5 million or 23.1% of net sales for the nine months ended September 30, 1996, from $10.0 million or 15.6% of net sales for the same period in 1995. The increase in gross profit as a percentage of net sales was due primarily to lower raw material prices and cost reductions related to the J.R. Cup Acquisition.

  Distribution expense increased to $9.6 million or 7.5% of net sales for the nine months ended September 30, 1996, from $4.3 million or 6.8% of net sales for the same period in 1995. The increase in distribution expense as a percentage of net sales was due primarily to rate increases by freight carriers and a higher percentage of consumer sales, which require greater delivery costs. The Company also temporarily incurred additional freight costs as a result of a plant closure and the realignment of customer shipping locations.

  Selling, general and administrative expenses increased to $12.8 million or 10.0% of net sales for the nine months ended September 30, 1996, from $6.5 million or 10.1% of net sales for the same period in 1995. Selling, general and administrative expenses were constant as a percentage of net sales due primarily to the cutlery, straws and plastic cup operations which were sold and reported as discontinued operations in 1995. These allocated expenses were not eliminated but were absorbed in the remaining business.

  Income (loss) from operations increased to $6.3 million or 4.9% of net sales for the nine months ended September 30, 1996, from a loss from operations of $0.8 million for the same period in 1995. As noted above, during the nine months ended September 30, 1996, the Company recorded restructuring charges of $0.9 million, due primarily to a plant closure and the relocation of its executive offices.

  Interest increased to $3.3 million or 2.6% of net sales for the nine months ended September 30, 1996, from $2.5 million or 3.9% of net sales for the same period in 1995 due primarily to an increase in borrowings related to the J.R. Cup Acquisition.

  Other expense, net increased to $0.2 million or 0.1% of net sales for the nine months ended September 30, 1996 from $0.1 million or 0.2% of net sales for the same period in 1995. The increase in other expenses, net was due primarily to bank charges.

  Income (loss) from continuing operations increased to $2.8 million or 2.2% of net sales for the nine months ended September 30, 1996, from a loss from continuing operations of $3.4 million for the same period in 1995, for the reasons outlined above.

 Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

  Net sales increased to $86.2 million in 1995, representing an increase of $5.3 million or 6.6% over net sales of $80.9 million in 1994. The increase in net sales was primarily due to increased selling prices announced in the fourth quarter of 1994 as a result of rising raw material costs experienced by the industry. Unit volume for 1995 remained constant due primarily to increases in consumer product sales, offset by a reduction in institutional sales volume.

  Cost of goods sold increased to $75.7 million or 87.8% of net sales in 1995, from $64.1 million or 79.3% of net sales in 1994. The increase in cost of goods sold as a percentage of net sales was due primarily to the industry-wide rise in raw material costs, which began in April 1994 and continued through August 1995.

  Gross profit decreased to $10.6 million or 12.2% of net sales in 1995, from $16.8 million or 20.7% of net sales in 1994. The decrease in gross profit as a percentage of net sales was due primarily to the rise in raw material costs, which was only partially offset by selling price increases during 1995.

  Distribution expense increased slightly to $6.0 million or 7.0% of net sales in 1995, from $5.6 million or 6.9% of net sales in 1994. The increase in distribution expense as a percentage of net sales for 1995 was due primarily to slightly higher freight rates incurred in early 1995.

  Selling, general and administrative expenses increased to $9.1 million or 10.5% of net sales in 1995, from $8.2 million or 10.1% of net sales in 1994. The increase in selling, general and administrative expenses as a percentage of net sales was due primarily to an increase in commissions related to retail sales.

  Income (loss) from operations declined to a loss from operations of $4.5 million in 1995, from income from operations of $3.0 million in 1994. The reduction in income from operations was due primarily to the increase in raw material costs, partially offset by an increase in selling prices.

  Interest decreased to $2.8 million or 3.3% of net sales in 1995, from $3.0 million or 3.7% of net sales in 1994. The decrease in interest as a percentage of net sales was due primarily to lower debt levels as a result of a divestiture in 1995.

  Other expense, net was $0.5 million for 1995, as compared to $0.3 million in 1994.

  Loss from continuing operations was $7.9 million in 1995, as compared to $0.3 million in 1994. The increase in the loss from continuing operations resulted from the industry-wide increase in raw material costs, partially offset by an increase in selling prices.

 YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

  Net sales decreased to $80.9 million for 1994, representing a decrease of $2.7 million over net sales of $83.6 million in 1993. The decline in net sales was due primarily to a decline in sales volume due to the closure of the Company's Tinton Falls, New Jersey plant in September 1993.

  Cost of goods sold decreased to $64.1 million or 79.3% of net sales in 1994, from $68.5 million or 81.9% of net sales in 1993. The decline in cost of goods sold as a percentage of net sales was due primarily to the September 1993 closure of the Tinton Falls plant that had higher manufacturing costs as compared to the Company's other locations.

  Gross profit increased to $16.8 million or 20.7% of net sales in 1994, from $15.1 million or 18.1% of net sales in 1993. The increase in gross profit as a percentage of net sales was due primarily to the plant closure described above.

  Distribution expense decreased to $5.6 million or 6.9% of net sales in 1994, from $6.6 million or 7.9% of net sales in 1993. The increase in distribution expense as a percentage of net sales was due primarily to a realignment of customers as a result of the plant closure.

  Selling, general and administrative expenses decreased to $8.2 million or 10.1% of net sales in 1994, from $10.3 million or 12.4% of net sales in 1993. The decrease in selling, general and administrative expenses as a percentage of net sales was due primarily to a reduction in the number of independent sales representatives and administrative personnel together with related overhead expenses.

  Income (loss) from operations increased to $3.0 million or 3.7% of net sales in 1994, from a loss from operations of $1.8 million in 1993. The increase in income from operations was due primarily to lower operating expenses as a result of staff reductions and lower manufacturing costs.

  Interest increased to $3.0 million or 3.7% of net sales in 1994, from $2.5 million or 3.0% of net sales in 1993. The increase in interest as a percentage of net sales was due primarily to a higher level of borrowings.

  Other expense, net was $0.3 million in 1994 related to the sale of a manufacturing location, compared to $0.4 million in 1993.

  Loss from continuing operations was $0.3 million in 1994, as compared to $4.7 million in 1993, for the reasons outlined above.

LIQUIDITY AND CAPITAL RESOURCES

  During the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996, the Company's principal sources of funds consisted of cash from operations and financing sources. For the nine months ended September 30, 1996, cash provided by operating activities was $4.3 million compared to cash provided by operating activities of $2.1 million for the same period in 1995. While net income for the nine months ended September 30, 1996 was $3.5 million compared to a net loss for the same period in 1995 of $4.9 million, working capital increased by $6.3 million in the nine months ended September 30, 1996, primarily from an increase of accounts receivable and inventory due to a higher level of sales following the J.R. Cup Acquisition. The Company has managed its growth in working capital through a combination of working capital financing, favorable terms from vendors and proceeds of debt financing for capital expenditures.

  As of September 30, 1996, the outstanding balance under the $28.0 million Revolver was $18.2 million. In connection with the consummation of the Offering, the Company entered into the Amended Credit Agreement under which the Existing Credit Agreement was amended and restated primarily to increase the revolving credit facility to $30.0 million and to include Radnor, WinCup, SP Acquisition Co.

and StyroChem International, Inc. as borrowers. See "Description of the Company's Credit Facilities--The Amended Credit Agreement." Also, in February 1994, the Company's Canadian subsidiary entered into the Canadian Credit Agreement, certain terms of which have been amended through an annual review process. The Canadian Credit Agreement consists of a term loan in the principal amount of $0.7 million Canadian and a revolving credit facility of up to $2.5 million Canadian. See "Description of the Company's Credit Facilities--The Canadian Credit Agreement."

  The Company's principal uses of cash for the next several years will be working capital requirements and capital expenditures. The reduction in debt service requirements resulting from the offering of the Notes and the amendment of the Credit Agreements will provide the Company with increased flexibility to make capital expenditures that management believes will provide an attractive return on investment. Management expects that annual capital expenditures will increase from historical levels during the next few years as the Company pursues new development and cost-reduction opportunities. Management has identified potential capital investment opportunities of approximately $6.0 million over the next twelve months, in addition to approximately $2.0 million of non-discretionary capital expenditures anticipated during such period.

  The Company's capital expenditures for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996 were $1.6 million, $5.5 million and $2.6 million, respectively. Total capital expenditures increased in 1995 due to the implementation of the engineering initiatives, which began in 1994 and are expected to be approximately $5.0 million for 1996.

  Management believes that cash generated from operations plus funds from revolving credit facilities under the Credit Agreements will be sufficient to meet the Company's expected operating needs, planned capital expenditures and debt service requirements. However, there can be no assurance that sufficient funds will be available from operations or borrowings under the Credit Agreements to meet the Company's cash needs.

                                   BUSINESS

GENERAL

  The Company is the second largest manufacturer in the U.S. of disposable foam cup and container products for the foodservice industry, with approximately a 35% share of this market segment in 1995. The Company manufactures foam cups for hot and cold drinks, foam bowls and containers and thermoformed lids, as well as the EPS beads from which such foam products are manufactured. The Company's 14 highly automated manufacturing facilities produced 13 billion foam cups, containers and lids and 115 million pounds of EPS beads in 1995. Through StyroChem, the Company manufactures EPS beads for its own consumption as well as for third party manufacturers of foam containers, insulation products and packaging products. The Company believes that its acquisition of StyroChem, a supplier of EPS beads to the Company since 1976, will strengthen the Company's competitive position by lowering raw material costs, improving product quality and enhancing manufacturing efficiencies. For the nine months ended September 30, 1996, pro forma for the Acquisitions, the Company had net sales and EBITDA of $172.3 million and $18.6 million, respectively.

HISTORY

  The Company, through WinCup and J.R. Cup, has been manufacturing foam cups and containers for more than 30 years. The WinCup foam cup and container business was established in 1961 and began purchasing EPS beads from StyroChem when that company began operations in 1976. J.R. Cup's predecessor began manufacturing foam cups and containers in 1963 and was purchased by James River in 1986. The Company believes that the consolidation of StyroChem and J.R. Cup with the Company's foam cup and container operations is a significant strategic opportunity due to the technological synergies, economies of scale and broader geographic distribution of the combined businesses.

INDUSTRY OVERVIEW

  The Company competes primarily within the disposable cup and container market of the foodservice industry, which includes products manufactured with paper, plastic, foam and other materials. A recent independent industry survey estimated that sales of disposable foodservice products were in excess of $7.0 billion in 1994, with sales of disposable cups and containers estimated to have been more than $2.0 billion. The foam segment of the disposable cup and container market, which the Company believes had sales of approximately $550.0 million in 1995, is highly concentrated, with the Company and its primary competitor accounting for more than 80%. The market for other plastic and paper cups and containers is more fragmented, with at least six different manufacturers.

  The factors that originally gave rise to the use of disposable products continue to support the market's growth. These include lower labor, maintenance and energy costs as compared to reusable products, as well as sanitary considerations and growth in the consumption of take-out foods and beverages. The expansion of fast-food restaurant chains and the consolidation of some foodservice distributors into larger companies with a national presence have also increased the use of disposable products.

  In addition to the factors described above, the use of foam cups and containers has increased significantly over the last two decades due to the superior insulating qualities of foam and its lower production costs, as compared to paper. Industry unit shipments of foam cups and containers grew from 13 billion in 1974 to 28 billion in 1994. The success of foam cups to date has been primarily in the hot drink cup segment. The Company believes there is significant growth opportunity in the sale of foam cold drink cups, particularly the large (16 through 44 ounce) sizes on which the Company makes higher margins.

  In addition to being used in the manufacture of foam cups and containers, EPS beads are also used by manufacturers of insulation products and packaging products. Insulation products are typically used as insulation materials for roofs, walls and foundations. Packaging products are usually custom molded and are used to protect products such as computers, electronic consumer products and appliances from damage while being shipped.

COMPETITIVE STRENGTHS

  The Company has a strong competitive position in the foam segment of the disposable cup and container market. The Company attributes its prominent market position to the following factors:

 . Customer service and quality products. The Company's attention to customer service and emphasis on high-quality products allow it to continue to meet the needs of its existing customers and attract new ones. Customer service is enhanced by the Company's breadth of product offerings, extensive order-entry system and strategically located manufacturing facilities. These attributes enable the Company to meet the national distribution requirements of its customers in an efficient and cost-effective manner. The Company also coordinates design efforts with its customers to develop new products, such as the new "flare" cup that combines an enhanced appearance with a stronger rim construction.

 . Proprietary technology. The Company has developed a broad array of proprietary technology that is utilized in various stages of its manufacturing operations. Custom-designed and built molding equipment, for example, allows the Company to better meet customer requests for specialized container designs, custom printing or embossing, as well as to maintain high-volume production runs. Other proprietary technology includes automated materials handling and auto-case packaging machines. With StyroChem, the Company also has the ability to customize EPS bead formulations to further enhance manufacturing efficiencies and specific product features.

 . Strong customer relationships. Long-term relationships with its customers have been an important factor in the Company's success. Of the Company's ten largest customers, nine have been purchasing products from the Company for more than ten years. The Company works closely with its customers to address a variety of needs, including custom product development and tooling, seasonal marketing programs and specialized printing requirements. The Company believes that the strength of its customer relationships results from consistently meeting or exceeding customer expectations.

 . Experienced management team. The Company's management team is highly experienced, with a majority of the Company's senior sales, manufacturing, administration and engineering executives having spent more than 20 years in the foodservice industry. The Company's executive management also has extensive experience in managing and integrating acquisitions of businesses in various industries, including the foodservice industry.

BUSINESS STRATEGY

  The Company's business strategy is to increase its revenues and profitability and to further enhance its market position by emphasizing the following initiatives:

 . Cost reduction and productivity enhancements. The Company is continuing to reduce manufacturing costs by upgrading existing equipment and developing new equipment and processes that enhance productivity and improve manufacturing quality. The Company's goal is to move toward a just-in-time manufacturing process. Production costs have also been and will continue to be reduced by eliminating redundant facilities, lowering transportation costs and exploiting economies of scale (including raw material pricing) provided by the Company's high-volume production. The Company has closed several manufacturing and distribution facilities and the Company continues to evaluate consolidation opportunities. In addition, the Company has taken advantage of its nationwide network of manufacturing facilities to route product shipments from the nearest plant, thereby reducing transportation costs.

 . Integrated manufacturing process. The StyroChem Acquisition will result in a more integrated manufacturing process, thereby reducing the Company's cost of raw materials and mitigating the impact of raw material price fluctuations. Control over EPS bead manufacturing should also provide more reliable, consistently high-quality EPS beads, improving the Company's overall manufacturing efficiencies. Following the StyroChem Acquisition, the Company has continued to purchase a significant amount of its EPS beads requirements from Nova Chemicals, Inc. The Company intends to increase over time the amount of EPS beads manufactured for its own internal consumption.

 . New markets and improved market position. The Company believes it has a significant opportunity to increase its share of the disposable cup and container market by positioning foam products, with their superior insulating qualities and lower production costs, as an alternative to comparable paper products. The Company is developing new products, such as the "flare" cup, that will provide potential customers with an attractive low-cost alternative to paper cups. In addition, the Company is pursuing opportunities to increase sales of its foam products to both current and new customers in international markets. In particular, the Company believes that there are significant growth opportunities in European and Asian markets. Foam cup and container use in these markets is significantly less than in the U.S. The Company has had discussions with suppliers and customers regarding expansion in these markets.

 . Product development and strategic acquisitions. The Company intends to pursue further growth opportunities through the introduction of new and enhanced products. In addition, the Company will seek strategic acquisitions, joint ventures and alliances that may broaden the Company's product lines.

PRODUCTS

  The Company manufactures a broad range of foam cups, bowls and containers, foam packaging products and thermoformed plastic lids. The use of foam provides an insulating feature to the Company's products, allowing them to be used for both hot and cold beverages and food products while enhancing comfort for the end user. Foam cups are manufactured in varying sizes (4 to 44 ounces) for both hot and cold beverages and are sold under the Dixie, COMpac, Profit Pals, STYROcup, Handi-Kup HK and Simplicity brand names. Foam bowls and other containers are made in varying sizes (3.5 to 32 ounces) for both hot and cold food products and are sold under the STYROcontainers brand name. The Company also manufactures thermoformed leak-resistant plastic lids for its cups, bowls and containers. These lids feature a "stacking ring" that minimizes the shifting of a second cup when placed on top of the first cup. Other enhanced lid features include vents, tear-away tabs and straw slots, depending on the intended use. Cups, bowls, containers and lids are designed so that the same lid can be interchanged with many different cup, bowl or container sizes, which simplifies inventory and display area requirements.

  The Company's cups, bowls and containers are available in both smooth and patterned designs and are available with custom offset or embossed printing. The Company also manufactures a broad range of custom-designed foam containers for many of its large national accounts. A significant component of this line of business is the manufacture of containers for customers such as Nissin Food Products Co., Ltd., Maruchan, Inc. and Campbell Soup Co., which use the containers for dried noodle products sold through retail grocery and supermarket chains. The Company also supplies its products in private label packaging for certain of its customers.

  The Company works continuously with its customers to develop new products. The recently introduced "flare" cup design, for example, replaces the heavier rim typically built into the top of a foam cup with a smooth, flared edge that improves the stability of the cup's construction. Management believes that the flare cup has been well-received by customers because it combines the favorable appearance of paper with the insulating qualities of foam.

  StyroChem manufactures EPS beads for the Company's internal consumption, in addition to selling directly to third party manufacturers of foam containers, insulation products and packaging products.

StyroChem has been a long-term supplier of EPS beads to the Company. The EPS beads are categorized by grade, with the highest grade, cup-grade beads, used to manufacture foam cups and containers. Block-grade and shape-grade beads are sold to manufacturers of insulation and packaging products, respectively.

SALES, MARKETING AND CUSTOMERS

  The Company sells its products through a 63-person sales organization and through an extensive network of more than 50 independent sales representatives. Sales and marketing efforts are directed by the Company's Senior Vice President of Sales and Marketing and are supported by 12 senior sales managers with an average of more than 14 years' experience in the foodservice industry. The Company believes its experienced sales team and long-term representative relationships enhance the Company's ability to provide high levels of customer service and specialized marketing programs, including custom-designed foam products. Major end users of the Company's products include fast-food restaurants, full-service restaurants, hospitals, nursing homes, educational institutions, airlines, business offices, movie theaters and other leisure time concessionaires, such as sports stadiums.

  The Company sells to more than 1,600 national, institutional and retail accounts throughout the U.S., in Mexico and in other countries. This customer base, which includes many of the foodservice industry's largest companies, can be divided into three major categories:

 . National Accounts. National accounts are customers that utilize foam products in the sale of their own products and consist primarily of large fast-food restaurant chains and convenience stores. During 1995, sales to these customers accounted for approximately 14.5% of the Company's net sales pro forma for the Acquisitions, and included Perseco Co. (the distribution arm for McDonald's Corporation), Fast Food Merchandisers (the distribution arm for Hardee's Food Systems, Inc.), Kentucky Fried Chicken Corp., Marriott International, Inc., Dunkin' Donuts Incorporated and The Southland Corporation.

 . Institutional Accounts. Institutional accounts are customers that purchase foam products with a view toward reselling such products in bulk to institutional end users, such as hospitals, nursing homes, educational institutions, airlines, movie theaters and similar leisure time concessionaires, such as sports stadiums. These customers, representing approximately 49.7% of the Company's net sales in 1995 pro forma for the Acquisitions, are primarily large foodservice distributors and warehouse clubs. Companies such as Sysco Corporation, Alliant Foodservice Inc., U.S. Foodservice Inc. and Food Services of America have all been customers for more than ten years. This group also includes key buying organizations such as ComSource Independent Foodservices Cos., Inc. and Affiliated Paper Companies, Inc.

 . Retail Accounts. Retail accounts are customers that purchase foam products for resale to actual consumers of the products and consist primarily of supermarket chains and discount stores. In 1995, retail customers accounted for approximately 12.8% of the Company's net sales pro forma for the Acquisitions and also included ten of the largest supermarket chains in the U.S. Representative customers include Sam's Club Division, WAL-MART Stores, Inc., K-Mart Corporation, Kroger Food Stores, Winn-Dixie Stores, Inc., Food Lion, Inc. and Albertson's, Inc.

  Pro forma for the Acquisitions, no customer represented more than 9.0% of the Company's net sales for 1995. In addition, the five largest accounts represented approximately 30.0% of the Company's pro forma net sales for 1995.

  Approximately 10% of the Company's foam product sales are made pursuant to contracts under which product prices are automatically adjusted based on changes in EPS bead prices. Substantially all of the Company's other foam product sales are made pursuant to contracts or other arrangements under which the Company has the right to change product prices on 30 to 60 days' prior written notice.

MANUFACTURING

  The Company's highly automated manufacturing facilities produced 13 billion foam cups, containers and lids and 115 million pounds of EPS beads, respectively, in 1995. The Company's foam products are made with custom-designed foam cup molding machines, lid production machines and foam cup and container printing machines. The Company's ten foam plants, located throughout the U.S., generally operate 24 hours a day, seven days a week and 355 days a year. StyroChem operates four plants located in the U.S. and Canada that manufacture EPS beads from styrene monomer.

 Manufacturing Process

  The manufacture of EPS beads, the primary raw material in the manufacture of foam products, has two steps: polymerization and impregnation. In the polymerization phase, styrene monomer, which is a commodity petrochemical derived primarily from benzene and ethylene, is suspended in water and then treated with chemicals and catalysts to produce polystyrene crystal in various sizes, each of which has different end-use applications. To produce EPS beads, the crystal is impregnated with a high-purity pentane gas.

  The Company manufactures its foam cups and containers utilizing a custom molding process. First, the cup-grade EPS beads are blended with a lubricating agent and then pre-expanded so that the EPS beads are of the appropriate density. These pre-expanded EPS beads are then fed through special screeners to remove undersized and oversized beads. The pre-expanded EPS beads are then injected into machine molds and fused by injecting steam into the mold cavity. After the EPS beads are fused, the mold shells are cooled, the mold halves are opened and the finished cups are ejected. The finished products are vacuum tested, counted and packaged.

  The Company's lid products are produced from high-impact polystyrene ("HIPS"), which is subjected to heat and pressure, after which the product is extruded through a thin die. The lids are then trimmed for finished goods packing, while the scrap is ground and reintroduced into the original material blend. In order to further reduce costs, the Company intends to examine whether StyroChem can produce HIPS.

 Quality Control

  The Company's manufacturing quality control program involves random testing performed at least hourly at each facility for four attributes: seepage, weight, appearance and strength. A statistical analysis of these test results is completed and reviewed by the Company. In addition, each machine operator and packer performs various quality checks during the production process. The Company also obtains random samples of finished products from its various manufacturing facilities and performs an analysis similar to that described above at its Phoenix laboratory.

  In addition to the Company's own programs, certain of the Company's larger customers have established their own product standards and perform periodic manufacturing audits at the Company's facilities, either through their own personnel or through an independent testing group such as the American Institute of Baking.

  The Company utilizes its quality, service, manufacturing and customer partners to enact and follow through on initiatives consistent with total quality management and good manufacturing practices. Through these programs, the Company works with its customers to ensure product quality and to create new products that reflect the present and future needs of its customers.

  StyroChem's quality control laboratory includes infrared spectrograph and atomic absorption units. Laboratory chemists are capable of performing complex chemical and atomic analysis of styrene monomer, polystyrene crystal, expandable polystyrene and all other material components of EPS bead production. This gives StyroChem the ability to customize EPS bead formulas to meet any special customer requirements. StyroChem's quality control program includes testing every production batch of EPS beads to ensure it meets specific customer requirements. Each batch is tested for particle sizes, pentane gas volume and, if the EPS beads are to be used for insulation, their fire retardation capability.

 Engineering

  The Company employs more than 40 full-time technical personnel, including 30 full-time engineers and engineering managers, based in the Phoenix, Corte Madera and Fort Worth facilities. The engineering staff uses computer-aided design and computer-aided manufacturing systems to design advanced, three-dimensional models of products and molds. Once an electronic image of the machine and mold part design is generated, the part can be custom manufactured. The Company has the capacity to construct all of the proprietary equipment and machines used in the production, testing and packaging of its foam products. The Company has also developed and is installing in its manufacturing facilities automated materials handling equipment which includes in-line printing, automatic case packaging equipment and more advanced molding machines.

  The Company continually examines how to improve its manufacturing process efficiencies. Sophisticated infra-red imaging systems, providing real-time video displays, are used to evaluate the thermal efficiency of molds and machines under development. The Company also can create special prototype mold forms for new lid designs and single-cavity cup and container molds, both of which enhance the Company's ability to evaluate customer design requests rapidly.

RAW MATERIALS

  The Company's foam products are manufactured from EPS beads, which are produced from styrene monomer. Styrene monomer is a commodity petrochemical that is readily available in bulk quantities from numerous large, vertically integrated chemical companies. Styrene monomer prices have fluctuated significantly as a result of changes in petrochemical prices and the capacity, supply and demand for styrene monomer. For example, the contract price for styrene monomer ranged from $.23 to $.25 per pound during 1993, rose to $.40 per pound during 1994 and to $.52 per pound during 1995, before decreasing to $.29 per pound by the end of 1995. During 1996, styrene monomer prices have ranged from $.27 to $.30 per pound. Styrene monomer purchases during 1995 represented approximately 34% of the Company's cost of goods sold on a pro forma basis.

  The StyroChem Acquisition will not insulate the Company from price fluctuations for styrene monomer, although it will mitigate the impact of such fluctuations by increasing the Company's flexibility to purchase styrene monomer. StyroChem has historically purchased all of its styrene monomer pursuant to a contract with Chevron. In December 1996, the Company renegotiated its contract with Chevron, to provide a long-term supply of styrene monomer with volume discounts. The initial term of the new contract will extend for seven years. Under the contract, the Company will be required to purchase the first 120 million pounds of its styrene monomer requirements per year from Chevron and will have certain rights to purchase additional styrene monomer.

  The Company also has a short-term supply contract for EPS beads with Nova Chemicals, Inc. This contract provides that the Company has the obligation to purchase 16 million pounds of EPS beads at a price based upon a styrene monomer index published in an industry trade journal by an independent third party. The Company purchases additional amounts of EPS beads from Nova Chemicals, Inc. on substantially the same terms as this contract.

  StyroChem purchases high-purity pentane, which is used as the expanding agent in the production of EPS beads, from South Hampton Refining Co. and Ashland Chemical Company. High-purity pentane is available from a limited number of suppliers. Should high-purity pentane become unavailable, however, high-purity butane may be substituted as the expanding agent.

  The raw materials used by the Company for the manufacture of thermoformed lids are primarily plastic resins such as HIPS. The Company's HIPS resin supplies are purchased under agreements with Huntsman Chemical Corp., Chevron, BASF Corporation and Fina Oil & Chemical Company. Most of the Company's agreements to purchase HIPS resin contain minimum and maximum purchase requirements. Furthermore, with the exception of the Company's agreement with Chevron, the price the Company pays for HIPS resin is determined at the time of purchase. Most of the plastic resins used by the Company, including HIPS, are available from a variety of sources.

PROPRIETARY TECHNOLOGY AND TRADEMARKS

  The Company has developed a broad array of proprietary technology that is utilized in various stages of its manufacturing operations. The Company relies primarily upon confidentiality agreements and restricted plant access to protect its proprietary technology. The Company does own or hold license rights with respect to numerous patents relating to its lid design in manufacturing, embossed cup design and continuous formed foam cup manufacturing processes. However, the Company does not consider these patents material to its operations.

  The Company holds approximately 30 registered trademarks. The Company does not consider these trademarks material to its operations.

  Pursuant to a license agreement (the "Dixie Agreement"), James River granted the Company a royalty-free, non-exclusive, non-transferable license to use the Dixie name on boxes, packaging materials, plastic drinking cups and lids manufactured by the Company and sold to Sam's Club Division. The Dixie Agreement terminates on the expiration of a separate Sales Agent Agreement between the Company and James River concerning sales to Sam's Club Division. This Sales Agent Agreement, scheduled to expire on January 20, 1997, has been extended for a new, five-year term in connection with the purchase of James River's interest in the Joint Venture and will expire on January 20, 2002.

  Pursuant to another license agreement, James River granted the Company a royalty-free, non-exclusive, non-transferable license to use a patent relating to a beverage container lift tab lid with an accordion hinge.

COMPETITION

  The Company competes in the highly competitive foodservice industry. The foam segment of the disposable cup and container market is highly concentrated and, within this segment, the Company competes principally with Dart, which has significantly greater financial resources than the Company and controls the largest share of this market segment. The Company does not believe that companies operating in related markets are likely to enter the foam segment due to the significant investment that would be required.

  The Company believes that competition within the foam segment of the market is based primarily on customer service, product quality and the price at which products are offered. The Company believes that its market position is attributable to its high level of customer service and product quality, strategically located manufacturing facilities, proprietary technology and experienced management team.

  The Company also competes with the paper segment, which is more fragmented than the foam segment. The Company believes that competition between foam and paper is based on product appearance, quality and price.

  StyroChem also competes in a concentrated industry. Management believes that each of Nova Chemicals, Inc., Huntsman Chemical Corp. and BASF Corporation, which are larger and have greater financial resources than the Company, controls a significant share of the market for supplying EPS beads to manufacturers of insulation and packaging products. The Company believes that competition within this industry is primarily based on price, although customer service and support can be a significant competitive factor, particularly among the smaller manufacturers of foam insulation and packaging products.

ENVIRONMENTAL MATTERS

  The Company's facilities are used for manufacturing or warehousing of foam container products or the EPS beads from which such products are manufactured. Many of these facilities are subject to federal, state, local and, in one case, foreign laws and regulations relating to, among other things, emissions to air, discharges to water and the generation, handling, storage, transportation and disposal of hazardous and non-hazardous materials and wastes.

  Certain of the Company's manufacturing facilities generate air emissions, including volatile organic compounds and particulate matter, that are regulated and require permits and/or emissions control equipment. While the Company believes that the majority of the air emissions from its facilities are properly permitted and controlled, certain of the Company's facilities have been cited for instances of noncompliance or have failed to report certain emissions as required, and it is possible that certain of these permits do not address all regulated emissions and that certain of the facilities are not in full compliance with all permit conditions. Although the Company believes that, based on historical experience, the costs of achieving and maintaining compliance with laws and regulations regarding air emissions are unlikely to have a material adverse effect on the Company's financial condition or operating results, it is possible that the Company could incur significant fines, penalties or capital costs associated with any confirmed noncompliance. Furthermore, there can be no assurance that future environmental laws or regulations, or permit requirements under Title V of the Clean Air Act, will not require substantial expenditures by the Company or significant modifications of the Company's operations.

  Certain of the Company's manufacturing facilities generate wastewater that is regulated and requires permits for discharge. While the Company believes that the majority of the wastewater discharges from its facilities are properly permitted, certain of the Company's facilities have been cited for instances of past noncompliance, and it is possible that certain of the Company's facilities currently lack proper wastewater discharge permits and/or are not in full compliance with all permit conditions. Although the Company believes that, based on historical experience, the costs of achieving and maintaining compliance with laws and regulations regarding wastewater discharges is unlikely to have a material adverse effect on the Company's financial condition or operating results, it is possible that the Company could become subject to significant fines, penalties or capital costs associated with any confirmed noncompliance. Furthermore, there can be no assurance that future environmental laws or regulations will not require substantial expenditures by the Company or significant modifications of the Company's operations.

  The Company generates and handles certain hazardous substances, including petroleum products, and wastes in connection with its manufacturing processes. The handling and disposal of these substances and wastes is subject to federal, state and local regulations, and site contamination originating from the release or disposal of such substances or wastes can lead to significant liabilities. It is possible that certain of the Company's current or former facilities are or were not in full compliance with applicable laws regarding the handling and disposal of these substances and wastes. The soil and shallow groundwater at certain of the Company's facilities are known to contain elevated levels of various contaminants, and the Company is investigating these conditions to determine whether remedial action is necessary. As such, the Company may become liable for significant fines or penalties for any confirmed noncompliance, or for cleanup costs for site contamination. Although such liability has not had a material adverse effect on the financial condition or operating results of the Company in the past, and the Company has no knowledge of claims that could be expected to have a material adverse effect on its financial condition or operations, there can be no assurance that the Company will not incur significant costs in connection with historical on- or off-site handling or disposal of such substances and wastes.

  The Company owns and operates underground storage tanks ("USTs") at two of its facilities for the storage of liquid pentane and diesel fuel. Leak detection or containment systems are in place at both facilities. One of the tanks, located at the StyroChem Fort Worth, Texas facility, was recently pressure tested and no leaks were detected. USTs are generally subject to federal, state and local laws and regulations that require testing and upgrading of USTs and remediation of polluted soils and groundwater resulting from leaking USTs. In addition, if leakage from the Company's UST migrates onto the property of others, the Company may be subject to civil liability to third parties for remediation costs or other damages. Based on historical experience, the Company believes that its liabilities associated with UST testing, upgrades and remediation are unlikely to have a material adverse effect on its financial condition or operating results.

  Certain of the Company's current and former facilities are located in industrial areas and have been in operation for many years. As a consequence, it is possible that historical or neighboring activities have affected properties currently or formerly owned by the Company and that, as a result, additional environmental issues may arise in the future, the precise nature of which the Company cannot now predict.

  As part of the StyroChem Acquisition, approximately $1.4 million of the purchase price has been placed in escrow and may be used by the Company to offset certain expenses associated with specified environmental matters relating to StyroChem's Texas and Quebec facilities. The categories of expenses which may be offset with these escrowed funds include consulting fees, fines and penalties, costs of process changes, costs of changes to and upgrades, purchases and installation of equipment and/or facilities and any other capital expenditures for fixed assets, and costs of investigation and remediation work. The specified environmental matters include matters relating to compliance with air, wastewater, hazardous and solid waste, and stormwater permits and laws, as well as matters relating to soil, surface water and shallow groundwater conditions associated with past operations at StyroChem's Texas and Quebec facilities and at neighboring properties. However, there can be no assurance that the escrowed funds will be sufficient to offset all expenses associated with such environmental matters.

FACILITIES

  The Company leases approximately 8,000 square feet in Radnor, Pennsylvania, a suburb of Philadelphia, for its executive offices.

  The Company owns or leases manufacturing, office and warehouse facilities at the locations shown in the following table:

                                                              SIZE
                                                            (APPROX.
                                                     OWNED/  SQUARE    TYPE OF
                      LOCATION                       LEASED  FEET)   FACILITY(1)
                      --------                       ------ -------- -----------
Radnor Facilities:
Corte Madera, California (3 facilities).............    L    40,880       M
                                                        L    38,000       W
                                                        L     6,590     O/MA
Richmond, California................................    L   103,000       W
El Campo, Texas.....................................    O    91,000      M/W
Higginsville, Missouri..............................    O    68,000      M/W
Jacksonville, Florida...............................    L   128,090      M/W
Edison, New Jersey..................................    L    94,696       W
Metuchen, New Jersey................................    O    85,000       M
Mount Sterling, Ohio................................    O    50,000      M/W
Shreveport, Louisiana...............................    O    73,260      M/W
Stone Mountain, Georgia (2 facilities)..............    L   170,375       M
                                                        L   145,000       W
Phoenix, Arizona (2 facilities).....................    L   169,840       M
                                                        L    12,174      MA
West Chicago, Illinois (4 facilities)...............    O    87,249       M
                                                        O    67,620       W
                                                        O    42,411      O/W
                                                        L    90,000       W
StyroChem Facilities:
Fort Worth, Texas (2 facilities)....................    O    20,874     M/W/O
                                                        L    54,810       W
Saginaw, Texas (2 facilities).......................    O    36,988     M/W/O
                                                        O    68,999     M/W/O
Baie D'Urfe, Quebec (2 facilities)..................    O    16,200      M/O
                                                        L    74,000       W

--------
(1) M = Manufacturing; W = Warehouse; O = Office; MA = Machine assembly.

  The Company's Corte Madera, California facilities are leased by a third party landlord to James River. In connection with the purchase of James River's interest in the Joint Venture, the Company and James River entered into a sublease expiring June 30, 1998 for the Corte Madera facilities. The Company intends to use reasonable efforts to negotiate a new lease for the manufacturing and warehouse facilities with the landlord prior to the expiration of the sublease.

  The Company occupies its Baie D'Urfe, Quebec warehouse facility under a month-to-month sublease that is terminable by either party upon 45 days' prior notice.

  The Company believes that its present facilities are adequate for its current and projected operations.

EMPLOYEES

  As of September 30, 1996, Radnor and StyroChem had 1,330 and 148 full-time employees, respectively. The Company's employees are not represented by any union. The Company considers its relations with its employees to be good.

LEGAL PROCEEDINGS

  On November 25, 1996, Jackson National Life Insurance Company ("Jackson") and Benchmark Holdings, Inc. ("Holdings") filed suit in Cook County, Illinois Circuit Court against Michael T. Kennedy, Radnor, WinCup, the Joint Venture, James River and James River Corporation of Virginia. The suit relates to the November 1995 sale to James River by Holdings of substantially all of Holdings' assets, consisting of its cutlery and straws operations, and by WinCup of its plastic cup operations. See Note 1 to the Radnor Financial Statements. Holdings had issued to Jackson certain shares of nonvoting preferred stock in connection with the May 1991 acquisition of the cutlery and straws operations, in which Jackson previously held an unsecured subordinated debt position.

  The suit alleges that, in connection with such sale, (i) certain terms of the nonvoting preferred stock held by Jackson were breached, (ii) Mr. Kennedy breached his fiduciary duties to Jackson and Holdings and (iii) Radnor and certain defendants committed fraud that prevented Jackson from exercising certain alleged rights as a nonvoting preferred stockholder in a timely manner so as to prevent the sale from occurring. The suit seeks a broad range of remedies, including rescission of the November 1995 sale to James River, payment to Holdings of the profits received by James River and the Joint Venture since the sale and the Joint Venture's formation, disgorgement of $2.5 million received by certain former key employees of Holdings in consideration for certain noncompetition covenants, payment by WinCup to Holdings of the $10 million of sale proceeds allocated to the assets sold by WinCup, payment to Holdings of all funds distributed to WinCup, Radnor and James River in connection with the formation of the Joint Venture and costs of suit. Alternatively, the suit seeks actual damages in excess of $30 million and punitive damages in excess of $10 million, together with costs of suit.

  The Company believes that the allegations in the complaint are without merit. Holdings, through its investment banker, actively solicited a large number of prospective purchasers regarding the sale of the cutlery and straws operations. The Company believes that Jackson had no right to prevent the sale of Holdings' assets. In connection with the sale, Holdings obtained opinions from independent investment banking firms as to the fairness, from a financial point of view, of the transaction to Holdings' stockholders and as to the reasonableness of the negotiated value of the noncompetition agreements. The proceeds received by Holdings from the sale of the cutlery and straws operations, together with all remaining assets of Holdings, were significantly less than the aggregate outstanding indebtedness of Holdings. As a result, no proceeds were available for distribution to any of Holdings' stockholders, including Jackson. The Company intends to defend this suit vigorously and does not believe that the suit will have a material adverse effect on the Company's financial condition or results of operations.

  The Company is also involved in a number of legal proceedings arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company's financial condition or results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The sole director and executive officers of the Company and their ages as of January 5, 1997 are as follows:

   NAME                      AGE                    POSITION
   ----                      ---                    --------
Michael T. Kennedy..........  42 President, Chief Executive Officer and Director
Michael V. Valenza..........  37 Senior Vice President--Finance
Richard C. Hunsinger........  48 Senior Vice President--Sales and Marketing
Donald D. Walker............  55 Senior Vice President--Operations
John P. McNiff..............  35 Senior Vice President--Corporate Development
R. Radcliffe Hastings.......  46 Senior Vice President, Treasurer
Donald C. Rogalski..........  51 Senior Vice President--Administration
John P. McKelvey............  56 Vice President--Human Resources
Van D. Groenwold............  64 Vice President--Engineering

  Michael T. Kennedy has served as President, Chief Executive Officer and the sole director of the Company since its formation in November 1991. Between March 1985 and July 1990, Mr. Kennedy served as Chief Financial Officer of Airgas, Inc., a New York Stock Exchange-listed distributor of industrial gases. Mr. Kennedy is also a director of Consolidated Asset Management, Inc.

  Michael V. Valenza has served as Senior Vice President-Finance of the Company since April 1993. He joined the Company in September 1992 as Director of Finance. From 1984 until joining the Company, Mr. Valenza served in a variety of positions with Arthur Andersen LLP, most recently as a manager in the Enterprise Group.

  Richard C. Hunsinger has served as Senior Vice President-Sales and Marketing of the Company since its formation in November 1991. From 1979 through August 1991, Mr. Hunsinger served in various management positions, including Vice President of Sales and Marketing, for Winkler/Flexible Products, Inc., a former division of The Coca Cola Company.

  Donald D. Walker has served as Senior Vice President-Operations of the Company since November 1992. Mr. Walker served as Vice President of Manufacturing and as Director of Manufacturing of the Company from February 1992 through November 1992. From 1969 until February 1992, Mr. Walker served in various management positions with Scott Container Products Group, Inc. (WinCup's predecessor), WMF Corporation and Thompson Industries.

  John P. McNiff has served as Senior Vice President-Corporate Development of the Company since its formation in November 1991. Previously Mr. McNiff was Vice President-Corporate Development of Airgas, Inc., a New York Stock Exchange-listed distributor of industrial gases. Mr. McNiff is also a director of Consolidated Asset Management, Inc.

  R. Radcliffe Hastings has served as Senior Vice President and Treasurer of the Company since June 1996. Previously, Mr. Hastings was with Continental Bank, N.A. and its successor, Bank of America, for 18 years. Mr. Hastings has held a variety of management positions in the U.S. banking group and in Bank of America's securities operation, BA Securities, Inc. and was most recently Managing Director of the Money Manager Group.

  Donald C. Rogalski has served as Senior Vice President-Administration of the Company since July 1993. Previously Mr. Rogalski held the positions of Chief Financial Officer and Vice President of Finance for Stiffel Lamp Co. for seven years. Prior to that, Mr. Rogalski worked for Packard Instrument Company for nine years, with his last position there as Controller.

  John P. McKelvey has served as Vice President--Human Resources for the Company since October 1992. From February 1992 until October 1992, Mr. McKelvey was Director of Human Resources for the Company. From 1971 until joining the Company, Mr. McKelvey served in a variety of human resources management positions for Scott Container Products Group, Inc., Texstyrene Corporation, WMF Corporation and Thompson Industries.

  Van D. Groenwold has served as Vice President--Engineering for the Company since November 1992. From February 1992 until November 1992, Mr. Groenwold was Director of Engineering for the Company. From 1982 until joining the Company, Mr. Groenwold held various engineering and quality assurance management positions with Scott Container Products Group, Inc., WMF Corporation and Thompson Industries.

  The Company anticipates adding directors, including non-employee directors, to its Board of Directors following the consummation of the Exchange Offer.

DIRECTOR AND EXECUTIVE COMPENSATION

  Mr. Kennedy does not receive separate compensation for his service as a director of the Company. The following table sets forth certain information concerning the compensation paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for the year ended December 31, 1996:

                          SUMMARY COMPENSATION TABLE


                                          ANNUAL COMPENSATION
                                         ----------------------    ALL OTHER
      NAME AND PRINCIPAL POSITION        YEAR  SALARY   BONUS   COMPENSATION(1)
      ---------------------------        ---- -------- -------- ---------------
Michael T. Kennedy...................... 1996 $683,489      --      $4,276
  President and Chief Financial Officer
Michael V. Valenza...................... 1996  126,923 $100,000      3,536
  Senior Vice President--Finance
Richard C. Hunsinger.................... 1996  146,742   50,000      4,654
  Senior Vice President--Sales and
   Marketing
Donald D. Walker........................ 1996  146,154   50,000      5,550
  Senior Vice President--Operations
R. Radcliffe Hastings................... 1996   86,058  200,266        275
  Senior Vice President--and Treasurer

--------
(1) Includes Company matching contributions under the 401(k) Retirement Savings Plan and payments of premiums for certain supplementary term life insurance coverage as follows:

                                                                         LIFE
                                                             401(K)    INSURANCE
   NAME                                              YEAR CONTRIBUTION  PREMIUM
   ----                                              ---- ------------ ---------
Michael T. Kennedy.................................. 1996    $3,766     $  510
Michael V. Valenza.................................. 1996     3,359        177
Richard C. Hunsinger................................ 1996     4,070        584
Donald D. Walker.................................... 1996     4,073      1,477
R. Radcliffe Hastings............................... 1996       --         275

                        FISCAL YEAR-END OPTIONS VALUES


                                                         NUMBER OF SECURITIES
                                                              UNDERLYING
                                                        UNEXERCISED OPTIONS AT
                                                        DECEMBER 31, 1996(/1/)
                                                       -------------------------
   NAME                                                EXERCISABLE UNEXERCISABLE
   ----                                                ----------- -------------
Michael T. Kennedy....................................     --           --
Michael V. Valenza....................................      16           22
Richard C. Hunsinger..................................      50           50
Donald D. Walker......................................      45           55
R. Radcliffe Hastings.................................     --           --

--------
(1) As of December 31, 1996, based on the estimated fair value (as determined by the Company's Board of Directors) of the underlying securities, there were no unexercised in-the-money options.

EMPLOYMENT AGREEMENTS

  In January 1996, the Company entered into an employment agreement with Michael T. Kennedy pursuant to which Mr. Kennedy serves as the President, Chief Executive Officer and Chairman of the Board of Directors. The agreement is for an initial term of five years and, absent 180 days' prior written notice by either party before the end of the initial or any renewal term, renews from year to year thereafter; provided, however, that the agreement is terminable by Mr. Kennedy at any time on 180 days' prior written notice. Mr. Kennedy is entitled to an annual salary of $360,000, subject to annual review by the Board of Directors. The agreement contains a covenant not to compete in any business that sells or manufactures one-piece foam cups in the U.S. or Canada during his employment and for a period of five years following any termination of such employment.

  In May 1993, the Company entered into an employment agreement with Richard
C. Hunsinger, which was amended in January 1996, pursuant to which Mr. Hunsinger serves as Senior Vice President--Sales and Marketing of the Company. The agreement is for an initial term of seven years and six months and, absent 180 days' prior written notice by either party before the end of the initial or any renewal term, renews from year to year thereafter. Under the agreement as amended, Mr. Hunsinger is entitled to an annual salary of not less than $145,000 beginning in 1996, subject to annual cost of living increases. The agreement contains a covenant not to engage in any business that is competitive with the business of the Company in any geographical area in which it does business during the term of the agreement and for a period of two years immediately following the termination of the agreement.

  In April 1996, the Company entered into an employment agreement with R. Radcliffe Hastings, pursuant to which Mr. Hastings serves as Senior Vice President and Treasurer of the Company. The agreement is for an initial term of three years and, absent 90 days' prior written notice by either party before the end of the initial or any renewal term, renews from year to year thereafter. Mr. Hastings received a bonus of $64,000 upon the signing of the agreement, and is entitled to an annual salary of not less than $125,000, subject to annual review by the Board of Directors. The agreement contains a covenant not to compete in any business that is competitive with the business of the Company in the U.S. during the term of the agreement.

CERTAIN TRANSACTIONS

  The Company has agreed to advance up to $75,000 on a non-interest-bearing basis to Michael V. Valenza, the Company's Senior Vice President--Finance, for certain incurred relocation costs. As of January 1, 1997, $47,000 was outstanding under the advance.

LIMITATION OF LIABILITY; INDEMNIFICATION

  As permitted by the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper personal benefit. However, such limitation of liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director. The Certificate of Incorporation also includes provisions for indemnification of the Company's directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware as now or hereafter in effect. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                   SECURITY OWNERSHIP BY CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 5, 1997, with respect to each person who is known by the Company to own beneficially 5% or more of each class of voting securities of the Company.

                                                             NUMBER OF
                                                               SHARES    PERCENT
          NAME OF INDIVIDUAL             TITLE OF CLASS OF  BENEFICIALLY   OF
         OR IDENTITY OF GROUP              CAPITAL STOCK     OWNED(/1/)   CLASS
         --------------------           ------------------- ------------ -------
Michael T. Kennedy..................... Voting Common Stock    510.1      85.02%
 Three Radnor Corporate Center
 Suite 300
 100 Matsonford Road
 Radnor, PA 19087
John P. McNiff......................... Voting Common Stock     60.0      10.00%
 Three Radnor Corporate Center
 Suite 300
 100 Matsonford Road
 Radnor, PA 19087

--------
(1) Gives effect to the recapitalization in October 1996, pursuant to which each outstanding share of Voting Common Stock was converted into 0.1 shares of Voting Common Stock and 0.9 shares of Class B Nonvoting Common Stock.

  The following table sets forth certain information as of January 5, 1997, with respect to beneficial ownership of each class of equity securities of the Company by (a) the director of the Company, (b) the Named Executive Officers and (c) the director and executive officers of the Company as a group.

                                                         NUMBER OF
                                                           SHARES        PERCENT
   NAME OF INDIVIDUAL          TITLE OF CLASS OF        BENEFICIALLY        OF
  OR IDENTITY OF GROUP           CAPITAL STOCK           OWNED(/1/)     CLASS(/2/)
  --------------------   ------------------------------ ------------    ----------
Michael T. Kennedy...... Voting Common Stock                510.1          85.02%
                         Class B Nonvoting Common Stock   3,929.9          72.78%
Michael V. Valenza...... Nonvoting Common Stock              44.0          16.36%
Richard C. Hunsinger.... Nonvoting Common Stock             120.0          38.10%
Donald D. Walker........ Nonvoting Common Stock             115.0          37.10%
R. Radcliffe Hastings... Voting Common Stock                 29.9           4.98%
                         Class B Nonvoting Common Stock     370.1           6.85%
Director and executive
 officers as a group
 (9 persons)............ Voting Common Stock                600.0         100.00%
                         Class B Nonvoting Common Stock   4,840.0(/2/)     89.63%
                         Nonvoting Common Stock             453.0          89.17%

--------
(1) Includes shares of Nonvoting Common Stock that certain individuals have the right to acquire, on or before January 1, 1997, upon the exercise of stock options granted pursuant to the Company's Equity Incentive Plan, as follows: Michael V. Valenza--24; Richard C. Hunsinger--70; Donald D. Walker--65; and the director and all executive officers as a group--263. Gives effect to the recapitalization in October 1996, pursuant to which each outstanding share of Voting Common Stock was converted into 0.1 shares of Voting Common Stock and 0.9 shares of Class B Nonvoting Common Stock.
(2) Based upon 600, 245 and 5,400 outstanding shares of Voting Common Stock, Nonvoting Common Stock and Class B Nonvoting Common Stock, respectively.

                DESCRIPTION OF THE COMPANY'S CREDIT FACILITIES

THE AMENDED CREDIT AGREEMENT

  On December 5, 1996, the Company entered into an Amended and Restated Revolving Credit and Security Agreement (the "Amended Credit Agreement") with The Bank of New York Commercial Corporation, as agent and lender, pursuant to which the Revolving Credit, Term Loan and Security Agreement dated January 22, 1996 among WinCup, the Joint Venture and the Bank (the "Existing Credit Agreement") was amended and restated. The Amended Credit Agreement includes the Company and its U.S. subsidiaries as borrowers.

  The Amended Credit Agreement provides for a revolving credit facility in the aggregate principal amount of up to $30.0 million. Revolving loans under the Amended Credit Agreement are limited, in the aggregate, to the lesser of the $30.0 million commitment amount and a "borrowing base" amount less, in each case, the principal amount of outstanding letters of credit. The borrowing base may not exceed the sum of: (i) 85% of eligible accounts receivable, plus
(ii) the lesser of $15.0 million or 60% of eligible raw materials and finished goods inventories of the Company and its U.S. subsidiaries. In addition, there is a $5.0 million sublimit on standby letters of credit and a $1.0 million sublimit on documentary letters of credit.

  Revolving loans under the Amended Credit Agreement bear interest payable at the Company's option at a rate not greater than either (i) the sum of 0.25% plus a rate equal to the greater of (a) Bank of New York's prime rate or (b) the sum of the federal funds rate plus 0.5% or (ii) the sum of 1.75% plus a rate equal to the LIBOR rate with respect to the period during which such interest rate shall be applicable. The revolving loans under the Amended Credit Agreement will mature on January 22, 2001. In addition, the Amended Credit Agreement provides for a fee of 0.375% per annum on the undrawn amount of the credit facility and letter of credit fees of 1.75% and 1.5% of the aggregate face amount of standby letters of credit and documentary letters of credit, respectively, under the Amended Credit Agreement. The Amended Credit Agreement provides for an agency fee, payable annually during the term of the Amended Credit Agreement, in the amount of $90,000 per year. Under certain circumstances, if the Company elects to terminate the Amended Credit Agreement, the Company will incur a prepayment penalty of $1.5 million prior to January 22, 1997, $1.0 million prior to January 22, 1998 and $500,000 prior to January 22, 1999.

  The Amended Credit Agreement contains certain restrictive covenants that, among other things, impose limitations upon the Company's ability to merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; engage in certain transactions with affiliates; incur certain contingent obligations; pay dividends and other distributions; enter into lease arrangements; form subsidiaries and make capital expenditures. The obligations of the Company under the Amended Credit Agreement are secured by a lien on all of the Company's and its U.S. subsidiaries' inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof.

  The Amended Credit Agreement contains events of default customary for facilities of its type, including without limitation, the Company's failure to pay principal, interest, fees or other amounts when due; the Company's material breach of any covenants, representations or warranties; cross-default and cross-acceleration; change of control of the Company; bankruptcy, insolvency or similar events involving the Company or its U.S. subsidiaries; certain adverse events under ERISA plans of the Company or its U.S. subsidiaries and any of the agreements or liens securing payment of the obligations under the Amended Credit Agreement ceasing to be enforceable.

THE CANADIAN CREDIT AGREEMENT

  The Company's Canadian subsidiary has entered into the Agreement Respecting a Term Loan and other Credit Facilities dated February 25, 1994 between StyroChem International, Ltd. ("StyroChem Limited") and the Bank of Montreal (as amended through annual review processes, the "Canadian Credit

Agreement"). The credit facilities under the Canadian Credit Agreement consist of the following: (i) a term loan in the principal amount of $0.7 million Canadian (the "Canadian Term Loan") and (ii) a revolving credit facility with a borrowing capacity of up to $2.5 million Canadian, that includes a letter of credit subfacility and a Foreign Exchange Future Contracts subfacility (the "Canadian Revolver").

  Canadian Dollar advances under the Canadian Revolver bear interest at a rate equal to the Bank of Montreal's prime rate plus 1.0%. U.S. Dollar advances under the Canadian Revolver bear interest at the Bank of Montreal's U.S. base rate plus 1.0%. Loans under the Canadian Revolver are payable on demand. The Canadian Term Loan bears interest at the Bank of Montreal's prime rate plus 1.5% and is payable in equal quarterly installments of $81,250 Canadian through the last banking day of November 1998. The Canadian Term Loan is subject to mandatory prepayments in an amount equal to 100% of the net cash proceeds from the permitted sale or sale/leaseback of any of StyroChem Limited's fixed assets, to the extent such proceeds are not reinvested in replacement assets.

  The Canadian Credit Agreement contains covenants that, among other things, impose limitations upon StyroChem Limited's ability to merge, consolidate or dispose of assets; make loans and investments; incur indebtedness; engage in certain transactions with affiliates; pay dividends and other distributions; make capital expenditures and amend certain material contracts to which it is a party.

  The obligations of StyroChem Limited under the Canadian Credit Agreement are secured by a first priority perfected security interest in all of the material assets of StyroChem Limited. In addition, SP Acquisition Co. guaranteed the obligations of StyroChem Limited under the Canadian Credit Agreement up to a maximum amount of $3.3 million Canadian. SP Acquisition Co. has pledged all of the issued and outstanding shares of StyroChem Limited as security for its obligations under its guarantee. Certain long-term advances payable by StyroChem Limited to SP Acquisition Co. and StyroChem International, Inc. are subordinated to the obligations of StyroChem Limited under the Canadian Credit Agreement.

  The Canadian Credit Agreement contains customary events of default, including without limitation, the following: StyroChem Limited's failure to pay principal, interest, fees or other amounts when due; StyroChem Limited's violation or material breach of any covenants, representations or warranties; cross-default and cross-acceleration; change of control of StyroChem Limited; bankruptcy, insolvency or similar events involving StyroChem Limited; cessation of StyroChem Limited's business and the levy of certain material judgments against StyroChem Limited.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
Philadelphia time, on     , 1997; provided, however, that if the Company, in
its sole discretion, has extended the period of time during which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $100 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about      , 1997, to all holders of
Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

  The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., Philadelphia time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

  Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to First Union National Bank (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer ("a Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF

DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal Rights"), as the case may be, must be guaranteed (see "--Guaranteed Delivery Procedures") unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Note which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  By tendering, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretation of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange, the Holder of such Old Note will receive as set forth below under "Description of the Notes--Book-Entry, Delivery and Form" a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered holders of the New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from December 5, 1996. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. If the Exchange Offer is not consummated by May 4, 1997, the interest rate borne by the Old Notes shall be increased by 25 basis points per annum for each 90-day period from and including May 4, 1997 until but excluding the date of consummation of the Exchange Offer, up to a maximum aggregate increase of 100 basis points per annum. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such

Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Certificates through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of, agrees to be bound by and confirms the representations, warranties and other statements made by or deemed to be made by the participant pursuant to the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to 5:00 p.m., Philadelphia time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., Philadelphia time, on the Expiration Date. For a withdrawal to be effective, a written or electronic ATOP transmission (for DTC participants) notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person being tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution in which case such guarantee will not be required. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such New Notes for exchange, any of the following event shall occur:

    (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

    (ii) the Exchange Offer will violate any applicable law or any applicable interpretation of the staff of the SEC.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened by the SEC or in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

  The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

  First Union National Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                   First Union National Bank, Exchange Agent

                            123 South Broad Street
                                  12th Floor
                                   PA 1249
                        Corporate Trust Administration
                            Philadelphia, PA 19109

                         By Hand or Overnight Courier:

                            123 South Broad Street
                                  12th Floor
                                   PA 1249
                        Corporate Trust Administration
                            Philadelphia, PA 19109

                                 By Facsimile:
                                (215) 985-3428

                             Confirm by Telephone:
                                (215) 985-7207

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $150,000.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See " The Exchange Offer" and "Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course or such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes and
(iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If any holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any holder reasonably requests in writing. Unless a holder so requests, the Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions.

                           DESCRIPTION OF THE NOTES
GENERAL

  The Old Notes were issued under an Indenture dated December 5, 1996 (the "Indenture") among the Company, as issuer, substantially all of the Company's subsidiaries (collectively, the "Guarantors") and First Union National Bank, as trustee (the "Trustee"). The terms and conditions of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act") as in effect on the Issue Date. The Notes are subject to all such terms and conditions, and reference is made to the Indenture and the Trust Indenture Act for a statement thereof. The following statements are summaries of the provisions of the Notes and the Indenture and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain of such defined terms are set forth below under "--Certain Definitions." For purposes of this "Description of the Notes," the "Company" means Radnor Holdings Corporation. A copy of the Indenture will be available upon request to the Company.

  The Notes are limited to $100.0 million aggregate principal amount and issued in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the case of certificated Notes, principal of, premium, if any, and interest on the Notes are payable, and the Notes are transferable, at the corporate trust office or agency of the Trustee maintained for such purposes in Philadelphia, Pennsylvania. Initially, the Trustee is acting as paying agent and registrar under the Indenture. The Company may act as paying agent and registrar under the Indenture, and the Company may change any paying agent and registrar without notice to the Persons who are registered holders ("Holders") of the Notes. The Company may pay principal, premium and interest by check and may mail an interest check to a Holder's registered address. Holders of certificated Notes must surrender such Notes to the paying agent to collect principal and premium payments. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

PAYMENT TERMS

  Interest on the New Notes will accrue from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from December 5, 1996 and will be payable semi-annually on June 1 and December 1 of each year, commencing June 1, 1997, at the rate of 10% per annum (unless such rate has been temporarily or permanently increased under the circumstances described in "Registration Rights" below) to holders of the Notes as of the close of business on the May 15 and November 15 next preceding the applicable interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes mature on December 1, 2003.

  Payment of the Old Notes is, and payment of the New Notes will be, guaranteed by the Guarantors, jointly and severally, on a senior basis. See "--Guarantees."

RANKING

  The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company and rank pari passu in right of payment with all other existing and future senior indebtedness of the Company. The Old Notes are, and the New Notes will be, effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Credit Agreements. Loans under the Amended Credit Agreement are secured by the inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof of the Company and its U.S. subsidiaries. Loans under the Canadian Credit Agreement are secured by all of the material assets and a pledge of the stock of the Company's Canadian subsidiary. Pursuant to the

Indenture governing the Notes, the Company and the Guarantors are permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness or provide guarantees of secured indebtedness. See "Risk Factors--Ranking of the Notes" and "Description of the Company's Credit Facilities."

  Holders of secured indebtedness of the Company or the Guarantors have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of Holders of the Notes and the Guarantees, respectively. In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Company or the Guarantors, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes or the Guarantees, as the case may be. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share, together with the indebtedness under the Notes and the Guarantees, as the case may be, with respect to any other assets of the Company and the Guarantors.

GUARANTEES

  The Guarantors have, jointly and severally, fully and unconditionally guaranteed the due and punctual payment of principal of, premium, if any, and interest on, the Old Notes. The Guarantors will also jointly and severally, full and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on the New Notes. The Old Guarantees are, and the New Guarantees will be, senior unsecured obligations of each Guarantor, and rank pari passu in right of payment with all other existing and future senior indebtedness of such Guarantor and senior to all subordinated indebtedness of such Guarantor. The Old Guarantees are, and the New Guarantees will be, effectively subordinated in right of payment to all existing and future secured indebtedness of the Guarantors, including their obligations in respect of the Credit Agreements.

  The Guarantors on the Issue Date included substantially all of the Company's then existing Subsidiaries and will thereafter include such other Subsidiaries of the Company that become Guarantors as described under "--Certain Covenants--Subsidiary Guarantees." The Indenture provides that the obligations of the Guarantors under their respective Guarantees will be reduced to the extent necessary to prevent the Guarantees from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors--Holding Company Structure; Possible Invalidity of Guarantees."

  Upon any sale, exchange, transfer or other disposition, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor will be released from all its obligations under its Guarantee.

OPTIONAL REDEMPTION

  The Notes are not redeemable at the option of the Company prior to December 1, 2000. On or after that date, the Notes will be redeemable at the option of the Company, in whole or in part from time to time, on not less than 30 nor more than 60 days' prior notice, mailed by first-class mail to the Holders' registered addresses, in cash, at the following redemption prices (expressed as percentages of the principal amount), if redeemed in the 12-month period commencing December 1 in the year indicated below, in each case plus accrued and unpaid interest to the date fixed for redemption:

             YEAR                                                    REDEMPTION
             ----                                                    ----------
       2000.........................................................  105.00 %
       2001.........................................................  102.50 %
       2002 and thereafter..........................................  100.00 %

  The Notes are not subject to, or entitled to the benefits of, any sinking fund.

  Notwithstanding the foregoing, at any time on or prior to December 1, 1999, the Company, at its option, may redeem up to $25.0 million aggregate principal amount of the Notes from the net proceeds of one or more Public Equity Offerings by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $75.0 million in aggregate principal amount of the Notes remains outstanding following such redemption.

  Notes may be redeemed or repurchased as set forth below under "--Change of Control" and "--Certain Covenants--Limitations on Asset Sales" in part in multiples of $1,000. If less than all the Notes issued under the Indenture are to be redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method which the Trustee deems fair and appropriate. The Indenture provides that if any Note is to be redeemed or repurchased in part only, the notice which relates to the redemption or repurchase of such Note will state the portion of the principal amount of such Note to be redeemed or repurchased and will state that on or after the date fixed for redemption or repurchase a new Note equal to the unredeemed portion thereof will be issued.

  On and after the date fixed for redemption or repurchase, interest will cease to accrue on the Notes or portions thereof called for redemption or tendered for repurchase.

CHANGE OF CONTROL

  The Indenture provides that in the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will make an irrevocable offer (the "Change of Control Offer") to purchase on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price (the "Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

  Notice of a Change of Control Offer will be mailed by the Company to the Holders at their registered addresses not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice will contain all instructions and materials necessary to enable Holders to tender (in whole or in part in a principal amount equal to $1,000 or a whole multiple thereof) their Notes pursuant to the Change of Control Offer.

  The notice, which governs the terms of the Change of Control Offer, will state: (i) that the Change of Control Offer is being made pursuant to this covenant as described herein; (ii) the Purchase Price and the Change of Control Payment Date; (iii) that any Notes not surrendered or accepted for payment will continue to accrue interest; (iv) that any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that any Holder electing to have a Note purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Note pursuant to book-entry procedures and the related rules of the applicable depositories) at least five business days before the Change of Control Payment Date, and (vi) that any Holder will be entitled to withdraw its election if the Paying Agent receives, not later than three business days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased.

  On the Change of Control Payment Date, the Company will: (i) accept for payment the Notes, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of

Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all the Notes, or portions thereof, so accepted; and (iii) deliver to the Trustee the Notes so accepted together with an officer's certificate stating that such Notes have been accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

  "Change of Control" is defined in the Indenture to mean the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the Company voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) for any reason cease to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Subsidiary (in one transaction or a series of related transactions), or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, and as a result of such transaction any "person" or "group," other than Permitted Holders, is or becomes the "beneficial owner" (as described in clause (i) above) immediately after such transaction, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class; or
(iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Merger, Consolidation and Sale of Assets."

  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with the offer to repurchase and the repurchase of the Notes as described above.

  The Company's ability to repurchase the Notes pursuant to a Change of Control Offer will be limited by, among other things, the Company's financial resources at the time of repurchase. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases. Furthermore, there can be no assurance that the Company will be able to fund the repurchase of Notes upon a Change of Control within the limitations imposed by the terms of other then-existing Senior Indebtedness. In addition, the terms of the Credit Agreements may limit the Company's ability to purchase any Notes upon the occurrence of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company will be required under the Indenture, within 30 days following a Change of Control to (i) seek the consent of its lenders to the purchase of the Notes or (ii) refinance the Indebtedness that prohibits such purchase. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from repurchasing Notes. The Company's failure to purchase tendered Notes or make a Change of Control Offer following a Change of Control would constitute an Event of Default under the Indenture. An amendment of or waiver under the Indenture may not waive the Company's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes.

  The existence of the right of Holders to require the Company to repurchase their Notes upon the occurrence of a Change of Control may deter a third party from acquiring the Company in a transaction which would constitute a Change of Control. Subject to certain limitations described below in "--Certain Covenants," including the limitation on incurrence of additional Indebtedness, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Senior Indebtedness (or any other Indebtedness) outstanding at such time or otherwise affect the Company's capital structure or credit ratings. The Change of Control provisions will not prevent a leveraged buyout led by the Company management, a recapitalization of the Company or a change in a majority of the members of the Board of Directors of the Company which is approved by the then-present Board of Directors, as the case may be.

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive than those in effect under the Credit Agreements or Existing Indebtedness) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

  Limitations on Indebtedness. The Indenture provides that the Company will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to or become responsible for the payment of, contingently or otherwise ("incur"), any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company, or a Restricted Subsidiary of the Company, may incur Indebtedness if at the time of such incurrence and after giving pro forma effect thereto, the Company's Interest Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such four full fiscal quarter period, would be at least 2.0 to 1.0.

  The Indenture further provides that notwithstanding the foregoing limitations, the incurrence of the following will not be prohibited:

    (a) Indebtedness of the Company evidenced by the Old Notes and Indebtedness of any Guarantor evidenced by the Old Guarantees;

    (b) Indebtedness of the Company evidenced by the New Notes and Indebtedness of any Guarantor evidenced by the New Guarantees;

    (c) Indebtedness of the Company or any Restricted Subsidiary constituting Existing Indebtedness and any extension, deferral, renewal, refinancing or refunding thereof;

    (d) Indebtedness of the Company or any Restricted Subsidiary incurred under the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $30.0 million and (y) the Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

    (e) Capitalized Lease Obligations of the Company or any Restricted Subsidiary and Indebtedness of the Company or any Restricted Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations plus such Indebtedness of the Company and all of the Restricted Subsidiaries does not exceed $3.0 million outstanding at any time;

    (f) Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or another Restricted Subsidiary (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary);

    (g) Indebtedness in respect of Hedging Obligations; provided, however, that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

    (h) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;

    (i) In addition to any Indebtedness otherwise permitted to be incurred under the Indenture, up to $10.0 million aggregate principal amount of Indebtedness at any one time outstanding; and

    (j) Any refinancing, refunding, deferral, renewal or extension (each, a "Refinancing") of any Indebtedness of the Company or any Restricted Subsidiary permitted by the initial paragraph of this covenant (the "Refinancing Indebtedness"); provided, however, that (x) such Refinancing does not increase the total Consolidated Indebtedness of the Company and its Restricted Subsidiaries outstanding at the time of such Refinancing,
   (y) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and
   (z) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Notes, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended.

  Limitations on Restricted Payments. The Indenture provides that the Company will not, nor will it cause, permit or suffer any Restricted Subsidiary to,
(i) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions) on any class of Equity Interests of the Company or such Restricted Subsidiary (other than dividends or distributions payable by a wholly-owned Restricted Subsidiary on account of its Equity Interests held by the Company or another Restricted Subsidiary or payable in shares of Capital Stock of the Company other than Redeemable Stock), (ii) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Equity Interests, (iii) purchase, defease, redeem or otherwise retire any Indebtedness issued by the Company or any Restricted Subsidiary that is Subordinated Indebtedness to the Notes, or (iv) make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of the Company (all of the foregoing being called "Restricted Payments"), unless, (x) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (y) after giving effect to such proposed Restricted Payment, all the conditions set forth in clauses (1) through (3) below are satisfied (A) at the date of declaration (in the case of any dividend), (B) at the date of such setting apart (in the case of any such fund) or (C) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a "Computation Date"):

    (1) no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment;

    (2) at the Computation Date for such Restricted Payment and after giving effect to such Restricted Payment on a pro forma basis, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "--Limitations on Indebtedness;" and

    (3) the aggregate amount of Restricted Payments declared, paid or distributed subsequent to the Issue Date (including the proposed Restricted Payment) does not exceed the sum of (i) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full quarter after the Issue Date to and including the last day of the Company's last fiscal quarter ending prior to the Computation Date (each such period to constitute a "Computation Period") (or, in the event Consolidated Net Income of the Company during the Computation Period is a deficit, then minus 100% of such deficit), (ii) the aggregate Net Cash Proceeds of the issuance or sale or the exercise (other than to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees) of the Company's Equity Interests (other than Redeemable Stock) subsequent to the Issue Date, and (iii) $3.0 million.

  If no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the prohibitions set forth above are subject to the following exceptions: (a) Restricted Investments acquired by the Company in connection with any Asset Sale consummated in accordance with the covenant described under "--Limitations on Asset Sales" to the extent such Investments are permitted under such covenant, provided, however, that such Restricted Investments will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (b) any purchase or redemption of Equity Interests or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Redeemable Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan), provided, however, that (x) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph and (y) the Net Cash Proceeds from such sale will be excluded for purposes of clause 3(ii) of the preceding paragraph to the extent utilized for purposes of such purchase or redemption; (c) any purchase or redemption of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or any Restricted Subsidiary which is permitted to be issued pursuant to the provisions of the covenant described under "--Limitation on Indebtedness," provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (d) the purchase of Capital Stock held by employees of the Company or any Subsidiary pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $500,000 in any calendar year, provided, however, that any such purchase will be included in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; and (e) Investments described in clause (vi) of the definition of Permitted Investments, provided, however, that such Investments will be included in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph.

  For purposes of this covenant, (a) the amount of any Restricted Payment declared, paid or distributed in property of the Company or any Restricted Subsidiary will be deemed to be the net book value of any such property that is intangible property and the Fair Market Value (as determined in good faith by and set forth in a resolution of the Board of Directors) of any such property that is tangible property at the Computation Date, in each case, after deducting related reserves for depreciation, depletion and amortization;
(b) the amount of any Restricted Payment declared, paid or distributed in obligations of the Company or any Restricted Subsidiary will be deemed to be the principal amount of such obligations as of the date of the adoption of a resolution by the Board of Directors or such Restricted Subsidiary authorizing such Restricted Payment; and (c) a distribution to holders of the Company's Equity Interests of (i) shares of Capital Stock or other Equity Interests of any Restricted Subsidiary of the Company or (ii) other assets of the Company, without, in either case, the receipt of equivalent consideration therefor will be regarded as the equivalent of a cash dividend equal to the excess of the Fair Market Value of the Equity Interests or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

  Limitations on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their respective assets or properties now owned or acquired after the Issue Date, or any income or profits therefrom, unless the Notes are directly secured equally and ratably (or prior to in the case of Liens with respect to Indebtedness subordinated to the Notes or the Guarantees, as the case may be), excluding, however, from the operation of the foregoing any of the following:

    (a) Liens existing as of the Issue Date or pursuant to an agreement in existence on the Issue Date, including the Credit Agreements;

    (b) Permitted Liens;

    (c) Liens on assets or properties of the Company, or on assets or properties of Restricted Subsidiaries, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed after the Issue Date; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired or constructed, (ii) the Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and (iii) such Liens do not encumber any other assets or property of the Company or any Restricted Subsidiary and the Indebtedness secured by the Lien may not be created more than 90 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

    (d) Liens on the assets or property acquired by the Company or any Restricted Subsidiary after the Issue Date; provided, however, that (i) such Liens existed on the date such asset or property was acquired and were not incurred as a result of or in anticipation of such acquisition and (ii) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired;

    (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which is permitted to be refinanced under the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary not securing the Indebtedness so refinanced;

    (f) Liens on assets or property of the Company or any Restricted Subsidiary that is subject to a Sale and Leaseback Transaction, provided, that the aggregate principal amount of Attributable Indebtedness in respect of all Sale and Leaseback Transactions then outstanding does not at the time such a Lien is incurred exceed $5.0 million;

    (g) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in contemplation of the acquisition thereof by the Company or a Subsidiary; provided further, that such Liens may not extend to any other property owned by the Company or a Restricted Subsidiary;

    (h) Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or a wholly-owned Restricted Subsidiary;

    (i) Liens on inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof of the Company or any Restricted Subsidiary securing the obligations under clause (d) of the covenant described under "--Limitations on Indebtedness;" and

    (j) Liens securing Indebtedness in respect of Hedging Obligations permitted to be incurred pursuant to the provisions of the covenant described under "--Limitations on Indebtedness."

  Limitations on Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution to the Company or its Restricted Subsidiaries on its Equity Interests, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other

Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except (A) consensual encumbrances or restrictions contained in or created pursuant to the Credit Agreements and other Existing Indebtedness listed on a schedule to the Indenture, (B) consensual encumbrances or restrictions in the Notes and the Indenture, (C) any restriction, with respect to a Restricted Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such entity becomes a Restricted Subsidiary of the Company and not created as a result of or in anticipation of such entity becoming a Restricted Subsidiary of the Company; provided that such encumbrance or restriction is not created in anticipation of or in connection with such entity becoming a Subsidiary of the Company and is not applicable to any Person or the properties or assets of any Person other than a Person that becomes a Subsidiary, (D) any encumbrances or restrictions pursuant to an agreement effecting a refinancing of Indebtedness referred to in clauses (A) or (C) of this covenant or contained in any amendment to any agreement creating such Indebtedness, provided that the encumbrances and restrictions contained in any such refinancing or amendment are not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those provided for in such Indebtedness being refinanced or amended, (E) encumbrances or restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitations on Indebtedness", provided that any such encumbrances or restrictions are not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than the most restrictive of those provided for in the Indebtedness referred to in clauses (A) or (C) of this covenant, (F) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease,
(G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary in compliance with the Indenture pending the closing of such sale or disposition, provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary which are being sold; or (H) any encumbrance or restriction due to applicable law.

  Limitations on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (other than to the Company or another Restricted Subsidiary) unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and at least 85% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is in the form of cash or Cash Equivalents and (ii) the Net Proceeds received by the Company or such Restricted Subsidiary from such Asset Sale are applied in accordance with the following paragraphs.

  If all or a portion of the Net Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness of the Company then outstanding as required by the terms thereof, or the Company determines not to apply such Net Proceeds to the permanent prepayment of any Senior Indebtedness outstanding or if no such Senior Indebtedness is then outstanding, then the Company may within 180 days of the Asset Sale, invest the Net Proceeds in the Company or one or more Restricted Subsidiaries. The amount of such Net Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

  When the aggregate amount of Excess Proceeds from one or more Asset Sales equals $5.0 million or more, the Company will apply 100% of such Excess Proceeds within 180 days subsequent to the consummation of the Asset Sale which resulted in the Excess Proceeds equaling $5.0 million or more to the purchase of Notes tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company (an "Asset Sale Offer") with respect to the Notes. Any Asset Sale Offer may include a pro rata offer under similar circumstances to purchase other Senior Indebtedness requiring a similar offer. Any Asset Sale Offer will be made substantially in accordance with the procedures for a Change of

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

Control Offer described under "--Change of Control." Until such time as the Net Proceeds from any Asset Sale are applied in accordance with this covenant, such Net Proceeds will be segregated from the other assets of the Company and the Subsidiaries and invested in cash or Cash Equivalents, except that the Company or any Restricted Subsidiary may use any Net Proceeds pending the utilization thereof in the manner (and within the time period) described above, to repay revolving loans (under the Credit Agreements or otherwise) without a permanent reduction of the commitment thereunder.

  The Company will cause a notice of any Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 60 days before the purchase date. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Notes in an amount exceeding the Asset Sale Offer, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).

  The Credit Agreements and any future credit agreements to which the Company becomes a party may restrict the Company's ability to repurchase the Notes pursuant to an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from making such Offer, the Company will be required under the Indenture, on or prior to the date that the Company is required to make an Asset Sale Offer, to (i) seek the consent of its lenders to repurchase Notes pursuant to such Asset Sale Offer or (ii) refinance the Indebtedness that prohibits such Asset Sale Offer. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from making such Offer. The Company's failure to purchase Notes pursuant to an Asset Sale Offer or make such Asset Sale Offer would constitute an Event of Default under the Indenture.

  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with any offer to repurchase and the repurchase of the Notes as described above.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive than those in effect under the Credit Agreements or Existing Indebtedness) that would materially impair the ability of the Company to comply with the provisions of this "Limitations on Asset Sales" covenant.

  Limitations on Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) at the time of the occurrence of such transaction and after giving effect to such transaction and
(x) in the case of a Sale and Leaseback Transaction which is a Capitalized Lease Obligation, giving effect to the Indebtedness in respect thereof, and
(y) in the case of any other Sale and Leaseback Transaction, giving effect to the Attributable Indebtedness in respect thereof, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "--Limitations on Indebtedness," (ii) at the time of the occurrence of such transaction, the Company or such Restricted Subsidiary could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to the covenant described under "--Limitations on Liens", and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "--Limitations on Asset Sales."

  Limitations on Mergers; Sales of Assets. The Indenture provides that the Company will not consolidate with or merge into, or sell, assign, convey, lease or transfer all or substantially all of its assets and those of its Subsidiaries taken as a whole to, any Person, unless (i) the resulting, surviving or transferee Person expressly assumes all the obligations of the Company under the Notes and the Indenture; (ii) such

Person is organized and existing under the laws of the United States of America, a state thereof or the District of Columbia; (iii) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, such Person could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "-- Limitations on Indebtedness"; (iv) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of such Person is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
(v) each Guarantor, to the extent applicable, will by supplemental indenture confirm that its Guarantee will apply to such Person's obligations under the Notes; and (vi) immediately before and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Subsidiaries or of such Person as a result of such transaction as having been incurred by the Company or such Subsidiary or such Person, as the case may be, at the time of such transaction, no Default or Event of Default has occurred and is continuing.

  The Indenture provides that no Guarantor will, and the Company will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity (other than the Company or any other Guarantors) unless at the time and giving effect thereto: (i) either (1) such Guarantor is the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture; and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing. The provisions of this paragraph will not apply to any transaction (including any Asset Sale made in accordance with "-- Limitations on Asset Sales" above) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the applicable provisions of the Indenture. Upon any sale, exchange, transfer or other disposition, to any Person not an Affiliate of the Company, of all of the Company's or a Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor will be released from all its obligations under its Guarantee.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

  Subsidiary Guarantees. The Indenture provides that if (i) any Subsidiary of the Company becomes a Restricted Subsidiary after the Issue Date, (ii) the Company or any Subsidiary of the Company that is a Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a value equal to or greater than 15% of the Company's total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of the Company that is not a Guarantor or are not Guarantors, or
(iii) any Subsidiary of the Company which has a value equal to or greater than 5% of the Company's total assets determined on a consolidated basis as of the time of determination directly or indirectly guarantees or otherwise becomes obligated with respect to any Senior Indebtedness of the Company, the Company will cause such Subsidiary or Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or Subsidiaries will unconditionally guarantee all of the Company's obligations under the Indenture and the Notes on the same terms as the other Guarantors, which Guarantee will rank pari passu with any Senior Indebtedness of such Subsidiary. See "--Guarantees". The provisions of clauses (ii) and
(iii) of this paragraph will not apply to any transaction permitted by the covenant described under "--Limitations on Asset Sales" above.

  Transactions with Affiliates. The Indenture provides that the Company and its Restricted Subsidiaries will not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates other than with the Company or any Restricted Subsidiaries, except on an arm's-length basis and if (x)(i) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of a loan), together with the aggregate remuneration, rental value or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $500,000, the Company delivers board resolutions to the Trustee evidencing that the Board of Directors and the Independent Directors that are disinterested each have (by a majority vote) determined in good faith that such transaction is in the best interests of the Company and that the aggregate remuneration, rental value or other consideration (including the value of any loan) inuring to the benefit of such affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of any loan), together with the aggregate remuneration, rental value or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $2.5 million, in addition to the requirements set forth in clause (x)(i) above, the Company delivers to the Trustee an opinion evidencing that a nationally recognized investment banking firm, unaffiliated with the Company and the Affiliate which is party to such transaction, has determined that the aggregate remuneration, rental value or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (y) all such transactions referred to in clauses x(i) and (ii) are entered into in good faith. Any transaction required to be approved by Independent Directors pursuant to the preceding paragraph must be approved by at least one such Independent Director.

  The provisions of the preceding paragraph do not prohibit (i) any Restricted Payment permitted to be paid pursuant to the provisions of the covenant described under "--Limitations on Restricted Payments", (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed $500,000 aggregate principal amount outstanding at any time, and (iv) the payment of fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries, as determined by the Board of Directors in good faith and as paid or provided pursuant to agreements or arrangements entered into in the ordinary course of business.

  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any person other than the Company or a wholly-owned Restricted Subsidiary, unless
(a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant "--Limitation on Asset Sales" covenant, and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than directors' qualifying shares) to any Person other than to the Company or a wholly-owned Restricted Subsidiary.

  Limitations on Investments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiaries, directly or indirectly, to make any Investment after the Issue Date, other than (i) Permitted Investments and (ii) Restricted Investments to the extent permitted pursuant to the covenant described under "--Limitations on Restricted Payments."

  Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Notes, as their names and addresses appear in the security register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Notes at the Company's cost.

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

DEFAULTS AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in payment of Interest on the Notes; (ii) default in payment of principal of, or premium with respect to, the Notes;
(iii) failure by the Company or a Guarantor, if applicable, to comply with the covenants entitled "Limitations on Restricted Payments," "Limitations on Indebtedness," "Subsidiary Guarantees," "Limitations on Liens," "Limitations on Asset Sales," "Limitations on Sale and Leaseback Transactions," "Limitations on Issuances and Sales of Capital Stock of Restricted Subsidiaries," "Change of Control," and "Limitations on Mergers; Sales of Assets;" (iv) failure by the Company or a Guarantor, if applicable, to comply with any of its other agreements in the Indenture, or the Notes for a period that continues for 60 days after receipt of written notice from the Trustee or from the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, specifying such default; (v) the Company denies or disaffirms in writing its obligations under the Indenture or the Notes; (vi) a Guarantor denies or disaffirms in writing its obligations under its Guarantee, or any Guarantee for any reason ceases to be, or is asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; (vii) a default under any Indebtedness of the Company or any of its Subsidiaries, which default (A) is caused by a failure to pay the final scheduled principal installment on such Indebtedness on the stated maturity date thereof (which failure continues beyond any applicable grace period) or
(B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid at its final maturity or the maturity of which has been so accelerated, aggregates $5.0 million or more; (viii) final judgments rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) of $5.0 million or more which remain undischarged or unstayed for a period of 60 days, and (ix) certain events of bankruptcy or insolvency of the Company or any of the Restricted Subsidiaries.

  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare the Notes due and payable immediately. However, if an Event of Default resulting from bankruptcy or insolvency occurs, such amount will be due and payable without any declaration or any act on the part of the Trustee or the Holders. Such declaration or acceleration may be rescinded and past defaults may be waived by the Holders of a majority in principal amount of the Notes upon conditions provided in the Indenture.

  Holders may not enforce the Indenture, or the Notes, except as provided therein. The Trustee may require an indemnity satisfactory to it before enforcing the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or such Indenture, that is unduly prejudicial to the rights of any Holder or that would subject the Trustee to personal liability. The Trustee may withhold from the Holders of the Notes notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of Default. If a Default exists, the Company is required to describe the Default and efforts undertaken to remedy the Default.

  Directors, officers, employees or stockholders, as such, of the Company, the Guarantors and the other Subsidiaries of the Company will not have any liability for any obligations of the Company or any Guarantors under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Registrar need not transfer or exchange any Note previously selected for redemption. A registered Holder of a Note will be treated as the owner thereof for all purposes. No Note will be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Note. Each Note will become effective on the date upon which it is so signed.

AMENDMENT, SUPPLEMENT AND WAIVER

  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Guarantors may amend or supplement the Indenture or the Notes to comply with the provisions of the Indenture in the case of a consolidation, merger or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to provide for uncertificated Notes in addition to or in place of certificated Notes, to cure any ambiguity, defect or inconsistency, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, to comply with any requirement of the SEC or applicable law to effectuate the Exchange Offer, to add additional guarantees with respect to the Notes, to further secure the Notes or the Guarantees, to add to the covenants of the Company or any Subsidiary for the benefit of the Holders of the Notes, to surrender any right or power conferred upon the Company or any Subsidiary or to make any other change that does not adversely affect the rights of any Holder.

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver; (ii) reduce the rate of, or change the time for payment of, interest, including default interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Note(s), or alter the optional redemption provisions, or alter the price at which the Company will offer to purchase such Notes pursuant to an Asset Sale Offer or a Change of Control Offer; (iv) make any Note payable in money other than that stated in such Note; (v) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or interest on the Notes; (vi) waive a Default or Event of Default in the payment of principal of, premium if any, or interest on the Notes, including any such obligation arising pursuant to an Asset Sale Offer, a Change of Control Offer (except a rescission of acceleration of the Notes by the Holders of at least a majority (or, in the case of the failure to make a Change of Control Offer, two-thirds) in principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (vii) waive the obligation to make an Asset Sale Offer or any payment required to be made pursuant to an Asset Sale Offer, a Change of Control Offer or a Guarantee; or (viii) make any change in the foregoing amendment and waiver provisions. An amendment or waiver may not waive the Company's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of the obligations of the Company and each Guarantor discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due but only from assets deposited by the Company pursuant to clause (i) of the following paragraph, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration or transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to effect either a Legal Defeasance or a Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes; (ii) in the case of Legal Defeasance, the Company will deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, including by means of a Revenue Ruling published by the Internal Revenue Service, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company will deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax, on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (vi) the Company will deliver to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness of the Company or of any Guarantor and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company will deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes or any Guarantee over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and (viii) the Company will deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claim in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The Company or any Guarantor may have customary banking relationships with the Trustee in the ordinary course of business.

BOOK-ENTRY; DELIVERY AND FORM

  The certificates representing the New Notes will be issued in fully registered form. Except as described in the next paragraph, the Company expects that the New Notes initially will each be represented by a single global certificate in fully registered form (the "Global Note") and will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

  New Notes issued in exchange for Old Notes (i) originally purchased by institutional investors that were "accredited investors" (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) ("Institutional Accredited Investors") who were not "Qualified Institutional Buyers" (as defined in Rule

144A under the Securities Act) ("QIBs"), or (ii) held by QIBs who elected to take physical delivery of their certificates instead of holding their interest through the Global Note (and which were thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Notes"). The Company expects that upon the transfer to a QIB of Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Notes, be exchanged for an interest in the Global Note.

  Global Note. The Company expects that upon the issuance of the Global Note, DTC or its custodian will credit, on its book-entry registration and transfer system, the respective principal amount of Notes of the individual beneficial interests represented by such Global Note to the accounts of Persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the Initial Purchaser. Ownership of beneficial interests in the Global Note will be limited to Persons who have accounts with DTC ("participants") or Persons who hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of Persons other than participants). QIBs may hold their interests in the Global Note directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture.

  Payments of the principal of, premium (if any) and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the record relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any record relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

  The Company expects that transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a holder requires physical delivery of a Certificated Note for any reason, including to sell Notes to Persons in states which require physical delivery of such Notes or to pledge such Notes, such holder must transfer its interest in the Global Note in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes or the Indenture, DTC will exchange the Global Note for Certificated Notes, which it will distribute to its participants.

  To the Company's knowledge, DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

  Although DTC customarily agrees to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. If DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days, Certificated Notes will be issued in exchange for the Global Note.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

  "Affiliate" means, with respect to any party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party including any estate or trust under will of such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting securities of a Person will be deemed to be control.

  "Asset Sale" means, with respect to the Company or any Restricted Subsidiary, the sale, lease, conveyance or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Company or a wholly-owned Restricted Subsidiary of any of the Company's or such Restricted Subsidiary's assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Restricted Subsidiary and (y) any sale or other disposition of any non-cash consideration received by the Company or such Restricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale under the Indenture), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following will not constitute Asset Sales: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $500,000; (ii) a transaction or series of related transactions that results in a Change in Control; (iii) any sale of assets of the Company and the Restricted Subsidiaries or merger permitted under the covenant described under "Certain Covenants--Limitations on Mergers; Sales of Assets"; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, in the good faith determination of the Board of Directors; and (v) any sale of inventory to customers in the ordinary and customary course of business.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such transaction and (ii) the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total net obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended). As used in the preceding sentence, the "total net obligations of the lessee for rental payments" under any lease for any such period means the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent also includes the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial report for purposes of calculating the Borrowing Base.

  "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interest, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

  "Cash Equivalents" mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million, whose debt has a rating at the time of any such investment of at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Group or at least "P-1" or the equivalent thereof by Moody's Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal

Reserve System having capital and surplus in excess of $500.0 million and commercial paper or master notes of issuers, rated at the time of any such investment at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Group or at least "P-1" or the equivalent thereof by Moody's Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, and in each case maturing within 270 days after the date of acquisition, and (v) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500.0 million investing solely in investments permitted by the foregoing clauses (i), (ii) and (iv).

  "Consolidated Indebtedness" means the Indebtedness of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP.

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, excluding amortization of any deferred financing fees, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost,
(iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including fees and amortization of discounts), (viii) Preferred Stock dividends in respect of all Redeemable Stock of the Company held by Persons other than the Company or a wholly-owned Restricted Subsidiary and
(ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Capital Stock of the Company.

  "Consolidated Net Income" means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company) for such period determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income of any Person which is not a Subsidiary of such Person but which is consolidated with such Person or is accounted for by such Person by the equity method of accounting will be included only to the extent of the amount of cash dividends or cash distributions actually paid to such Person or a wholly-owned Subsidiary of such Person (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company), (ii) the Net Income of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person will be excluded to the extent of such restrictions, (iv) the Net Income of (A) any Unrestricted Subsidiary and
(B) any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by the Company or its wholly-owned Restricted Subsidiaries will be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to the Company or a wholly-owned Restricted Subsidiary of the Company, and (v) all gains (but not losses) which are extraordinary or are either unusual or nonrecurring (including any gain realized upon the termination of any employee pension benefit plan and any gain from the sale or other disposition of assets other than in the ordinary course of business or from the issuance or sale of any Equity Interests) will be excluded.

  "Consolidated Net Worth" means, for any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis without duplication in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the amount of Capital Stock (other than Redeemable Stock) plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

  "EBITDA" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus, without duplication, the following to the extent included in calculating such Consolidated Net Income:
(i) Consolidated Interest Expense, (ii) consolidated income tax expense and
(iii) consolidated depreciation and amortization expense.

  "Equity Interests" means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Offer Registration Statement" means the registration statement to be filed by the Company and the Guarantors with the SEC with respect to an offer to exchange the Old Notes and Old Guarantees for another series of senior notes of the Company and guarantees by the Guarantors registered under the Securities Act with substantially identical terms to the Old Notes and the Old Guarantees.

  "Existing Indebtedness" means all Indebtedness (other than Indebtedness outstanding pursuant to the Credit Agreements) of the Company or any Restricted Subsidiary existing on the Issue Date and listed on a schedule to the Indenture.

  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by a majority of the members of the Board of Directors, and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and will be evidenced by a duly and properly adopted resolution of the Board of Directors.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Hedging Obligations" means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract or other similar agreement or arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Company's business as the case may be.

  "incur" has the meaning ascribed thereto in the covenant described under "-- Certain Covenants--Limitations on Indebtedness"; provided that (a) with respect to any Indebtedness of any Restricted Subsidiary that is owing to the Company or another Restricted Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a wholly-owned Restricted Subsidiary) will be deemed to be an incurrence of such Indebtedness and (b) with respect to any Indebtedness of the Company or a Restricted Subsidiary that is owing to another Restricted Subsidiary, any transaction pursuant to which a wholly-owned Restricted Subsidiary to which such Indebtedness is owing ceases to be a wholly-owned Restricted Subsidiary will be deemed to be an incurrence of such Indebtedness, and provided, further that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

  "Indebtedness" of any Person means, without duplication, all liabilities with respect to (i) indebtedness for money borrowed or which is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business; (ii) reimbursement obligations, letters of credit and bankers' acceptances; (iii) indebtedness with respect to Hedging Obligations;
(iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guarantees, direct or indirect, of any indebtedness of other Persons referred to in clauses (i) through
(vii) above, or of dividends or leases, taxes or other obligations of other Persons, excluding any guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through (vii) above, (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and (xi) Redeemable Stock of the Company valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; which indebtedness, Capitalized Lease Obligation, guarantee or contingent or other obligation such Person has directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable or responsible for, whether then outstanding or thereafter created in the case of (i) through (x) above, to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on the balance sheet of such Person in accordance with GAAP. For purposes of the foregoing definition, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation will be calculated by the Company in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness will be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

  "Independent Director" means a director of the Company other than a director
(i) who (apart from being a director of the Company or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Company or any of its Subsidiaries or has held any such position during the previous year or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

  "Interest Coverage Ratio" as of any date of determination means the ratio of
(i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters of the Company and its Restricted Subsidiaries; provided, however, that (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Interest Coverage

Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Sale, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive), directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with any such sale or other disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) in making such computation, Consolidated Interest Expense attributable to any Indebtedness incurred under any revolving credit facility will be computed based on the average daily balance of such Indebtedness during such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

  "Investment" means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities of, or purchase or other acquisition of all or a substantial part of the business, Equity Interests or other evidence of beneficial ownership of, or any other investment in or guarantee of any Indebtedness (other than guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted by the covenant described under "Limitations on Indebtedness") of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary and customary course of business and on commercially reasonable terms.

  "Issue Date" means the date of first issuance of the Notes under the Indenture.

  "Lien" means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

  "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests or debt securities that have been converted into or exchanged for Equity Interests, as referred to under "--Certain Covenants--Limitations on Restricted Payments," the proceeds of such issuance or sale in the form of cash or cash equivalents, net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Net Income" of any Person, for any period, means the net income (loss) of such Person and its Subsidiaries (other than, in the case of the Company, its Unrestricted Subsidiaries) determined in accordance with GAAP.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, and any non-cash consideration received by the Company or any Restricted Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 90 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant to the terms of the Indenture, (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP, and (v) all distributions and other payments required to be made (including any amounts held pending distribution) to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale. The amount of any Net Proceeds other than cash will be the Fair Market Value thereof as determined in good faith by the Board of Directors of the Company. The amount of any taxes required to be accrued as a liability under GAAP as a consequence of an Asset Sale will be the amount thereof as determined in good faith by the Board of Directors of the Company.

  "Permitted Holders" means (i) Michael T. Kennedy; (ii) the spouse and children or grandchildren (including children or grandchildren by adoption) of Michael T. Kennedy; (iii) any controlled Affiliate of any of the foregoing;
(iv) in the event of the incompetence or death of any of the Persons described in clause (i), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; or (v) any trusts created for the benefit of the Persons described in clause (i), (ii), or (iv) or any trust for the benefit of any such trust.

  "Permitted Investment" means (i) any Investment in Cash Equivalents, (ii) any Investment in the Company, (iii) Investments in existence on the Issue Date, (iv) intercompany notes permitted under clause (f) of the covenant described under "--Certain Covenants--Limitations on Indebtedness," (v) Investments in any wholly-owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a wholly-owned Restricted Subsidiary, and
(vi) Investments that do not at one time outstanding exceed $3.0 million in joint ventures, corporations, limited liability companies, partnerships or Unrestricted Subsidiaries.

  "Permitted Liens" means as of any particular time, any one or more of the following:

    (a) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP;

    (b) the Lien of any judgment rendered which is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP and which does not have a material adverse effect on the ability of the Company and its Restricted Subsidiaries to operate their business or operations;

    (c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (i) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of the Company, or any Restricted Subsidiary, or to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, (ii) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP and (iii) rights of financial institutions to setoff and chargeback arising by operation of law; and (iv) similar Liens;

    (d) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which will not in the aggregate materially adversely impair the use of the subject property by the Company or a Restricted Subsidiary;

    (e) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Company or a Restricted Subsidiary as such property is used as of the Issue Date; and

    (f) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (e) of this definition or the Indebtedness secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien and (ii) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock," as applied to the Equity Interests of any corporation, means stock of any class or classes (however designated) which is preferred over shares of stock of any other class of such corporation as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation or as to dividends.

  "Public Equity Offering" means an underwritten public offering of newly issued shares of common stock of the Company pursuant to an effective registration statement under the Securities Act, on a primary basis (whether alone or in conjunction with any secondary public offering).

  "Redeemable Stock" means any Equity Interest that by its terms or otherwise
(i) is required to be redeemed prior to the maturity of the Notes, (ii) matures or is redeemable, in whole or in part, at the option of the Company, any Subsidiary or the holder thereof or pursuant to a mandatory sinking fund at any time prior to the maturity of the Notes, or (iii) is convertible into or exchangeable for debt securities which provide for any scheduled payment of principal prior to the maturity of the Notes at the option of the issuer at any time prior to the maturity of the Notes, until the right to so convert or exchange is irrevocably relinquished.

  "Restricted Investment" means any Investment other than a Permitted
Investment.

  "Restricted Subsidiary" means (i) any Guarantor, (ii) any Subsidiary of the Company in existence on the date hereof to which any line of business or division (and the assets associated therewith) of any Guarantor are transferred after the Issue Date, (iii) any Subsidiary of the Company organized or acquired after the Issue Date, unless such Subsidiary has been designated as an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of "Unrestricted Subsidiary" and (iv) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors; provided, that immediately after giving effect to any such designation (A) no Default or Event of Default has occurred and is continuing and (B) in the case of any designation referred to in clause (iii) or (iv) hereof, the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described in the initial paragraph under "--Certain Covenants--Limitations on Indebtedness," on a pro forma basis taking into account such designation. The Company will evidence any such designation to the Trustee by promptly filing with the Trustee an officers' certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding any provision of the Indenture to the contrary, each Guarantor will be a Restricted Subsidiary.

  "Sale and Leaseback Transaction" with respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred by such Person to such other Person in contemplation of such leasing.

  "Senior Indebtedness" means Indebtedness of any Person which is not Subordinated Indebtedness.

  "Subordinated Indebtedness" means Indebtedness of the Company, any Guarantor or any other Person which expressly provides that such Indebtedness is junior or subordinated in right of payment to the Notes or any Guarantee, as the case may be.

  "Subsidiary" means, with respect to the Company, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company's Subsidiaries or (ii) any other Person or entity of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company's Subsidiaries.

  "Unrestricted Subsidiary" means, until such time at it may be designated as a Restricted Subsidiary by the Board of Directors as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company organized or acquired after the Issue Date designated as an Unrestricted Subsidiary by the Board of Directors in which all investments by the Company or any Restricted Subsidiary are made only from funds available for the making of Restricted Payments as described under "--Certain Covenants--Limitations on Restricted Payments" and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns, or holds any Lien upon, any property of, any Subsidiary of the Company which is not a Subsidiary of such Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, directly or indirectly, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Company will evidence any such designation by promptly filing with the Trustee an officers' certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence.

  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                              REGISTRATION RIGHTS

  Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed, for the benefit of holders of the Old Notes, that they would, at their expense (i) on or prior to the February 3, 1997, file the Exchange Offer Registration Statement with the Commission with respect to the New Notes, which will have terms identical to the Old Notes and will be guaranteed by the Guarantors on the same terms as the Old Guarantees (except that the New Notes will not contain terms with respect to the transfer restrictions or any provision relating to this paragraph) and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by April 4, 1997. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. Upon effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors agreed that they would offer to all holders of the Old Notes an opportunity to exchange their securities for a like principal amount of the New Notes. The Company and the Guarantors agreed to keep the Exchange Offer open for acceptance for not less than 20 business days after the date of this Prospectus, and will comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4). For each Old Note surrendered to the Company for exchange pursuant to the Exchange Offer, the holder of such Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or if no interest has been paid on such Old Note, from December 5, 1996.

  Under existing interpretations of the staff of the Commission's Division of Corporation Finance (the "Staff"), the New Notes will generally be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with this Prospectus. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes.

  Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

  In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the New Notes. Each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such New Notes.

  In the event for any reason the Exchange Offer is not consummated by May 4, 1997, or if the Initial Purchasers so request with respect to the Old Notes not eligible to be exchanged for New Notes in the Exchange Offer or if any holder of Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer, the Company and the Guarantors will, at their expense, (a) promptly file a shelf registration statement (a "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") permitting resales from time to time of the Notes, (b) use their best efforts to cause such registration statement to become effective and (c) use their best efforts to keep such registration statement current and effective until three years from the date it becomes effective or such shorter period that will terminate when all the Notes covered by such registration statement have been sold pursuant thereto. The Company and the Guarantors, at their expense, will provide to each holder of the Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes from time to time. A holder of Notes who sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  In the event that (i) the Exchange Offer is not consummated on or prior to May 4, 1997, (ii) the Shelf Registration Statement is not filed or declared effective within the required time periods or (iii) any of the Registration Statements required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by any additional Registration Statement filed and declared effective (each such event, a "Registration Default"), the interest rate borne by the Notes shall be increased by 25 basis points per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 25 basis points per annum at the beginning of each subsequent 90-day period following such Registration Default, up to a maximum aggregate increase of 100 basis points per annum. Upon (x) the consummation of the Exchange Offer or (y) the filing or the effectiveness of the Shelf Registration Statement, as the case may be, the interest rate borne by the Notes will be reduced from and including the date on which any of the events specified in clauses (x) or (y) above occur by the amount of the related increase in the interest rate.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the New Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion is generally limited to the tax consequences to initial holders and does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor's decision to purchase the New Notes. This discussion is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies and tax-exempt organizations, may be subject to special rules. In addition, this discussion is limited to persons that will hold the New Notes represented thereby as a "capital asset" within the meaning of section 1221 of the Code.

  ALL PROSPECTIVE PURCHASERS OF THE NEW NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

  Exchange Offer. The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer. The holder must continue to include stated interest in income as if the exchange had not occurred. Similarly, there would be no U.S. federal income tax consequences to a holder of Old Notes that does not participate in the Exchange Offer.

  Market Discount. Investors acquiring New Notes pursuant to this Prospectus should note that the resale of the New Notes may be adversely affected by the market discount provisions of sections 1276 through 1278 of the Code. Under the market discount rules, if a holder of a New Note (other than a holder who purchased the New Note upon original issuance) purchases it at a market discount (i.e., at a price below its stated redemption price at maturity) in excess of a statutorily-defined de minimis amount and thereafter recognizes gain upon a disposition or retirement of the New Note, then the lesser of the gain recognized or the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis) generally will be treated as ordinary income at the time of the disposition. Moreover, any market discount in a New Note may be taxable to an investor to the extent of appreciation at the time of certain otherwise non-taxable transactions (e.g., gifts). Absent an election to include market discount in income as it accrues, a holder of a market discount debt instrument may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

  Sale, Exchange or Retirement of the New Notes. Each holder of New Notes generally will recognize gain or loss upon the sale, exchange, repurchase, redemption, retirement or other disposition of those New Notes measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in those New Notes (including any market discount previously included in income by the holder). Any such gain or loss recognized on the sale, exchange, repurchase, redemption, retirement or other disposition of a New Note should be capital gain or loss (except as discussed under "Market Discount" above), and would be long-term capital gain or loss if the New Note had been held for more than one year at the time of the sale or exchange. An investor's initial basis in a New Note will be the same as such investor's basis in the Old Note at the time of the Exchange Offer.

  Backup Withholding. A holder of New Notes may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on the New Notes. These backup withholding rules apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. A holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder's federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax-exempt organizations and certain foreign persons ("exempt recipients"), provided their exemptions from backup withholding are properly established.

  The amount of any "reportable payments" including interest made to the holders of New Notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such holders and to the IRS for each calendar year.

  Foreign Holders. The following discussion is a summary of certain U.S. federal income tax consequences to a Foreign Person that holds a New Note. The term "Foreign Person" means a nonresident alien individual or foreign corporation, but only if the income or gain on the New Note is not "effectively connected with the conduct of a trade or business within the U.S." If the income or gain on the New Note is "effectively connected with the conduct of a trade or business within the U.S.," then the nonresident alien individual or foreign corporation will be subject to tax on such income or gain in essentially the same manner as a U.S. citizen or resident or a domestic corporation, as discussed above, and in the case of a foreign corporation, may also be subject to the branch profits tax.

  Under the portfolio interest exception to the general rules for the withholding of tax on interest paid to a Foreign Person, a Foreign Person will not be subject to U.S. federal income tax (or to withholding) on interest payments on a New Note, provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to the U.S. that is related to the Company through stock ownership, and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax receives either (A) a statement (an "Owner's Statement") signed under penalties of perjury by the beneficial owner of the New Note in which the owner certifies that the owner is not a U.S. person and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by the Financial Institution holding the New Note on behalf of the beneficial owner, together with a copy of the Owner's Statement. The term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a New Note on behalf of the owner of the New Note. A Foreign Person who does not qualify for the "portfolio interest" exception, would, under current law, generally be subject to U.S. federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments.

  In general, gain recognized by a Foreign Person upon the redemption, sale or exchange of a New Note (including any gain representing accrued market discount) will not be subject to U.S. federal income tax. However, a Foreign Person may be subject to U.S. federal income tax at a flat rate of 30% (unless exempt by an applicable treaty) on any such gain if the Foreign Person is an individual present in the U.S. for 183 days or more during the taxable year in which the New Note is redeemed, sold or exchanged, and certain other requirements are met.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the content of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in a public distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If any Holder is an affiliate of the Company or in engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company has agreed, pursuant to the Registration Rights Agreement, to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for all the holders of the Notes as a single class) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters relating to the New Notes offered hereby will be passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania.

                                    EXPERTS

  The audited consolidated financial statements of the Company and J.R. Cup included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated financial statements of StyroChem as of and for the years ended March 30, 1996 and April 1, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the opinion of such firm given upon their authority as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

  A Registration Statement on Form S-4, including amendments thereto, relating to the New Notes and New Guarantees offered hereby has been filed with the Company and the Guarantors with the SEC. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information with respect to the Company and the New Notes offered hereby, reference is hereby made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge and may be obtained at rates prescribed by the SEC at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such material may be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov. Copies of such material can be obtained from the Company upon request. Any such request should be addressed to the Company's principal office at Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087,
Attention: Treasurer (telephone number (610) 341-9600).

  The Company and the Guarantors will be required to file periodic reports in accordance with Section 13 or 15(d) of the Exchange Act with the SEC from and after the effective date of the Registration Statement with respect to the fiscal year in which the Registration Statement is declared effective and for such time thereafter as the Exchange Act and the rules and regulations of the SEC promulgated thereunder so require. The Company has agreed that, whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, it will file with the SEC the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections. Such periodic reports and other information may be inspected by anyone without charge and may be obtained at rates prescribed by the SEC at the SEC offices referenced above. In addition, the Company will furnish, upon the request of any holder of a Note, such information as is specified in paragraph (d)(4) of Rule 144A, to such holder or to a prospective purchaser of such Note which such holder informs the Company that such holder reasonably believes is a QIB within the meaning of Rule 144A, in order to permit compliance by such holder with Rule 144A in connection with the resale of such Note by such holder unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
RADNOR HOLDINGS CORPORATION
  Report of Independent Public Accountants................................  F-2
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and unau-
   dited September 30, 1996...............................................  F-3
  Consolidated Statements of Operations for the Years Ended December 31,
   1993, 1994 and 1995 and for the unaudited Nine Month Periods Ended
   September 30, 1995 and 1996............................................  F-4
  Consolidated Statements of Stockholders' (Deficit) Equity for the Years
   Ended December 31, 1993, 1994 and 1995 and for the unaudited Nine Month
   Period Ended September 30, 1996........................................  F-5
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1993, 1994 and 1995 and for the unaudited Nine Month Periods Ended
   September 30, 1995 and 1996............................................  F-6
  Notes to Consolidated Financial Statements..............................  F-7
J.R. CUP FOAM CONTAINER OPERATIONS OF JAMES RIVER PAPER COMPANY, INC.
  Report of Independent Public Accountants................................ F-18
  Balance Sheets as of December 25, 1994 and December 31, 1995............ F-19
  Statements of Operations for the Years Ended December 26, 1993, December
   25, 1994 and December 31, 1995......................................... F-20
  Statements of Changes in Owner's Investment for the Years Ended December
   26, 1993, December 25, 1994 and December 31, 1995...................... F-21
  Statements of Cash Flows for the Years Ended December 26, 1993, December
   25, 1994 and December 31, 1995......................................... F-22
  Notes to Financial Statements........................................... F-23
S.P. ACQUISITION CO. AND SUBSIDIARIES
  Independent Auditors' Report............................................ F-27
  Consolidated Balance Sheets as of April 1, 1995, March 30, 1996 and un-
   audited September 28, 1996............................................. F-28
  Consolidated Statements of Income for the Years Ended April 1, 1995 and
   March 30, 1996 and for the unaudited Six Month Periods Ended September
   30, 1995 and September 28, 1996........................................ F-29
  Consolidated Statements of Changes in Stockholders' Equity for the Years
   Ended April 1, 1995 and March 30, 1996 and for the unaudited Six Month
   Period Ended September 28, 1996........................................ F-30
  Consolidated Statements of Cash Flows for the Years Ended April 1, 1995
   and March 30, 1996 and for the unaudited Six Month Periods Ended Sep-
   tember 30, 1995 and September 28, 1996................................. F-31
  Notes to Consolidated Financial Statements for the Years Ended April 1,
   1995 and March 30, 1996 and for the unaudited Six Month Periods Ended
   September 30, 1995 and September 28, 1996.............................. F-32

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Radnor Holdings Corporation:

  We have audited the accompanying consolidated balance sheets of RADNOR HOLDINGS CORPORATION (a Delaware corporation) (formerly Benchmark Corporation of Delaware) as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Radnor Holdings Corporation as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 August 9, 1996
 (except with respect to the matters discussed in Note 11, as to which the date is December 5, 1996)

                          RADNOR HOLDINGS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                DECEMBER 31,
                                              -----------------  SEPTEMBER 30,
                   ASSETS                       1994     1995        1996
                   ------                     --------  -------  -------------
                                                                  (UNAUDITED)
CURRENT ASSETS:
  Cash....................................... $      4  $     5    $     21
  Accounts receivable, net...................    8,267    8,402      14,861
  Inventories, net...........................    8,002    6,494      15,432
  Prepaid expenses and other.................      312    1,777       2,549
  Net current assets of discontinued
   operations (Note 1).......................    4,961      982          --
                                              --------  -------    --------
                                                21,546   17,660      32,863
                                              --------  -------    --------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land.......................................    1,515      401       2,038
  Supplies and spare mold parts..............    2,004    1,964       2,062
  Buildings and improvements.................    3,832    7,000      11,333
  Machinery and equipment....................   15,750   18,939      60,118
                                              --------  -------    --------
                                                23,101   28,304      75,551
  Less accumulated depreciation..............   (2,961)  (4,690)     (2,948)
                                              --------  -------    --------
                                                20,140   23,614      72,603
                                              --------  -------    --------
OTHER ASSETS:
  Net noncurrent assets of discontinued
   operations (Note 1).......................      472       --          --
  Organization costs, net ...................      753      430         149
  Other assets...............................      122      124       1,214
                                              --------  -------    --------
                                                 1,347      554       1,363
                                              --------  -------    --------
                                              $ 43,033  $41,828    $106,829
                                              ========  =======    ========
   LIABILITIES AND STOCKHOLDERS' (DEFICIT)
                   EQUITY
   ---------------------------------------
CURRENT LIABILITIES:
  Accounts payable........................... $ 12,942  $12,369    $ 16,245
  Accrued liabilities........................    6,650    6,653       8,587
  Current portion of long-term debt (Note 3).      334    9,000       2,646
                                              --------  -------    --------
                                                19,926   28,022      27,478
                                              --------  -------    --------
LONG-TERM DEBT, net of current portion (Note
 3)..........................................   35,076    7,252      51,567
                                              --------  -------    --------
OTHER NONCURRENT LIABILITIES (Note 1)........       --       --      17,738
                                              --------  -------    --------
COMMITMENTS AND CONTINGENCIES (Note 4)
REDEEMABLE CONVERTIBLE PREFERRED STOCK, $.10
 par value, 2,000 shares authorized, 2,000
 shares issued and outstanding (Notes 5 and
 9)..........................................    3,000    3,000       3,000
                                              --------  -------    --------
STOCKHOLDERS' (DEFICIT) EQUITY (Note 5):
  Voting and nonvoting common stock, $.10 par
   value, 17,300 shares authorized, 6,245
   shares issued and outstanding.............        1        1           1
  Additional paid-in capital.................    7,497    7,497       7,497
  Accumulated deficit........................  (22,467)  (3,944)       (452)
                                              --------  -------    --------
    Total stockholders' (deficit) equity.....  (14,969)   3,554       7,046
                                              --------  -------    --------
                                              $ 43,033  $41,828    $106,829
                                              ========  =======    ========

 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                              NINE MONTH
                                                             PERIOD ENDED
                                YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                --------------------------  ----------------
                                  1993     1994     1995     1995     1996
                                --------  -------  -------  -------  -------
                                                              (UNAUDITED)
NET SALES.....................    83,569   80,850   86,239   64,094  128,052
COST OF GOODS SOLD............    68,454   64,078   75,690   54,090   98,534
                                --------  -------  -------  -------  -------
GROSS PROFIT..................    15,115   16,772   10,549   10,004   29,518
                                --------  -------  -------  -------  -------
OPERATING EXPENSES:
  Distribution................     6,599    5,584    6,027    4,334    9,564
  Selling, general and
   administrative.............    10,330    8,209    9,051    6,492   12,818
  Restructuring charges (Note
   7).........................        --       --       --       --      855
                                --------  -------  -------  -------  -------
                                  16,929   13,793   15,078   10,826   23,237
                                --------  -------  -------  -------  -------
INCOME (LOSS) FROM OPERATIONS.    (1,814)   2,979   (4,529)    (822)   6,281
                                --------  -------  -------  -------  -------
OTHER (INCOME) EXPENSE:
  Interest....................     2,518    3,001    2,822    2,486    3,346
  Other, net..................       386      290      526      106      153
                                --------  -------  -------  -------  -------
                                   2,904    3,291    3,348    2,592    3,499
                                --------  -------  -------  -------  -------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS...................    (4,718)    (312)  (7,877)  (3,414)   2,782
                                --------  -------  -------  -------  -------
DISCONTINUED OPERATIONS:
  Income (loss) from
   operations.................    (7,804)  (5,082)     534   (1,491)     --
  Gain on disposal............        --       --    2,038      --       --
                                --------  -------  -------  -------  -------
INCOME (LOSS) FROM
 DISCONTINUED OPERATIONS......    (7,804)  (5,082)   2,572   (1,491)      --
                                --------  -------  -------  -------  -------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM...........   (12,522)  (5,394)  (5,305)  (4,905)   2,782
                                --------  -------  -------  -------  -------
EXTRAORDINARY ITEM-GAIN ON
 EARLY EXTINGUISHMENT OF DEBT.        --       --   23,828       --      710
                                --------  -------  -------  -------  -------
NET INCOME (LOSS).............  $(12,522) $(5,394) $18,523  $(4,905) $ 3,492
                                ========  =======  =======  =======  =======

 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

            FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND FOR THE UNAUDITED NINE MONTH PERIOD ENDED SEPTEMBER 30, 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  VOTING AND
                                   NONVOTING
                                 COMMON STOCK  ADDITIONAL
                                 -------------  PAID-IN   ACCUMULATED
                                 SHARES AMOUNT  CAPITAL     DEFICIT    TOTAL
                                 ------ ------ ---------- ----------- --------
BALANCE, December 31, 1992...... 6,000   $ 1     $7,302    $ (4,551)  $  2,752
  Issuance of nonvoting common
   stock........................   245    --        195          --        195
  Net loss......................    --    --         --     (12,522)   (12,522)
                                 -----   ---     ------    --------   --------
BALANCE, December 31, 1993...... 6,245     1      7,497     (17,073)    (9,575)
  Net loss......................    --    --         --      (5,394)    (5,394)
                                 -----   ---     ------    --------   --------
BALANCE, December 31, 1994...... 6,245     1      7,497     (22,467)   (14,969)
  Net income....................    --    --         --      18,523     18,523
                                 -----   ---     ------    --------   --------
BALANCE, December 31, 1995...... 6,245     1      7,497      (3,944)     3,554
  Net income (unaudited)........    --    --         --       3,492      3,492
                                 -----   ---     ------    --------   --------
BALANCE, September 30, 1996
 (unaudited).................... 6,245   $ 1     $7,497    $   (452)  $  7,046
                                 =====   ===     ======    ========   ========



 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                 NINE MONTH
                                                                PERIOD ENDED
                                  YEAR ENDED DECEMBER 31,      SEPTEMBER 30,
                                 ---------------------------  -----------------
                                   1993     1994      1995     1995      1996
                                 --------  -------  --------  -------  --------
                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income (loss)............  $(12,522) $(5,394) $ 18,523  $(4,905) $  3,492
  Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in)
   operating activities--
    Depreciation...............     1,050    1,190     2,057    1,016     3,027
    Amortization...............       530      113       323      260       443
    Extraordinary gain on early
     extinguishment of debt....        --       --   (23,828)      --      (710)
    Discontinued operations
     (Note 1)..................     7,804    4,411    (2,572)   1,491        --
    Changes in operating assets
     and liabilities, net of
     effects of acquisition and
     disposition of
     businesses--
      Accounts receivable, net.         5     (353)     (135)     362    (6,459)
      Inventories..............       791   (2,052)    1,508   (1,125)     (710)
      Prepaid expenses and
       other...................       195      119    (1,465)    (615)     (772)
      Accounts payable.........      (364)   2,902      (573)    (285)    3,876
      Accrued liabilities......      (335)    (147)        3    3,407     1,089
                                 --------  -------  --------  -------  --------
        Net cash provided by
         (used in) continuing
         operations............    (2,846)     789    (6,159)    (394)    3,276
        Net cash provided by
         (used in) discontinued
         operations............    (4,210)  (6,079)    5,978    2,525       982
                                 --------  -------  --------  -------  --------
        Net cash provided by
         (used in) operating
         activities............    (7,056)  (5,290)     (181)   2,131     4,258
                                 --------  -------  --------  -------  --------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Capital expenditures.........      (621)  (1,645)   (5,491)  (1,684)   (2,628)
  Disposal of building and
   land........................       692      835        --       --        --
  Acquisition of business, net
   of cash acquired (Note 1)...        --       --        --       --   (21,042)
  Proceeds from sale of
   discontinued operations
   (Note 1)....................        --       --    50,995       --        --
  (Increase) decrease in other
   assets......................        59       39        (2)      (6)   (1,252)
                                 --------  -------  --------  -------  --------
    Net cash provided by (used
     in) investing activities..       130     (771)   45,502   (1,690)  (24,922)
                                 --------  -------  --------  -------  --------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Net borrowings (payments) on
   revolving credit lines and
   unsecured notes payable.....     7,389    6,562   (15,802)    (438)    9,110
  (Payments) borrowings on
   mortgage note...............      (110)    (500)       --       --       364
  (Payments) borrowings of bank
   term loans..................      (563)      --   (29,518)      --    17,295
  Net payments of subordinated
   notes payable...............        --       --        --       --    (6,089)
  Issuance of nonvoting common
   stock.......................       195       --        --       --        --
                                 --------  -------  --------  -------  --------
    Net cash provided by (used
     in) financing activities..     6,911    6,062   (45,320)    (438)   20,680
                                 --------  -------  --------  -------  --------
NET INCREASE (DECREASE) IN
 CASH..........................       (15)       1         1        3        16
CASH, beginning of period......        18        3         4        4         5
                                 --------  -------  --------  -------  --------
CASH, end of period............  $      3  $     4  $      5  $     7  $     21
                                 ========  =======  ========  =======  ========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
  Cash paid during the period
   for interest, including
   discontinued operations.....  $  5,122  $ 2,990  $  4,702  $     0  $  1,488
                                 ========  =======  ========  =======  ========

 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION, ACQUISITIONS AND DISCONTINUED OPERATIONS:

 The Company

  Radnor Holdings Corporation (the Company) (formerly Benchmark Corporation of Delaware) was incorporated in Delaware on November 6, 1991 to acquire the outstanding stock of Benchmark Holdings, Inc. (Benchmark) and WinCup Holdings, Inc. (WinCup). The Company manufactures and distributes foam cups and containers, thermoformed lids and various other products used by the foodservice industry. The Company's products are primarily sold to national, institutional and retail customers throughout the U.S., in Mexico and in other countries. The Company and its subsidiaries market their products under a variety of brand and trade names, including "WinCup" and "Handi-Kup."

  The Company has a number of large national accounts and supplies products to a number of large foodservice distributors. The five largest accounts represented approximately 35% and 38% of the Company's net sales for fiscal year 1995 and the nine months ended September 30, 1996, respectively. Although the Company has not lost sales from its key customers in fiscal year 1995 or 1996 to date, if any of such customers substantially reduces its level of purchases from the Company, the Company's profitability could be adversely affected. Moreover, continued consolidation among distributors in the foodservice industry could result in an increasingly concentrated customer base or the loss of certain customers.

  As further discussed below, (i) the Company sold substantially all of the assets of Benchmark's cutlery and straws business as well as the assets of WinCup's thermoformed cup business pursuant to an Asset Purchase Agreement dated October 31, 1995, and (ii) the Company acquired the assets of the J. R. Cup foam cup division (J. R. Cup) of James River Paper Company, Inc. (James River) through the formation of a joint venture (the Joint Venture) on January 20, 1996.

 Joint Venture

  On January 20, 1996, WinCup entered into the Joint Venture with James River, whereby both parties contributed their fixed assets, leasehold improvements, technology, patents, trademarks, real property and other noncurrent assets associated with their foam cup and container and thermoformed lid manufacturing operations and all inventory, spare parts and other current assets, excluding cash and accounts receivable. The Joint Venture is structured as a Delaware limited partnership with WinCup as the sole general partner and James River as the sole limited partner. Ownership interests are allocated 55% to WinCup and 45% to James River.

  The formation and capitalization of the Joint Venture has been accounted for as a business combination in accordance with Accounting Principles Board Opinion No. 16 (APB No. 16), Business Combinations. Because WinCup is the sole general partner of the Joint Venture with a 55% controlling interest, the contribution of its assets and liabilities has been accounted for at WinCup's historical cost basis in such assets and liabilities. The contribution of assets and liabilities by James River has been accounted for as a purchase by WinCup in accordance with APB No. 16 and, accordingly, the assets and liabilities of James River have been recorded at their estimated fair values at the date of the purchase.

  The purchase price consisted of approximately (i) $19.1 million of cash,
(ii) $16.8 million of promissory notes (Note 3), (iii) the assumption of $1.0 million of liabilities and (iv) estimated additional consideration of $17.7 million for James River's 45% interest in the Joint Venture which is included in the accompanying balance sheet as payable to James River.

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

  The fair value of the assets acquired has been allocated as follows:

                                                                  (IN THOUSANDS)
      Inventories................................................    $ 8,200
      Property, plant and equipment..............................     46,400
                                                                     -------
                                                                     $54,600
                                                                     =======

  Pursuant to the Joint Venture Agreement (the Agreement), WinCup has the option to acquire all or part of James River's interest at the times and for the applicable prices as set forth in the Agreement. The price for 100% of James River's interest ranges from $15.0 million at January 20, 1996, to $37.3 million at January 20, 2001. Furthermore, James River may at any time beginning on the fifth anniversary of the Agreement require WinCup to acquire its 45% interest for $37.3 million. In either case, the purchase price is increased by any amounts remaining outstanding to James River under certain promissory notes discussed in Note 3, except that if WinCup exercises its option to purchase James River's interest (i) within fifteen months of the Agreement, $6.0 million of the promissory notes described in Note 3 may be redeemed at 75% of their face value and (ii) on or before the second anniversary of the Agreement, the interest on such notes will be forgiven.

  As discussed above, James River can require WinCup to acquire its 45% interest in the Joint Venture at any time after the fifth anniversary of the Agreement; therefore, the transaction has been accounted for as if WinCup purchased 100% of the Joint Venture. Furthermore, management anticipates exercising its option to purchase James River's interest on or before June 30, 1997 at approximately $17.7 million, which is the present value of the price set forth in the Agreement corresponding to the estimated purchase date. Management has included the anticipated cost of exercising its option as part of the purchase price allocated to the net assets acquired. Any change to the estimated option exercise price due to a change in the timing of the purchase of James River's interest will be reflected as an increase or decrease to the cost of net assets acquired.

 WinCup

  On February 28, 1992, WinCup entered into a Stock Purchase Agreement (the WinCup Agreement) with Kimberly-Clark Tissue Company, formerly known as Scott Paper Company (KCTC), for the purchase of Scott Container Products Group, Inc.
(SCPG) and WinCup, Inc. (WinCup, Inc.). The acquisition was accounted for as a purchase in accordance with APB No. 16 and, accordingly, the purchased assets and assumed liabilities of SCPG and WinCup, Inc. were recorded at their estimated fair values at the date of acquisition.

  Pursuant to the WinCup Agreement, KCTC was granted warrants (that expire on April 30, 2002) for the purchase of shares of nonvoting common stock of the Company representing up to 20 percent of the then outstanding capital stock of the Company at a price of $25,000 per each 1 percent of the total outstanding capital stock acquired. Furthermore, depending on the annual performance of WinCup, additional cash of up to $5.0 million (no more than $1.0 million in any fiscal year beginning with December 31, 1993 and ending on December 31,
1997) may be paid to KCTC. No amounts have been paid to KCTC pursuant to this provision of the WinCup Agreement. The Company also indemnified KCTC for up to $3.0 million related to draws made by WinCup's bank lenders on a letter of credit issued by KCTC in WinCup's favor. During 1995, KCTC exercised its indemnification rights under the WinCup Agreement in conjunction with the formation of the Joint Venture. This $3.0 million was recorded as additional long-term debt and contributed to the Joint Venture.

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

 Benchmark

  Pursuant to an Asset Purchase Agreement among Benchmark, WinCup and James River dated as of October 31, 1995, Benchmark and WinCup agreed to sell to James River all of the assets of Benchmark's cutlery and straws business and all of the assets of WinCup's thermoformed cup business, except for cash, accounts receivable and prepaid assets. The only liabilities of Benchmark and WinCup assumed by James River were obligations arising after the closing under the assumed leases and assumed material contracts and vacation pay, holiday pay and sick pay earned or accrued during 1995. The sales price was $51.0 million. The gain on the sale was approximately $2.0 million.

  The operations of Benchmark's cutlery and straws business and WinCup's thermoformed cup business have been accounted for as discontinued operations in the accompanying consolidated financial statements.

  Summary operating results for the operations sold, excluding the gain on sale, are as follows (in thousands):

                                                                    NINE MONTH
                                        YEAR ENDED DECEMBER 31,    PERIOD ENDED
                                        -------------------------  SEPTEMBER 30,
                                         1993     1994     1995        1995
                                        -------  -------  -------  -------------
      Net sales........................ $60,109  $59,953  $58,472     $51,585
      Cost of goods sold...............  53,585   50,668   45,016      41,857
                                        -------  -------  -------     -------
      Gross profit.....................   6,524    9,285   13,456       9,728
      Operating expenses...............  11,211   10,276    9,306       8,138
                                        -------  -------  -------     -------
      Income (loss) from operations....  (4,687)    (991)   4,150       1,590
      Other expense....................  (3,117)  (4,091)  (3,616)     (3,081)
                                        -------  -------  -------     -------
      Net income (loss)................ $(7,804) $(5,082) $   534     $(1,491)
                                        =======  =======  =======     =======

  The components of net current and net noncurrent assets of discontinued operations as of December 31, 1994 and 1995, are summarized as follows (in thousands):

                                                                  1994     1995
                                                                --------  ------
      Cash and accounts receivable............................. $  6,157  $  653
      Inventories..............................................   10,372      --
      Prepaid expenses and other...............................      168   1,284
      Accounts payable and accrued liabilities.................  (11,736)   (955)
                                                                --------  ------
        Net current assets of discontinued operations..........    4,961     982
                                                                --------  ------
      Property, plant and equipment, net.......................   29,812      --
      Goodwill and other noncurrent assets.....................   10,338      --
      Long-term debt...........................................  (39,678)     --
                                                                --------  ------
        Net long-term assets of discontinued operations........      472      --
                                                                --------  ------
        Total net assets of discontinued operations............ $  5,433  $  982
                                                                ========  ======

  The Company used a portion of the proceeds of the sale to retire certain outstanding debt totaling approximately $48.0 million. An additional $23.8 million of principal and accrued interest was forgiven by the bank as part of this transaction. As a result, at the closing of the above transaction, the total amount of debt outstanding to the Company's primary bank was reduced to $9.0 million. In connection with the Joint Venture, the bank was paid $8.25 million in full satisfaction of the obligation upon execution of the Joint Venture Agreement.

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of WinCup, Radnor and the Joint Venture. All material intercompany balances and transactions have been eliminated in consolidation.

 Accounts Receivable, Net

  Included in accounts receivable are allowances for doubtful accounts of $418,000, $496,000 and $498,000 at December 31, 1994 and 1995 and September
30, 1996, respectively.

 Inventories

  Raw materials and finished goods are recorded at the lower of cost (first-in, first-out) or market. Inventories consist of the following (in thousands):

                                                     DECEMBER 31,
                                                     ------------- SEPTEMBER 30,
                                                      1994   1995      1996
                                                     ------ ------ -------------
      Raw materials................................. $2,160 $1,860    $ 3,002
      Finished goods................................  5,842  4,634     12,430
                                                     ------ ------    -------
                                                     $8,002 $6,494    $15,432
                                                     ====== ======    =======

 Property, Plant and Equipment

  Property, plant and equipment additions are recorded at cost and are depreciated using the straight-line method over estimated useful lives which range from 5 to 40 years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease using the straight-line method. Repair and maintenance costs are expensed as incurred.

 Supplies and Spare Mold Parts

  Supplies and spare mold parts include maintenance parts maintained in a central stores location. When parts are needed at the various manufacturing facilities, the parts are shipped and expensed in that current period.

 Organization Costs, Net

  Costs incurred to organize the Company have been capitalized and are being amortized on a straight-line basis over five years. Such costs are net of accumulated amortization of $1.1 million, $1.4 million and $1.7 million at December 31, 1994 and 1995 and September 30, 1996, respectively.

 Financing Acquisition Costs

  Costs of $1.2 million incurred during 1996 in connection with obtaining long-term financing have been capitalized, are included in other assets in the accompanying financial statements and are being amortized on a straight-line basis over the term of the Term Loan and Revolver (Note 3).

 Accounts Payable

  Included in accounts payable are amounts relating to outstanding checks of $1.3 million, $1.5 million and $3.4 million at December 31, 1994, 1995, and September 30, 1996, respectively.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross of any cash discounts. Any discounts subsequently taken by the customer are recorded as a reduction to sales revenue.

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

 Research and Development

  Research and development expenses are charged to expense as incurred.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The estimated fair value of financial instruments has been determined by the Company using the available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange.

  The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these instruments.

  The carrying amounts of the Company's bank term loans, line of credit and mortgage note payable approximate fair value because they have variable interest rates based on either prime rate or LIBOR.

  The carrying values of noninterest-bearing subordinated promissory notes A, B and C approximate their fair values since they have been discounted using the Company's incremental borrowing rate, which approximates the prime rate.

  The carrying values of subordinated promissory notes D, E and F approximate their fair values as they bear interest at rates based on the prime rate.

 Recently Issued Accounting Standards

  Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which was adopted by the Company in 1996, did not have a material effect on the Company's financial position or its results of operations upon adoption. SFAS No. 123, Accounting for Stock-Based Compensation, is required to be adopted by the Company in 1996. Pursuant to the provisions of SFAS No. 123, the Company will continue to account for transactions with its employees pursuant to Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Therefore, this statement is not expected to have a material effect on the Company's financial position or its results of operations when adopted.

 Unaudited Interim Consolidated Financial Statements

  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(3) LONG-TERM DEBT:

  Long-term debt consists of the following (in thousands):

                                                  DECEMBER 31,
                                                 ---------------  SEPTEMBER 30,
                                                  1994     1995       1996
                                                 -------  ------  -------------
Bank term loan (Term Note) bearing interest at
 either prime (8.25% at September 30, 1996)
 plus 1% or LIBOR (5.625% at September 30,
 1996) plus 2.75%, principal of $214,000 plus
 interest due monthly secured by substantially
 all assets of the Joint Venture and WinCup,
 matures January 22, 2001......................  $    --  $   --     $17,295
Outstanding balance under $28.0 million
 revolving line of credit (Revolver), bearing
 interest at either prime plus 0.75% or LIBOR
 plus 2.5%, interest payable monthly with the
 outstanding principal balance and any accrued
 interest due on January 22, 2001, secured by
 substantially all assets of the Joint Venture
 and WinCup. The interest rate is subject to
 adjustment downward of up to 0.5% in the event
 the Joint Venture meets certain defined
 financial targets.............................       --      --      18,241
Senior subordinated promissory note (Note A),
 non interest bearing, principal due upon
 meeting certain conditions as set forth in the
 promissory note agreement.....................       --      --       4,158
Subordinated promissory note (Note B),
 noninterest bearing, terms the same as Note A,
 to be paid ratably with Note C................       --      --         284
Subordinated promissory note (Note C),
 noninterest bearing, terms the same as Note B,
 to be paid ratably with Note B................       --     300         321
Subordinated promissory note (Note D), interest
 at 10% through January 1998, 12% thereafter.
 Interest during the first two years is added
 to principal, thereafter, interest is paid
 quarterly if Notes A, B and C are paid in full
 and interest on Note E is current. Quarterly
 principal payments of $415,625 due beginning
 January 20, 1999. Unpaid principal and accrued
 interest due January 20, 2001.................       --      --       6,100
Subordinated promissory note (Note E), terms
 the same as Note D, except that quarterly
 principal payments are $168,750...............       --   2,700       2,890
Subordinated promissory note (Note F), terms
 the same as Note E, except three quarterly
 payments of $100,000 with the final payment
 including all accrued interest................       --      --         308
Mortgage note payable, interest at 6% in 1994
 and 1995, interest same as Term Note plus 1%
 in 1996, payable quarterly, due January 2001,
 secured by certain buildings and
 improvements..................................    4,252   4,252       4,616
Outstanding balance under $24,737,500,
 revolving lines of credit bearing interest
 ranging from 1 to 2% over the bank's reference
 rate, due February 28, 1995, collateralized by
 inventories, accounts receivable and the
 common stock of the Company...................   21,895   9,000          --
Bank term loans bearing interest ranging from 1
 to 2% over the bank's reference rate, due on
 various dates beginning April 15, 1993,
 collateralized by certain machinery,
 equipment, other assets and the common stock
 of the Company................................    9,263      --          --
                                                 -------  ------     -------
                                                  35,410  16,252      54,213
Less current portion...........................     (334) (9,000)     (2,646)
                                                 -------  ------     -------
                                                 $35,076  $7,252     $51,567
                                                 =======  ======     =======

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

  The Revolver and Term Note agreements contain certain restrictive covenants which include, among other things, restrictions on the declaration or payment of dividends, incurrence of additional debt, the amount of capital expenditures and sale or disposition of assets. The agreements also require the Company to maintain required net worth and debt to equity, current, debt coverage and earnings to interest expense ratios. The Company is currently in compliance with all financial covenants.

  Future debt maturities are as follows for the three months ended December 31, 1996, and subsequent years (in thousands):

      1996.............................................................. $   642
      1997..............................................................   2,568
      1998..............................................................   2,568
      1999..............................................................   5,206
      2000..............................................................   4,906
      2001 and thereafter...............................................  38,323
                                                                         -------
                                                                         $54,213
                                                                         =======

(4) COMMITMENTS AND CONTINGENCIES:

 Leases

  The Company leases certain of its manufacturing and warehouse facilities under noncancelable operating lease arrangements. The future minimum payments under these leases are as follows for the three months ended December 31, 1996 and subsequent years (in thousands):

      1996............................................................... $  892
      1997...............................................................  3,276
      1998...............................................................  2,369
      1999...............................................................    360
      2000...............................................................     36
      2001...............................................................     36
                                                                          ------
                                                                          $6,969
                                                                          ======

 Litigation

  The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management believes that these actions will not have a material effect on the Company's financial position or results of operations.

  In July 1996, StyroChem (defined below) filed suit in the United States District Court for the Northern District of Texas against James River for breach of a supply contract between StyroChem and James River. The contract in question required James River to purchase from StyroChem all of the expandable polystyrene bead (EPS) requirements for its foam operations through February 1999, provided that the material satisfied certain product specifications. Because the product supplied by StyroChem did not meet such specifications, James River ceased purchasing EPS from StyroChem and did not assign the contract to the Joint Venture in connection with its formation. The Joint Venture agreed to indemnify James River for certain liabilities relating to the failure of James River to assign the contract in question to the Joint Venture and the Joint Venture has assumed the defense of such litigation, subject to certain reservations

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS) of rights. The lawsuit has been stayed pending the outcome of the acquisition (see Note 11), and management believes the lawsuit will be dismissed with prejudice following the consummation of the acquisition. However, in the event the StyroChem acquisition is not consummated, management does not believe the ultimate outcome of the lawsuit will have a material effect on the Company's financial position or results of operations.

 Letters of Credit

  The Company maintained letters of credit to support various self-insurance programs in place through December 31, 1994. Letters of credit outstanding totaled approximately $2.2 million as of December 31, 1994.

 Supply Agreement

  The Company is committed under a purchase agreement to buy from StyroChem all of the EPS requirements for the former WinCup plants up to 40 million pounds of EPS annually plus 75% of those plants' annual requirements in excess of 40 million pounds at prevailing market prices. The agreement is for an eight-year period ending February 2000, with options for yearly extensions thereafter. The Company is currently negotiating to acquire StyroChem. (See
Note 11).

(5) REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY:

  The Company is authorized to issue up to 11,650 shares of voting common stock, 5,650 shares of nonvoting common stock and 2,000 shares of redeemable convertible preferred stock. At September 30, 1996, there are 6,000 shares of voting common stock, 245 shares of nonvoting common stock and 2,000 shares of redeemable convertible preferred stock outstanding. All shares have a par value of $.10.

  In January 1996, the holder of the redeemable convertible preferred stock agreed to modify the optional and mandatory redemption terms of such stock. Pursuant to the modifications, the Company may at its option at any time through January 20, 1999, redeem all of the outstanding redeemable convertible preferred stock for an aggregate price of $2.0 million. On and after January 20, 1999, the holders of the outstanding redeemable convertible preferred stock have the right to require the Company to redeem all such shares for an aggregate price of $3.0 million. If the Company fails to pay the mandatory redemption price, the outstanding redeemable convertible preferred stock is converted into an unsecured promissory note in an amount equal to the mandatory redemption price plus interest at 10% per annum. All accrued and unpaid interest and principal are due two years from the date of the note. The note shall not be subordinated to any other obligation of the Company.

  Prior to the modification of the optional and mandatory redemption terms, the mandatory redemption price was $3,500 per share which was increased by a 7% return compounded annually. The redeemable convertible preferred stock has been recorded outside of stockholders' equity at the $3.0 million mandatory redemption price for all years presented (see Note 11).

  The redeemable convertible preferred stock is entitled to a $3,500 liquidating preference, which is increased each year the shares are outstanding by a 7% compounded annual return, plus any accrued but unpaid dividends that have been declared. There have been no dividends declared as of September 30, 1996. The total liquidation value at September 30, 1996, is approximately $9.6 million.

  On March 10, 1993, the Board of Directors, pursuant to a plan, granted certain members of management the right to purchase up to 620 shares of the Company's nonvoting common stock. Under

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS) the terms of the grants, the participants could purchase stock for a period of 60 days from the date of grant at $800 per share, the fair value on that date, for cash or through a note to be repaid through payroll deductions. During 1993, 245 shares were purchased under the plan for $180,000 in cash and $15,000 in notes. No grants were made or shares purchased under the plan in 1994, 1995 or the nine month period ended September 30, 1996.

(6) RELATED PARTY TRANSACTION:

  During 1993, the Company paid $125,000 for management services to Trinity Capital Partners, Inc. of which the President, sole director and majority stockholder of the Company is the President, a director and sole shareholder. Certain members of the Joint Venture's board of directors are employed by the Company's primary legal counsel and the Company's investment banker. Amounts paid to the law firm since the formation of the Joint Venture are approximately $313,000. In connection with the formation of the Joint Venture, the Company paid approximately $550,000 of investment banking fees to its investment banker.

(7) RESTRUCTURING CHARGES:

  In connection with the formation of the Joint Venture, the Company accrued approximately $855,000 in the nine months ended September 30, 1996 for certain estimated future costs related to the consolidation and restructuring of certain existing and acquired plants.

(8) INCOME TAXES:

  The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse. There is no provision for taxes for the years ended December 31, 1995, 1994 and 1993, as the Company generated net operating losses for the years then ended.

  The provision for income taxes for each of the three years in the period ended December 31, 1995 and for the nine month periods ended September 30, 1995 and 1996, is as follows (in thousands):

                                  YEAR ENDED DECEMBER       NINE MONTH PERIOD
                                          31,              ENDED SEPTEMBER 30,
                                 ------------------------  -------------------
                                  1993     1994    1995      1995       1996
                                 -------  ------  -------  ---------  ---------
Current:
  Federal......................  $    --  $   --  $    --  $      --  $      --
  State........................       --      --       --         --         --
Deferred.......................   (1,783)   (999)      30         20       (128)
(Generation) utilization of net
 operating loss carryforwards..   (3,569)   (741)   2,274      1,706      1,396
Change in valuation allowance..    5,352   1,740   (2,304)    (1,726)    (1,268)
                                 -------  ------  -------  ---------  ---------
                                 $    --  $   --  $    --  $      --  $      --
                                 =======  ======  =======  =========  =========

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

  The components of deferred taxes are as follows (in thousands):

                                                DECEMBER 31,
                                              ------------------  SEPTEMBER 30,
                                                1994      1995        1996
                                              --------  --------  -------------
     Deferred tax assets:
       Net operating loss carryforwards...... $  8,355  $  6,081    $  4,685
       Alternative minimum tax credit
        carryforwards........................   18,800    18,800      18,800
                                              --------  --------    --------
                                                27,155    24,881      23,485
     Deferred tax liabilities:
       Accelerated tax depreciation..........    1,305     1,285       1,157
       Other.................................      500       550         550
                                              --------  --------    --------
     Net deferred tax asset..................   25,350    23,046      21,778
     Valuation allowance.....................  (25,350)  (23,046)    (21,778)
                                              --------  --------    --------
     Deferred tax asset...................... $     --  $     --    $     --
                                              ========  ========    ========

  The Company has recorded a valuation allowance with respect to the alternative minimum tax and net operating loss carryforwards reflected as deferred tax assets due to the uncertainty of their ultimate realization.

  The Company had net operating loss carryforwards of approximately $11.7 million at September 30, 1996. Net operating loss carryforwards expire through 2010. The Company also had approximately $18.8 million in alternative minimum tax credit carryforwards at September 30, 1996, which are available indefinitely.

(9) STOCK OPTION PLAN:

  The Company adopted the 1992 Stock Option Plan (the Plan), which provides for the grant of non-qualified options to purchase shares of the nonvoting common stock subject to certain limitations. Non-qualified stock options are issuable only to eligible officers and employees of the Company. The Company has reserved 1,249 shares of its nonvoting common stock for issuance under the Plan.

  The per share exercise price of a stock option may not be less than 75% of the fair market value of the nonvoting common stock, as determined by the board of directors, on the date the option is granted. Such options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to a date not less than three months prior to the date of exercise. The exercise date of an option granted under the plan cannot be later than ten years from the date of the grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance.

  The following summarizes the stock option activity under the Plan:

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                                    ----------------
                                                                       NINE MONTH
                                                                      PERIOD ENDED
                                                                      SEPTEMBER 30,
                                                    1993  1994  1995      1996
                                                    ----  ----  ----  -------------
Options outstanding at beginning of period......... 294   752   738        710
  Granted.......................................... 495    --    --         --
  Exercised........................................  --    --    --         --
  Cancelled........................................ (37)  (14)  (28)       (10)
                                                    ---   ---   ---        ---
Options outstanding at end of period............... 752   738   710        700
                                                    ===   ===   ===        ===
Options available for grant........................ 497   511   539        549
                                                    ===   ===   ===        ===
Exercisable at end of period.......................  51   196   327        362
                                                    ===   ===   ===        ===

                          RADNOR HOLDINGS CORPORATION

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

  The exercise price for all options granted to date is $3,350 per share, which was the fair market value as determined by the board of directors on the grant dates.

(10) EMPLOYEE BENEFIT PLAN:

  The Company sponsors a 401(k) savings and profit-sharing plan, which covers all employees who have had at least 1,000 hours of service during any year. The Company will match employee contributions up to 2.8% of an employee's annual salary. The Company may also, at the discretion of the board of directors, elect to make a profit-sharing contribution. There have been no profit-sharing contributions for the three years in the period ended December 31, 1995, or for the nine months ended September 30, 1996. Employer matching contributions to the plan amounted to approximately $269,000, $111,000, $99,000 and $318,000 for the years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1996.

(11) SUBSEQUENT EVENTS:

 Senior Note Offering

  On December 5, 1996, the Company completed a $100.0 million senior note offering. Net proceeds to the Company from the offering were used to (i) repay existing indebtedness, including amounts outstanding under the Term Note, Revolver, the various subordinated notes and the mortgage note payable, (ii) acquire James River's interest in the Joint Venture, (iii) redeem the outstanding redeemable convertible preferred stock and warrants, (iv) finance the StyroChem Acquisition (discussed below) and (v) provide working capital. It is expected that $6.0 million of the subordinated notes payable will be redeemed at 75% of their face value and the accrued interest on the notes will be forgiven as they will be redeemed within certain timeframes as specified in the Agreement. In addition, it is expected that James River's interest in the Joint Venture will be acquired for $16.6 million. The difference between the actual price paid to acquire James River's interest and the $17.7 million currently recorded in the financial statements will reduce the value of the original purchase price allocated to property, plant and equipment.

 StyroChem Acquisition

  On December 5, 1996, the Company acquired all of the issued and outstanding capital stock of and other equity interests in SP Acquisition Co. (StyroChem), a Delaware corporation, for an aggregate cash purchase price of approximately $29.0 million plus $2.0 million of assumed indebtedness and consulting payments. Pursuant to the Stock Purchase Agreement (the Agreement), the purchase price is subject to adjustment based on the change in StyroChem's net working capital, as defined in the Agreement, between August 3, 1996, and the closing date. StyroChem is a manufacturer of EPS, which is the primary raw material used in the production of foam cups and containers.

(12) UNAUDITED PRO FORMA FINANCIAL INFORMATION:

  The following unaudited pro forma information presents a summary of consolidated results of operations as if the acquisition of J. R. Cup had occurred at the beginning of each respective period, with adjustments to give effect to amortization of financing fees, interest expense on acquisition debt and certain other adjustments. The pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transactions been effected on the assumed date.

                                                                    NINE MONTH
                                                       YEAR ENDED  PERIOD ENDED
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1995         1996
                                                      ------------ -------------
                                                            (IN THOUSANDS)
      Net sales......................................   $184,919     $132,534
      Income from operations.........................      5,451        7,972
      Income from continuing operations..............      2,328        4,491

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To James River Paper Company, Inc.
and Radnor Holdings Corporation:

  We have audited the accompanying balance sheets of J. R. CUP FOAM CONTAINER OPERATIONS OF JAMES RIVER PAPER COMPANY, INC. (a Virginia corporation) (formerly Handi-Kup Foam Container Operations of James River Paper Company, Inc.), as of December 25, 1994 and December 31, 1995, and the related statements of operations, changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the J. R. Cup Foam Container Operations of James River Paper Company, Inc. as of December 25, 1994 and December 31, 1995, and the results of its operations for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 October 14, 1996

                     J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                                 BALANCE SHEETS

                                    (NOTE 1)
                                 (IN THOUSANDS)

                                                       DECEMBER 25, DECEMBER 31,
                        ASSETS                             1994         1995
                        ------                         ------------ ------------
CURRENT ASSETS:
  Accounts receivable.................................   $  5,309     $  4,901
  Inventories, net....................................      7,591        7,543
  Prepaid expenses and other..........................        221          224
                                                         --------     --------
    Total current assets..............................     13,121       12,668
PROPERTY, PLANT AND EQUIPMENT (Note 2):
  Land and improvements...............................      1,196        1,064
  Buildings and improvements..........................      8,758        7,943
  Machinery and equipment.............................     37,870       37,316
  Supplies and spare mold parts.......................      1,609        1,376
                                                         --------     --------
                                                           49,433       47,699
  Less accumulated depreciation.......................    (30,011)     (30,717)
                                                         --------     --------
                                                           19,422       16,982
OTHER ASSETS..........................................        123           70
                                                         --------     --------
                                                         $ 32,666     $ 29,720
                                                         ========     ========
          LIABILITIES AND OWNER'S INVESTMENT
          ----------------------------------
CURRENT LIABILITIES:
  Accounts payable....................................   $  4,477     $  5,571
  Accrued liabilities (Note 2)........................      5,182        6,194
                                                         --------     --------
                                                            9,659       11,765
OTHER LONG-TERM LIABILITIES...........................        716          781
COMMITMENTS AND CONTINGENCIES (Note 3)
OWNER'S INVESTMENT....................................     22,291       17,174
                                                         --------     --------
                                                         $ 32,666     $ 29,720
                                                         ========     ========

        The accompanying notes are an integral part of these statements.

                     J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                                    (NOTE 1)
                                 (IN THOUSANDS)

                                          DECEMBER 26, DECEMBER 25, DECEMBER 31,
                                              1993         1994         1995
                                          ------------ ------------ ------------
NET SALES................................   $90,819      $94,644      $98,680
COST OF GOODS SOLD.......................    69,246       76,053       80,359
                                            -------      -------      -------
GROSS PROFIT.............................    21,573       18,591       18,321
OPERATING EXPENSES:
  Distribution...........................     8,336        9,812        8,354
  Selling, general and administrative....     4,164        4,061        3,672
  Allocation from James River (Note 1)...     3,880        4,725       10,101
                                            -------      -------      -------
INCOME (LOSS) FROM OPERATIONS............     5,193           (7)      (3,806)
                                            -------      -------      -------
OTHER (INCOME) EXPENSE ..................       144          253         (225)
                                            -------      -------      -------
INCOME (LOSS) BEFORE INCOME TAXES........     5,049         (260)      (3,581)
PROVISION FOR INCOME TAXES (Note 5)......        --           --           --
                                            -------      -------      -------
NET INCOME (LOSS)........................   $ 5,049      $  (260)     $(3,581)
                                            =======      =======      =======


        The accompanying notes are an integral part of these statements.

                     J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  STATEMENTS OF CHANGES IN OWNER'S INVESTMENT

                                    (NOTE 1)
                                 (IN THOUSANDS)

BALANCE, January 1, 1993............................................... $25,086
  Net income...........................................................   5,049
  Net payments to James River..........................................  (6,373)
                                                                        -------
BALANCE, December 26, 1993.............................................  23,762
  Net loss.............................................................    (260)
  Net payments to James River..........................................  (1,211)
                                                                        -------
BALANCE, December 25, 1994.............................................  22,291
  Net loss.............................................................  (3,581)
  Net payments to James River..........................................  (1,536)
                                                                        -------
BALANCE, December 31, 1995............................................. $17,174
                                                                        =======


        The accompanying notes are an integral part of these statements.

                     J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                    (NOTE 1)
                                 (IN THOUSANDS)

                                         DECEMBER 26, DECEMBER 25, DECEMBER 31,
                                             1993         1994         1995
                                         ------------ ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................   $ 5,049      $  (260)     $(3,581)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation........................     2,434        2,478        2,580
    Changes in operating assets and
     liabilities--
      Accounts receivable...............       866          503          408
      Inventories, net..................        20          551           48
      Prepaid expenses and other........       (21)         (64)          (3)
      Accounts payable..................       559         (411)       1,094
      Accrued liabilities...............    (1,061)         387        1,012
      Other assets......................       202           16           53
      Other long-term liabilities.......        --            6           65
                                           -------      -------      -------
        Net cash provided by operating
         activities.....................     8,048        3,206        1,676
                                           -------      -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net purchases of property, plant and
   equipment............................    (1,675)      (1,995)        (140)
                                           -------      -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments to James River...........    (6,373)      (1,211)      (1,536)
                                           -------      -------      -------
CASH, beginning of period (Note 2)......        --           --           --
                                           -------      -------      -------
CASH, end of period (Note 2)............   $    --      $    --      $    --
                                           =======      =======      =======


        The accompanying notes are an integral part of these statements.

                    J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Company

  As of the dates and for the periods presented, J. R. Cup Foam Container Operations (the Company) (formerly Handi-Kup Foam Container Operations of James River Paper Company, Inc.) was an operating unit of James River Paper Company, Inc. (James River). The Company manufactures and distributes foam cups, containers and thermoformed lids primarily to national, institutional and retail customers throughout the U.S.

 Basis of Presentation

  On January 20, 1996, James River entered into a Joint Venture with WinCup Holdings, Inc. (WinCup), another foam cup manufacturer, whereby both parties contributed their fixed assets, leasehold improvements, technology, patents, trademarks, real property and other noncurrent assets associated with their foam cup and container and thermoformed lid manufacturing operations and all inventory, spare parts and other current assets, excluding cash and accounts receivable, to the Joint Venture.

  The Joint Venture is structured as a Delaware limited partnership with WinCup as the sole general partner and James River as the sole limited partner. Ownership interests are allocated 55% to WinCup and 45% to James River.

  The financial statements include certain amounts that have been allocated to the Company by James River. Specifically, these allocations include general and administrative expenses and accruals for advertising, market survey, promotion, legal fees and customer performance allowances. Management believes that the allocation methodologies used to allocate these corporate centrally managed costs to the Company represent a reasonable basis for allocation. Included in selling, general and administrative expenses are $3.0 million, $2.6 million and $2.7 million in customer performance allowances allocated to the Company by James River for the periods ended December 26, 1993, December 25, 1994 and December 31, 1995, respectively. All other expenses allocated from James River are included in allocation from James River in the accompanying statements of operations.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal Year

  The Company's fiscal year includes the 52 or 53 weeks ending on the last Sunday in December. The year ended December 31, 1995 included 53 weeks while the years ended December 25, 1994 and December 26, 1993 each included 52 weeks.

 Cash

  Prior to the date of its acquisition by WinCup, the Company was a participant in the cash pool of James River. All of the cash of the James River subsidiaries was deposited into a single account. All cash requirements of James River and its subsidiaries were then funded out of this cash pool. As a result, the Company had no cash balances recorded on its books prior to its acquisition by WinCup.

                    J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 Inventories, Net

  Inventories are stated at the lower of cost (first-in, first-out) or market and include the cost of materials, labor and manufacturing overhead. Inventories consist of the following at December 25, 1994 and December 31, 1995:

                                                                    1994   1995
                                                                   ------ ------
                                                                        (IN
                                                                    THOUSANDS)
      Raw materials............................................... $  897 $1,035
      Finished goods..............................................  6,908  6,508
                                                                   ------ ------
                                                                   $7,805 $7,543
                                                                   ====== ======

 Property, Plant and Equipment

  Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements which increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the useful lives of the respective assets, which range from 20 to 45 years for buildings and 5 to 20 years for machinery and equipment. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease using the straight-line method.

 Supplies and Spare Mold Parts

  Supplies and spare mold parts include maintenance parts maintained in a central stores location. When parts are needed at the various manufacturing facilities, the parts are shipped and expensed in that period.

 Accrued Liabilities

  The components of accrued liabilities are as follows at December 25, 1994 and December 31, 1995:

                                                                   1994   1995
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
      Worker's compensation reserves............................. $1,630 $2,257
      Payroll and employee related items.........................  1,443  1,431
      Sales rebates..............................................    700    890
      Accrued utilities..........................................    458    320
      Other accrued liabilities..................................    951  1,296
                                                                  ------ ------
                                                                  $5,182 $6,194
                                                                  ====== ======

 Pension Assets and Post Retirement Benefits Other than Pensions

  James River sponsors various contributory and noncontributory pension plans. Benefits under the plans are primarily based on years of service and compensation. An allocation of the total James River net pension asset exclusive of the net minimum liabilities of $123,000 and $70,000 at December 25, 1994 and December 31, 1995, respectively, has been included in other assets in the accompanying financial statements of the Company.

  James River provides certain medical and life insurance benefits to eligible employees upon retirement. An allocation of the amounts attributable to the Company's employees of $716,000 and

                    J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

$781,000 at December 25, 1994 and December 31, 1995, respectively, has been included in other long-term liabilities in the accompanying financial statements.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded net of expected cash discounts.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The estimated fair value of financial instruments has been determined by the Company using the available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange.

  The carrying values of accounts receivable, accounts payable and accrued liabilities approximate fair values due to the short-term maturities of these financial instruments.

(3) COMMITMENTS AND CONTINGENCIES:

  The Company leases certain facilities, vehicles and equipment over varying periods. None of the agreements contain unusual renewal or purchase options. As of December 31, 1995, future minimum rental payments under noncancelable operating leases were as follows (in thousands):

      1996............................................................... $1,537
      1997...............................................................  1,374
      1998...............................................................    845
      1999...............................................................    338
                                                                          ------
                                                                          $4,094
                                                                          ======

  Rent expense totaled $2.2 million, $2.4 million and $2.4 million in 1993, 1994 and 1995, respectively.

 Litigation

  The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management believes that these actions will not have a significant effect on the Company's financial position or results of operations.

  In July 1996, StyroChem, the Company's primary supplier of expandable polystyrene beads (EPS) filed suit in the United States District Court for the Northern District of Texas against James River for breach of a supply contract between StyroChem and James River. The contract in question required James

                    J. R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

River to purchase from StyroChem all of the EPS requirements for its foam operations through February 1999, provided that the material satisfied certain product specifications. Because the product supplied by StyroChem did not meet such specifications, James River ceased purchasing EPS from StyroChem and did not assign the contract to the Joint Venture in connection with its formation. The Joint Venture agreed to indemnify James River for certain liabilities relating to the failure of James River to assign the contract in question to the Joint Venture and the Joint Venture has assumed the defense of such litigation, subject to certain reservations of rights. The lawsuit has been stayed pending the outcome of a proposed acquisition of StyroChem by WinCup, and management expects the lawsuit will be dismissed with prejudice following the consummation of the acquisition. Management does not believe the ultimate outcome of the lawsuit will have a material effect on the Company's financial position or results of operations.

(4) RELATED PARTY TRANSACTIONS:

  Transactions with other James River locations are reflected as though they were settled immediately as an addition to or a reduction of James River's investment and there are no amounts due to or from James River at the end of any period.

(5) INCOME TAXES:

  The Company has historically been included in the consolidated federal income tax return and combined/unitary state income tax returns of James River. No provision for income taxes has been reflected in the accompanying financial statements as the Company has historically generated tax losses on a standalone basis. Deferred income tax assets and liabilities have been determined at the corporate level and have not been allocated on a standalone basis. Because the Company is included in the James River consolidated federal income tax return, net operating loss carryforwards, investment and other tax credit carryforwards, if any, were utilized by James River. Accordingly, the Company has no reportable net operating loss or tax credit carryforwards on a standalone basis.

                         INDEPENDENT AUDITORS' REPORT

SP Acquisition Co.
Fort Worth, Texas

  We have audited the accompanying consolidated balance sheets of SP Acquisition Co. and subsidiaries (the Company), as of April 1, 1995 and March 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SP Acquisition Co. and subsidiaries as of April 1, 1995 and March 30, 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  On October 30, 1996, as discussed in Note 16, the Company's shareholders entered into a definitive agreement with Radnor Holdings Corporation (Radnor) whereby Radnor agreed to acquire all the issued and outstanding capital stock of and equity interests in the Company, subject to certain conditions.

DELOITTE & TOUCHE LLP

Fort Worth, Texas

October 18, 1996
(October 30, 1996 as to Note 16)

                      SP ACQUISITION CO. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

         APRIL 1, 1995, MARCH 30, 1996 AND UNAUDITED SEPTEMBER 28, 1996

                                         APRIL 1,     MARCH 30,   SEPTEMBER 28,
                ASSETS                     1995         1996          1996
                ------                  -----------  -----------  -------------
                                                                   (UNAUDITED)
CURRENT ASSETS
  Cash and cash equivalents............ $   117,696  $    73,342   $    27,608
  Accounts receivable..................  15,933,813   11,697,236    12,687,047
  Refundable income taxes..............         --       391,340           --
  Inventory............................   7,839,053    6,794,310     7,521,240
  Prepaid expenses.....................     313,636      436,823       228,052
  Deferred income taxes................     923,687      858,920     1,223,080
                                        -----------  -----------   -----------
    Total current assets...............  25,127,885   20,251,971    21,687,027
PROPERTY, PLANT AND EQUIPMENT, NET.....   3,878,920    7,391,878     7,327,017
PROPERTY HELD FOR SALE.................   1,600,000    1,771,176     1,733,366
DEFERRED INCOME TAXES..................   1,990,557    1,380,264     1,133,547
OTHER ASSETS...........................     253,113      171,248        64,464
                                        -----------  -----------   -----------
TOTAL.................................. $32,850,475  $30,966,537   $31,945,421
                                        ===========  ===========   ===========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
CURRENT LIABILITIES:
  Notes payable........................ $ 1,609,954  $ 1,832,581   $ 1,199,102
  Accounts payable.....................  17,131,719   14,464,013    13,724,421
  Accrued liabilities..................   1,509,801    1,207,789     2,353,923
  Income taxes payable.................     683,908      252,963       915,827
  Current portion of long-term debt....   1,219,135    1,242,556     1,079,244
                                        -----------  -----------   -----------
    Total current liabilities..........  22,154,517   18,999,902    19,272,517
                                        -----------  -----------   -----------
LONG-TERM DEBT.........................   6,235,010    6,318,873     4,981,782
                                        -----------  -----------   -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
   100,000 shares authorized; 22,315
   shares issued and outstanding
   (liquidation preference of $500,000)
   ....................................         223          223           223
  Common stock, $.01 par value, 400,000
   shares authorized; 65,184 shares
   issued and outstanding..............         652          652           652
  Additional paid-in capital...........     999,125      999,125       999,125
  Retained earnings....................   3,492,533    4,723,461     6,786,809
  Cumulative translation adjustments...     (31,585)     (75,699)      (95,687)
                                        -----------  -----------   -----------
    Total stockholders' equity.........   4,460,948    5,647,762     7,691,122
                                        -----------  -----------   -----------
TOTAL.................................. $32,850,475  $30,966,537   $31,945,421
                                        ===========  ===========   ===========

                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

  FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND UNAUDITED SIX MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

                                                               SIX MONTH
                                  YEAR ENDED                 PERIOD ENDED
                          --------------------------- ---------------------------
                           APRIL 1,                   SEPTEMBER 30, SEPTEMBER 28,
                             1995      MARCH 30, 1996     1995          1996
                          -----------  -------------- ------------- -------------
                                                       (UNAUDITED)   (UNAUDITED)
NET SALES...............  $72,106,153   $76,221,366    $41,218,856   $37,357,553
COST OF GOODS SOLD......   61,472,165    68,121,794     37,086,892    30,605,998
                          -----------   -----------    -----------   -----------
GROSS PROFIT............   10,633,988     8,099,572      4,131,964     6,751,555
DISTRIBUTION EXPENSE....    2,011,000     2,604,026      1,428,634     1,661,253
SELLING, GENERAL AND AD-
 MINISTRATIVE EXPENSE...    3,015,451     3,101,417      1,569,292     1,786,970
                          -----------   -----------    -----------   -----------
INCOME FROM OPERATIONS..    5,607,537     2,394,129      1,134,038     3,303,332
                          -----------   -----------    -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense......     (889,325)     (798,928)      (473,932)     (361,384)
  Other income, net.....      254,996       589,820        380,071        80,400
                          -----------   -----------    -----------   -----------
TOTAL OTHER INCOME (EX-
 PENSE).................     (634,329)     (209,108)       (93,861)     (280,984)
                          -----------   -----------    -----------   -----------
INCOME BEFORE INCOME
 TAXES..................    4,973,208     2,185,021      1,040,177     3,022,348
INCOME TAXES............    1,845,675       954,093        356,000       959,000
                          -----------   -----------    -----------   -----------
NET INCOME..............  $ 3,127,533   $ 1,230,928    $   684,177   $ 2,063,348
                          ===========   ===========    ===========   ===========


                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

  FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND UNAUDITED SIX MONTH
                        PERIOD ENDED SEPTEMBER 28, 1996

                                              ADDITIONAL
                             PREFERRED COMMON  PAID-IN    RETAINED  TRANSLATION
                               STOCK   STOCK   CAPITAL    EARNINGS  ADJUSTMENTS
                             --------- ------ ---------- ---------- -----------
BALANCE, APRIL 3, 1994......   $223     $652   $999,125  $  365,000  $     --
  Net income................                              3,127,533
  Translation adjustments...                                          (31,585)
                               ----     ----   --------  ----------  --------
BALANCE, APRIL 1, 1995......    223      652    999,125   3,492,533   (31,585)
  Net income................                              1,230,928
  Translation adjustments...                                          (44,114)
                               ----     ----   --------  ----------  --------
BALANCE, MARCH 30, 1996.....    223      652    999,125   4,723,461   (75,699)
  Net income (unaudited)....                              2,063,348
  Translation adjustments
   (unaudited)..............                                          (19,988)
                               ----     ----   --------  ----------  --------
BALANCE, SEPTEMBER 28, 1996
 (unaudited)................   $223     $652   $999,125  $6,786,809  $(95,687)
                               ====     ====   ========  ==========  ========



                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

  FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND UNAUDITED SIX MONTH
            PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

                                                              SIX MONTH
                                 YEAR ENDED                 PERIOD ENDED
                           ------------------------  ---------------------------
                            APRIL 1,     MARCH 30,   SEPTEMBER 30, SEPTEMBER 28,
                              1995         1996          1995          1996
                           -----------  -----------  ------------- -------------
                                                      (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income.............  $ 3,127,533  $ 1,230,928   $   684,177   $2,063,348
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Depreciation and am-
     ortization..........      357,984      490,759       316,569      821,683
    Deferred income tax-
     es..................      245,756      675,060       310,000     (117,443)
    Changes in operating
     assets and liabili-
     ties:
      Accounts receiv-
       able..............   (2,833,745)   4,236,577      (339,402)    (989,811)
      Inventory..........   (3,497,510)   1,044,743    (1,348,764)    (726,930)
      Prepaid expenses
       and other assets..     (300,042)    (117,473)       71,642      315,555
      Accounts payable...    6,919,397   (2,667,706)    4,406,197     (739,592)
      Accrued liabili-
       ties..............       60,096     (302,012)      685,132    1,146,134
      Income taxes
       refundable and
       payable...........      583,861     (822,285)     (804,000)   1,054,204
                           -----------  -----------   -----------   ----------
        Net cash provided
         by operating
         activities......    4,663,330    3,768,591     3,981,551    2,827,148
                           -----------  -----------   -----------   ----------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of property
   and equipment.........   (3,241,588)  (3,916,806)   (2,974,500)    (739,000)
  Additions to property
   held for sale.........                  (226,049)     (196,203)         --
                           -----------  -----------   -----------   ----------
        Net cash used in
         investing
         activities......   (3,241,588)  (4,142,855)   (3,170,703)    (739,000)
                           -----------  -----------   -----------   ----------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Repayment of debt......     (858,877)  (1,035,507)     (206,301)  (1,500,403)
  Net borrowings
   (repayment) on line of
   credit and other......     (392,519)   1,365,417      (163,117)    (633,479)
  Payment of financing
   costs.................     (160,192)
                           -----------  -----------   -----------   ----------
        Net cash provided
         by (used in)
         financing
         activities......   (1,411,588)     329,910      (369,418)  (2,133,882)
                           -----------  -----------   -----------   ----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS.............       10,154      (44,354)      441,430      (45,734)
CASH AND CASH EQUIVALENTS
 AT BEGINNING OF YEAR....      107,542      117,696       117,696       73,342
                           -----------  -----------   -----------   ----------
CASH AND CASH EQUIVALENTS
 AT END OF YEAR..........  $   117,696  $    73,342   $   559,126   $   27,608
                           ===========  ===========   ===========   ==========
SUPPLEMENTAL CASH FLOW
 INFORMATION:
  Cash paid during the
   year for:
    Interest.............  $   800,745  $   794,009   $   332,559   $  310,408
    Income taxes.........    1,111,521    1,116,000     1,050,000      201,000
  Noncash financing ac-
   tivities:
    Note payable for in-
     surance policy......  $   188,393  $   203,462   $   188,393   $      --


                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business--SP Acquisition Co. (SPAC) and subsidiaries develop, manufacture and market a broad line of crystal polystyrene and expandable polystyrene for sale to manufacturers of foam cups and containers and insulation and packaging products.

  Basis of Consolidation--The accompanying consolidated financial statements include the accounts of SP Acquisition Co. and its wholly-owned subsidiaries, StyroChem International, Inc. and StyroChem International, Ltd. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

  Acquisition--SP Acquisition Co. was incorporated on January 18, 1994 for the sole purpose of acquiring certain operations of Kimberly-Clark Tissue Company, formerly known as Scott Paper Company (KCTC). On February 25, 1994, SPAC acquired all of the outstanding shares of common stock of StyroChem International, Inc. and StyroChem International, Ltd. from KCTC for an aggregate cash purchase price, including costs and expenses of approximately $14.5 million, subject to adjustment for certain contingent consideration. The acquisition was funded by the proceeds from the issuance of common and preferred stock of SPAC, along with borrowings under term loans by SPAC and each of the Company's subsidiaries.

  The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their relative fair market values. As of the acquisition date, assets acquired and liabilities assumed were as follows (in thousands):

      Purchase price................................................. $ 14,456
      Fair values of net assets acquired:
        Fair value of assets acquired................................   34,473
        Liabilities assumed..........................................  (10,307)
                                                                      --------
                                                                        24,166
                                                                      --------
      Excess fair value.............................................. $ (9,710)
                                                                      ========

  The excess of the fair value of the net assets acquired was accounted for as a reduction in the fair value allocated to property and equipment.

  Fiscal Year--The Company's fiscal year ends on the Saturday nearest March 31 of each year.

  Unaudited Interim Financial Statements--The Company's consolidated balance sheet as of September 28, 1996, and the consolidated statements of income and cash flows for the six month periods ended September 30, 1995 and September 28, 1996 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the balance sheet of the Company at September 28, 1996 and the results of operations and cash flows of the Company for the six month periods ended September 30, 1995 and September 28, 1996 have been made. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

  In addition, summary operating results of the Company for the unaudited three month period ended March 30, 1996 are as follows:

      Net sales..................................................... $16,991,252
                                                                     ===========
      Gross profit.................................................. $ 1,834,560
                                                                     ===========
      Income from operations........................................ $   268,083
                                                                     ===========
      Net income.................................................... $    88,535
                                                                     ===========
      Total depreciation, amortization, interest and income taxes... $   617,075
                                                                     ===========

  Cash and Cash Equivalents--For the purposes of reporting cash flows, cash and cash equivalents includes investments readily convertible to cash with remaining maturities at date of purchase of three months or less.

  Financial Instruments--The Company's financial instruments under Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt to banks are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of long-term debt to banks, because of the floating interest rates on such long-term debt. The fair value and carrying value of notes payable to stockholders were $1.5 million and $1.0 million, respectively, at March 30, 1996.

  Inventories--Inventories are valued at the lower of cost or market with cost determined using the average cost method. Inventories consist of finished goods, work-in-process and raw materials. Finished goods costs include raw materials, direct labor and indirect production and overhead costs. The Company provides an allowance for obsolescence based on management's evaluation of future usefulness and salability of inventory.

  Property, Plant and Equipment--Property, plant and equipment are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                 NUMBER OF YEARS
                                                                 ---------------
      Building and improvements.................................        20
      Machinery and equipment...................................      3-10
      Furniture and fixtures....................................      5-10

  Expenditures that result in the enhancement of the assets involved are capitalized and maintenance and repair costs are expensed when incurred. Upon sale or other disposition, any gain or loss is included in income.

  Property Held for Sale--Land and structures currently being offered for sale are classified separately from property and equipment. These properties are currently carried at fair value, which is lower than cost.

  Income Taxes--Federal income taxes have been computed in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires income taxes to be accounted for under the liability method. Income taxes are provided for the tax effects of transactions

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

reported in the financial statements and consist of taxes currently due plus deferred income taxes related primarily to differences between the basis of property, plant and equipment due to depreciation differences and to the application of the purchase method of accounting for financial statement purposes but not for tax purposes, and nondeductible asset and liability reserves for tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are evaluated based on the guidelines for realization and may be reduced by a valuation allowance.

  Foreign Currency Translation--The assets and liabilities of the Company's Canadian subsidiary, StyroChem International, Ltd., whose functional currency is other than the U.S. dollar are translated at year-end exchange rates. Revenue and expense accounts are translated using the weighted average exchange rate during the periods. Translation gains and loses are not included in determining net income but are accumulated in a separate component of stockholders' equity, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

  Research and Development--Research and development expenses are charged to income as incurred. Total research and development expenses were approximately $1.3 million and $1.6 million for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $1.3 million and $1.0 million for the unaudited six month periods ended September 30, 1995 and September 28, 1996, respectively.

  Accounting Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recently Issued Accounting Pronouncements--Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. This new accounting principle is effective for the Company's fiscal year ending March 29, 1997. The Company believes that this new accounting principle will not have a material impact on its consolidated financial position or results of operations.

2. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                          APRIL 1,     MARCH 30,   SEPTEMBER 28,
                                            1995         1996          1996
                                         -----------  -----------  -------------
                                                                    (UNAUDITED)
      Trade accounts receivable......... $15,964,399  $11,680,811   $12,784,764
      Other receivables.................      54,414      125,425       158,283
                                         -----------  -----------   -----------
                                          16,018,813   11,806,236    12,943,047
      Allowance for doubtful accounts...     (85,000)    (109,000)     (256,000)
                                         -----------  -----------   -----------
                                         $15,933,813  $11,697,236   $12,687,047
                                         ===========  ===========   ===========

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

3. INVENTORY

  Inventory consists of the following:

                                            APRIL 1,   MARCH 30,   SEPTEMBER 28,
                                              1995        1996         1996
                                           ----------  ----------  -------------
                                                                    (UNAUDITED)
      Finished goods...................... $3,921,857  $3,149,525   $5,883,195
      Work-in-process.....................    897,126   1,076,670      328,129
      Raw materials.......................  3,384,070   3,067,115    1,584,916
                                           ----------  ----------   ----------
                                            8,203,053   7,293,310    7,796,240
      Allowance for obsolescence..........   (364,000)   (499,000)    (275,000)
                                           ----------  ----------   ----------
                                           $7,839,053  $6,794,310   $7,521,240
                                           ==========  ==========   ==========

4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                            APRIL 1,   MARCH 30,   SEPTEMBER 28,
                                              1995        1996         1996
                                           ----------  ----------  -------------
                                                                    (UNAUDITED)
      Land................................ $  138,964  $  138,964   $  138,964
      Building and improvements...........    118,029     201,761      201,761
      Machinery and equipment.............  3,666,995   5,881,326    6,639,617
      Furniture and fixtures..............    111,028     152,448      152,448
      Construction in progress............    167,180   1,744,503    1,726,212
                                           ----------  ----------   ----------
                                            4,202,196   8,119,002    8,859,002
      Accumulated depreciation............   (323,276)   (727,124)  (1,531,985)
                                           ----------  ----------   ----------
                                           $3,878,920  $7,391,878   $7,327,017
                                           ==========  ==========   ==========

5. PROPERTY HELD FOR SALE

  The Company has property held for sale, which includes land and a building and related improvements. During 1996, the Company made net improvements of $171,176 to this property, which were capitalized.

  The Company has currently leased this property to a third party. Rental income related to this property was approximately $148,200 and $141,300 for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $68,900 and $111,727 for the unaudited six month periods ended September 30, 1995 and September 28, 1996, respectively. Future minimum rentals for fiscal year 1997 are $244,000.

6. OTHER ASSETS

  Other assets include primarily loan origination costs associated with long-term debt which are being amortized over the term of the related debt. Accumulated amortization was $34,708 and $66,746 as of April 1, 1995 and March 30, 1996, respectively, and $160,792 as of September 28, 1996 (unaudited).

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

7. NOTES PAYABLE AND LONG-TERM DEBT

  Notes payable represent advances from a Canadian bank under a $2.5 million operating line of credit for the Company's Canadian subsidiary, which is payable on demand and bears interest at a rate of Canadian prime (6.75% at September 28, 1996) plus 1.25%. The advances under the line of credit are secured by substantially all of the assets of the Company's Canadian subsidiary.

  Long-term debt consists of the following:

                                       APRIL 1,     MARCH 30,   SEPTEMBER 28,
                                         1995         1996          1996
                                      -----------  -----------  -------------
                                                                 (UNAUDITED)
   Bank term note, with interest at
    prime (8.25% at September 28,
    1996) plus 1.25%, collateralized
    by all assets and outstanding
    common stock of the Company, pay-
    able in monthly principal pay-
    ments of $66,667 plus interest,
    with the final payment due Febru-
    ary 1999......................... $ 3,200,000  $ 2,400,000   $ 3,933,333
   Note payable to bank under a $6
    million line of credit which ex-
    pires on September 1, 1998, with
    interest at prime plus 1%, col-
    lateralized by all assets and
    outstanding common stock of the
    Company. Interest is due and pay-
    able quarterly along with commit-
    ment fees of 0.5% on the unused
    balance..........................   2,200,011    3,300,000       550,000
   Term loan payable to Canadian
    bank, with interest at Canadian
    prime plus 1.50%, collateralized
    by substantially all assets of
    the Canadian subsidiary, payable
    in quarterly principal payments
    of $59,773 plus interest, with
    the final payment due November
    1998.............................     865,282      657,508       536,382
   Notes payable to stockholders,
    with interest at 17.5% payable
    quarterly, due February 28, 1999,
    subject to prepayment penalties..   1,000,459    1,000,459     1,000,459
   Other.............................     188,393      203,462        40,852
                                      -----------  -----------   -----------
                                        7,454,145    7,561,429     6,061,026
   Less current maturities...........  (1,219,135)  (1,242,556)   (1,079,244)
                                      -----------  -----------   -----------
                                      $ 6,235,010  $ 6,318,873   $ 4,981,782
                                      ===========  ===========   ===========

  The Company's notes payable and long-term debt agreements contain certain restrictive covenants. These covenants require that the Company meet certain requirements such as a minimum current ratio, a minimum trailing twelve-months operating cash flow, a minimum tangible net worth, a minimum fixed charge coverage ratio, a maximum ratio of indebtedness to tangible net worth and maximum dividend distributions. The Company was not in compliance with certain of these covenants at April 1, 1995 and March 30, 1996, but subsequently obtained a waiver or an amendment for these instances of noncompliance.

  Effective August 31, 1996, the bank term note and line of credit agreement was amended to revise certain covenants and to extend the final maturities to September 1, 1998. Under the terms of the loan

                      SP ACQUISITION CO. AND SUBSIDIARIES

            FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

agreements, the Company has the option to designate the interest rate for borrowings under the loan agreements using either a prime plus or London Interbank Offering Rate (LIBOR) option. The interest rate for domestically designated borrowings under the bank term note and the line of credit was adjusted to prime plus 0.25% and prime, respectively. LIBOR designated borrowings under the bank term note and line of credit agreement bear interest at LIBOR plus 2% and LIBOR plus 1.75%, respectively. In addition, effective November 1996, the commitment fee will be reduced to 0.25% of the unused balance of the line of credit which is payable quarterly.

  The following represents the future annual maturities for the Company's long-term debt obligations:

                                                        MARCH 30,  SEPTEMBER 28,
                                                           1996        1996
                                                        ---------- -------------
                                                                    (UNAUDITED)
1997................................................... $1,242,556  $  560,400
1998...................................................  1,039,096   1,039,096
1999...................................................  5,279,777   4,461,530
                                                        ----------  ----------
                                                        $7,561,429  $6,061,026
                                                        ==========  ==========

8. INCOME TAXES

  Income tax expense included in the consolidated statements of income is as follows:

                                                            SIX MONTH
                                   YEAR ENDED             PERIOD ENDED
                              -------------------- ---------------------------
                               APRIL 1,  MARCH 30, SEPTEMBER 30, SEPTEMBER 28,
                                 1995      1996        1995          1996
                              ---------- --------- ------------- -------------
                                                           (UNAUDITED)
Current income tax expense:
  Federal.................... $1,362,656 $209,727    $ 40,480      $ 947,270
  State......................    237,263   69,306       5,520        129,173
                              ---------- --------    --------      ---------
                               1,599,919  279,033      46,000      1,076,443
                              ---------- --------    --------      ---------
Deferred income tax expense
 (benefit):
  Federal....................    215,817  592,920     272,800       (103,350)
  State......................     29,939   82,140      37,200        (14,093)
                              ---------- --------    --------      ---------
                                 245,756  675,060     310,000       (117,443)
                              ---------- --------    --------      ---------
Income tax expense .......... $1,845,675 $954,093    $356,000      $ 959,000
                              ========== ========    ========      =========

  A reconciliation of the Company's effective income tax rate is as follows:

                                                              SIX MONTH
                                      YEAR ENDED            PERIOD ENDED
                                  ------------------ ---------------------------
                                  APRIL 1, MARCH 30, SEPTEMBER 30, SEPTEMBER 28,
                                    1995     1996        1995          1996
                                  -------- --------- ------------- -------------
                                                             (UNAUDITED)
Federal income taxes computed at
 the statutory rate.............    34.0%    34.0%       34.0%         34.0%
State income taxes, net of fed-
 eral income tax benefit........     3.1      2.0         0.6           4.3
Net operating (income) loss of
 Canadian subsidiary............      --      4.4          --          (4.8)
Other...........................      --      3.3        (0.4)         (1.8)
                                    ----     ----        ----          ----
                                    37.1%    43.7%       34.2%         31.7%
                                    ====     ====        ====          ====

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

  The tax effect of the Company's temporary differences giving rise to the net deferred income tax assets is as follows:

                                            APRIL 1,   MARCH 30,   SEPTEMBER 28,
                                              1995        1996         1996
                                           ----------  ----------  -------------
                                                                    (UNAUDITED)
Deferred income tax assets:
  Current:
    Inventory............................. $  285,213  $  408,331   $  237,962
    Accrued liabilities and reserves......    607,031     411,771      890,526
    Allowance for doubtful accounts.......     31,443      38,818       94,592
                                           ----------  ----------   ----------
                                              923,687     858,920    1,223,080
                                           ----------  ----------   ----------
  Noncurrent:
    Property and equipment................  2,585,104   2,095,410    1,776,997
    Valuation allowance...................   (594,547)   (715,146)    (643,450)
                                           ----------  ----------   ----------
                                            1,990,557   1,380,264    1,133,547
                                           ----------  ----------   ----------
  Net deferred income tax assets.......... $2,914,244  $2,239,184   $2,356,627
                                           ==========  ==========   ==========

  The Company has established a valuation allowance for deferred tax assets of the Company's Canadian subsidiary. The deferred tax assets represent primarily the excess of the tax over the book basis of property, plant and equipment. Because of the operating losses of this subsidiary, the Company has been unable to determine that it is more likely than not that the net deferred tax assets of this subsidiary will be realized. Should the Canadian subsidiary become profitable in future periods, this valuation allowance may be reduced or eliminated. The Company will continue to review this valuation allowance on a quarterly basis and make adjustments as appropriate.

9. MAJOR SUPPLIER

  The Company has agreed to purchase a minimum of 67% of its styrene monomer used in production from one supplier. The agreement, which is for a five year period ending February 1999, and is renewable for successive annual terms, provides for purchases at prevailing market-related prices and for favorable payment terms.

  In connection with this agreement, the Company's majority shareholder granted this supplier an option to purchase 51,000 shares of common stock held by the shareholder at the fair market value, as defined, of such shares at the date of exercise. This option, which is exercisable between March 1, 1997 and February 28, 1999, also requires this supplier to offer to purchase all the outstanding shares of the Company's common stock at date of exercise.

  During the years ended April 1, 1995 and March 30, 1996, the Company's purchases from this supplier amounted to approximately $41.0 million and $42.8 million, respectively, and the balance payable to this supplier by the Company as of April 1, 1995 and March 30, 1996 amounted to approximately $8.6 million and $8.2 million, respectively. During the unaudited six month periods ended September 30, 1995 and September 28, 1996, the Company's purchases from this supplier amounted to approximately $21.4 million and $20.0 million, respectively. As of September 28, 1996 (unaudited), the balance payable to this supplier was approximately $11.8 million.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

10. CONCENTRATION OF CREDIT RISK

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Generally, the Company does not require collateral to support customer receivables. The Company follows established credit inquiry and investigation procedures in an attempt to minimize credit risk associated with customer receivables. The Company has one related party customer, WinCup Holdings, L.P., a subsidiary of Radnor Holdings Corporation, which accounted for more than 10% of sales in both 1995 and 1996. Sales to this customer were approximately $24.0 million and $23.0 million for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $13.1 million and $9.6 million for the unaudited six month periods ended September 30, 1995 and September 28, 1996, respectively. As of April 1, 1995, March 30, 1996 and September 28, 1996 (unaudited), outstanding accounts receivable from this customer were approximately $6.5 million, $4.2 million and $3.8 million, respectively.

11. EMPLOYEE BENEFIT PLAN

  The Company sponsors a tax-qualified defined contribution plan under Section 401(a) of the Internal Revenue Code covering all full-time employees in the U.S. who have completed one year of service. This plan includes a 401(k) arrangement pursuant to which participants may contribute, subject to certain limitations, a percentage of their salary on a pretax basis. The Company contributes a matching contribution with respect to the contributions made by participants at a rate determined by the Board of Directors of the Company each year. The Company's 401(k) matching contributions were $62,763 and $64,674 for the years ended April 1, 1995 and March 30, 1996, respectively, and $43,209 and $48,977 for the unaudited six month periods ended September 30, 1995 and September 28, 1996, respectively.

12. RELATED PARTY TRANSACTIONS

  Grupo Industrial Hermes and James River Paper Company, Inc. (James River) are shareholders of the Company. Sales by the Company for the years ended April 1, 1995 and March 30, 1996 and for the unaudited six month periods ended September 30, 1995 and September 28, 1996 to Convermex, a subsidiary of Grupo Industrial Hermes, and to James River are as follows:

                                    YEAR ENDED         SIX MONTH PERIOD ENDED
                              ---------------------- ---------------------------
                               APRIL 1,   MARCH 30,  SEPTEMBER 30, SEPTEMBER 28,
                                 1995        1996        1995          1996
                              ----------- ---------- ------------- -------------
                                                      (UNAUDITED)   (UNAUDITED)
     Convermex............... $ 1,262,144 $1,218,230  $  710,640    $  576,762
     James River.............  12,072,402  4,635,959   5,873,533     2,350,236

  Receivables from the above related parties are as follows:

                                               APRIL 1,  MARCH 30, SEPTEMBER 28,
                                                 1995      1996        1996
                                          --- ---------- --------- -------------
                                                                    (UNAUDITED)
     Convermex...........................     $  138,600 $201,600     $   --
     James River.........................      1,396,305   76,698     206,232

  Effective January 1, 1996, James River, one of the Company's shareholders, acquired a 45% joint venture interest in the Company's largest customer, WinCup Holdings, L.P., a subsidiary of Radnor Holdings Corporation.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

13. GEOGRAPHIC INFORMATION

  Information about the Company's operations in different geographic areas for the years ended April 1, 1995 and March 30, 1996 and for the unaudited six month periods ended September 30, 1995 and September 28, 1996 is as follows:

                                YEAR ENDED           SIX MONTH PERIOD ENDED
                          -----------------------  ---------------------------
                           APRIL 1,    MARCH 30,   SEPTEMBER 30, SEPTEMBER 28,
                             1995        1996          1995          1996
                          ----------- -----------  ------------- -------------
                                                    (UNAUDITED)   (UNAUDITED)
Net sales:
  United States.......... $57,764,433 $61,357,065   $33,581,944   $28,048,825
  Canada.................  14,341,720  14,864,301     7,636,912     9,308,728
                          ----------- -----------   -----------   -----------
    Total................ $72,106,153 $76,221,366   $41,218,856   $37,357,553
                          =========== ===========   ===========   ===========
Operating income (loss):
  United States.......... $ 5,096,319 $ 2,639,092   $ 1,307,153   $ 2,604,909
  Canada.................     511,218    (244,963)     (173,115)      698,423
                          ----------- -----------   -----------   -----------
    Total................ $ 5,607,537 $ 2,394,129   $ 1,134,038   $ 3,303,332
                          =========== ===========   ===========   ===========
Identifiable assets (at
 end of period):
  United States.......... $25,709,341 $24,150,958                 $24,462,627
  Canada.................   7,141,134   6,815,579                   7,482,794
                          ----------- -----------                 -----------
    Total................ $32,850,475 $30,966,537                 $31,945,421
                          =========== ===========                 ===========

14. STOCKHOLDERS' EQUITY

  On February 25, 1994, the Company issued to its preferred stockholders warrants to allow for the purchase of 25,313 shares (the "Warrant Shares") of the Company's common stock at an exercise price of $.01 per share. The warrants are not exercisable until the notes to stockholders (the Notes) are repaid; however, they become immediately exercisable in full on the Company's capital reorganization, merger or acquisition of the Company. The Warrant Shares are subject to adjustment or cancellation upon the occurrence of certain events; including the repayment of the Notes in advance of their scheduled maturity. In addition, the terms of the warrants provide for adjustments to the exercise price as a result of stock splits, dividends or issuances. During 1995, warrants for 12,500 shares of common stock were canceled as a result of early repayments or payments of certain of the Notes. At April 1, 1995, March 30, 1996 and September 28, 1996 (unaudited), warrants for 12,813 shares were outstanding, which expire at March 31, 1999.

15. COMMITMENTS AND CONTINGENCIES

  Supply Agreement--The Company is committed under a supply agreement to sell to WinCup Holdings, L.P. all of WinCup's requirements for expandable polystyrene for certain of its plants at sales prices based on prevailing market prices for up to 40 million pounds annually, and no less than 75% of the requirements for those plants in excess of 40 million pounds annually. The agreement is for an eight-year period ending February 2000, with options for annual extensions thereafter.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
  UNAUDITED SIX MONTH PERIODS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 28, 1996

  Operating Leases--The Company leases certain buildings and equipment under operating leases for periods ranging from one to five years. These leases generally contain optional renewal provisions for one or more periods. Future annual minimum lease payments as of March 30, 1996 are as follows:

      1997............................................................. $175,000
      1998.............................................................   69,000
      1999.............................................................   24,000
      2000.............................................................    6,000
                                                                        --------
      Total............................................................ $274,000
                                                                        ========

  Rental expense under operating leases for the years ended April 1, 1995 and March 30, 1996 was approximately $170,000 and $329,000, respectively, and approximately $215,000 and $158,000 for the unaudited six month periods ended September 30, 1995 and September 28, 1996, respectively.

  Other--The Company is involved in various legal proceedings arising in the normal course of business. Management believes the outcome of these matters will not materially affect the consolidated financial position or results of operations of the Company.

  Like other chemical manufacturers, the Company's operations are subject to extensive and rapidly changing federal and state environmental regulations, including original and renewal permit application proceedings in connection with its business operations. These environmental laws and regulations may require the Company to take action in the future to correct the effects of prior environmental issues at the Company's facilities, if any. In connection with the Company's acquisition of its business operations from KCTC on February 25, 1994, as discussed on Note 1, the Company was indemnified by KCTC as to environmental matters existing prior to the acquisition date. The extent of loss related to environmental matters depends on a number of factors, including technological developments and changes in environmental laws, among other. Based on currently known facts, management believes that any environmental costs the Company may incur would not have a material adverse effect on the consolidated financial position or results of operations of the Company.

  The Company participates in a self-insurance program that provides for the payment of employee health claims. The program provides for specific excess loss reinsurance for aggregate claims greater than a specified amount for any one claimant. The Company accrues the estimated liabilities for the ultimate costs of both reported claims and incurred but not reported claims.

16. SUBSEQUENT EVENT

  On October 30, 1996, the Company's shareholders entered into a definitive agreement with Radnor Holdings Corporation (Radnor) whereby Radnor agreed to acquire all the issued and outstanding shares of capital stock of and other equity interests in the Company for an aggregate purchase price of $31.0 million, subject to satisfactory resolution of environmental matters and financing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIV-ERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS COR-RECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary.........................................................   1
Risk Factors...............................................................  10
The Company................................................................  16
Capitalization.............................................................  18
Pro Forma Consolidated Financial Data......................................  19
Selected Consolidated Financial Data.......................................  25
Management's Discussion and Analysis of
 Financial Condition and Results of Operations.............................  27
Business...................................................................  34
Management.................................................................  45
Security Ownership by Certain Beneficial Owners and Management.............  49
Description of the Company's Credit Facilities.............................  50
The Exchange Offer.........................................................  52
Description of the Notes...................................................  59
Registration Rights........................................................  85
Certain U.S. Federal Income Tax Considerations.............................  86
Plan of Distribution.......................................................  89
Legal Matters..............................................................  90
Experts....................................................................  90
Additional Information.....................................................  91
Index to Financial Statements.............................................. F-1


                                 ------------

  UNTIL    , 1997 (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EF-
FECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


              [LOGO OF RADNOR HOLDINGS CORPORATION APPEARS HERE]

OFFER FOR ALL OUTSTANDING 10% SENIOR NOTES DUE 2003 IN EXCHANGE FOR 10% SENIOR
 NOTES DUE 2003, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                  AS AMENDED

                                 ------------

                                  PROSPECTUS

                                 ------------

                 The Exchange Agent for the Exchange Offer is:

                           FIRST UNION NATIONAL BANK

                         By Facsimile: (215) 985-3428

                   Confirmation by Telephone: (215) 985-7207

                        By Mail/Hand/Overnight Courier

                           FIRST UNION NATIONAL BANK
                            123 SOUTH BROAD STREET
                              12TH FLOOR, PA 1249
             CORPORATE TRUST ADMINISTRATION PHILADELPHIA, PA 19109

                                      , 1997


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Radnor Holdings Corporation (the "Company"), WinCup Holdings, Inc., SP Acquisition Co. and Radnor Management, Inc. are Delaware corporations. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Sixth of the Company's Restated Certificate of Incorporation, Article Seventh of the Certificate of Incorporation of WinCup Holdings, Inc., Article VII of the Certificate of Incorporation of SP Acquisition Co., and Article Seventh of the Certificate of Incorporation of Radnor Management, Inc. have eliminated the personal liability of directors to the fullest extent permitted by Subsection
(b)(7) of Section 102 of the DGCL.

  Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

  Subsection (8) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  Article 6 of the By-Laws of the Company, WinCup Holdings, Inc. and Radnor Management, Inc. and Article VI of the Bylaws of SP Acquisition Co. state that the corporations shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of, the corporation.

  WinCup Holdings, L.P. is a Delaware limited partnership. Section 17-109 of Delaware Revised Limited Partnership Act provides authority for limited partnerships to indemnify, subject to such standards and restrictions as are set forth in the partnership agreement, any partner or other person from and against any and all claims and demands. Section 3.3.2 of the Amended and Restated Partnership Agreement of WinCup Holdings, L.P. provides that the partnership shall indemnify each partner, its shareholders, employees, agents and affiliates with respect to claims or proceedings arising from or relating to the partnership, provided that the same were not the result of actions by the party seeking indemnification taken in bad faith and/or in violation of the partnership agreement.

  Styrochem International, Inc. is a Texas corporation. Article 2.02-1 of the Texas Business Corporation Act, as amended (the "TBCA"), empowers a Texas corporation to indemnify its directors, officers, employees and agents in a variety of circumstances and to purchase and maintain liability insurance for those persons. Article 2.02-1.B. generally provides a corporation may indemnify a person who was or is a director if it is determined that the person (i) conducted himself in good faith, (ii) reasonably believed his conduct was in the corporation's best interests for actions in his official capacity or reasonably believed his conduct was at least not opposed to the corporation's best interests for all other cases, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be entitled to indemnification against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with a threatened, pending or completed civil or criminal proceeding or inquiry. A director may not be indemnified in respect of any proceeding in which he is found liable on the basis that a personal benefit was improperly received by him or in which he is found liable to the corporation. Any indemnification or advance of expenses to a director in accordance with Article 2.02-1 must be reported to the shareholders with or before the notice of waiver of notice of the next shareholders' meeting or with or before the next submission of a consent without a meeting and, in any case, within twelve months following the date of the indemnification or advance.

  A determination whether indemnification is permissible under Article 2.02-1.B. must be made by a majority vote of a quorum consisting of directors who, at the time of the vote, are not named defendants or respondents in the proceeding. If such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board of directors designated to act so long as the members of the committee are not named defendants or respondents, by a special legal counsel selected by the directors, or by a shareholders' vote that excludes the shares held by directors who are named defendants or respondents. Article 2.02-I.H. provides that a corporation shall indemnify a director against reasonable expenses incurred in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the proceeding.

  An officer of a Texas corporation is also entitled to seek indemnification from the corporation to the same extent as a director and shall receive indemnification for reasonable expenses incurred in connection with a proceeding in which he is a named defendant or respondent because he is or was an officer if he has been wholly successful in the proceeding. Article 2.02-1 also permits a Texas corporation to indemnify and advance expenses to employees or agents, or to persons who are not or were not officers, employees or agents of the corporation but who are or were serving as a functionary of another enterprise at the request of the corporation, to the same extent that it may indemnify and advance expenses to directors.

  Although Article 2.02-1.U. generally permits a Texas corporation's articles of incorporation to contain provisions restricting the circumstances under which the corporation is required or permitted to indemnify a person, Styrochem International, Inc.'s Articles of Incorporation do not contain such a restriction.

  StyroChem International, Ltd. is subject to the Quebec Companies Act (the "QCA"). Section 123.87 of the QCA provides that a corporation shall assume the defense of any officer, director, employee or agent of the corporation in any proceeding brought against such person in connection with any act done by such person in the exercise of his or her duties for the corporation, and shall pay damages, if any, resulting from such act, unless such person has committed a grievous offense or a personal offense separable from the exercise of his or her duties; provided however, that in a penal or criminal proceeding the corporation shall assume the expenses of such person only if he or she had reasonable grounds to believe that his or her conduct was in conformity with the law, or if he or she is freed or acquitted.

  Article 20 of StyroChem International, Ltd.'s by-laws states that: "Every director and officer of StyroChem International, Ltd. shall be deemed to have assumed office on the express understanding and agreement and condition that he and his heirs, executors and administrators and estate and effects respectively shall from time to time and at all times be indemnified and saved harmless out of the funds of StyroChem International, Ltd. from and against all costs, charges and expenses whatsoever which such director or officer sustains or incurs in or about any action, suit or proceeding which is brought, commenced or prosecuted against him or them for or in respect of any act, deed, matter or thing whatsoever made, done or permitted by him in or about the execution of the duties of his office, and also from and against all other costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs thereof, except such costs, charges or expenses as are occasioned by his own willful neglect or default."

  Article 20 of StyroChem International, Ltd.'s by-laws further states that:
"The directors of StyroChem International, Ltd. may cause the company to give indemnities to any director or other person who has undertaken or is about to undertake on behalf of the company or any corporation controlled by it and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the company by way of security, and any action taken by the directors under this paragraph shall not require approval or confirmation by the shareholders."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


 EXHIBIT
   NO.   EXHIBIT
 ------- -------
   3.1   Restated Certificate of Incorporation of Radnor Holdings Corporation
   3.2   Bylaws of Radnor Holdings Corporation
   3.3   Certificate of Incorporation of WinCup Holdings, Inc.
   3.4   Bylaws of WinCup Holdings, Inc.
   3.5   Certificate of Incorporation of Radnor Management, Inc.
   3.6   Bylaws of Radnor Management, Inc.
   3.7   Certificate of Limited Partnership of WinCup Holdings, L.P.
   3.8   Amended and Restated Limited Partnership Agreement of WinCup Holdings,
          L.P. by and between WinCup Holdings, Inc. and Radnor Holdings
          Corporation, dated January 1, 1997
   3.9   Certificate of Incorporation of SP Acquisition Co.
   3.10  Bylaws of SP Acquisition Co.
   3.11  Articles of Incorporation of StyroChem International, Inc.
   3.12  Bylaws of StyroChem International, Inc.
   3.13  Certificate of Incorporation of StyroChem International, Ltd.
   3.14  Bylaws of StyroChem International, Ltd.
   4.1   Indenture, dated as of December 5, 1996, among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P., SP
          Acquisition Co., StyroChem International, Inc., StyroChem
          International, Ltd., Radnor Management, Inc., and First Union
          National Bank, as amended by a First Supplemental Indenture dated as of December 17, 1996, including form of Notes and Guarantees
   4.2   Exchange and Registration Rights Agreement, dated as of December 5,
          1996, among Radnor Holdings Corporation, WinCup Holdings, Inc.,
          WinCup Holdings, L.P., SP Acquisition Co., StyroChem International,
          Inc., StyroChem International, Ltd., Alex. Brown & Sons Incorporated
          and NatWest Capital Markets Limited
   4.3   Purchase Agreement, dated December 2, 1996, among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P., SP
          Acquisition Co., StyroChem International, Inc., StyroChem
          International, Ltd., Alex. Brown & Sons Incorporated and NatWest
          Capital Markets Limited
   4.4   Form of Letter of Transmittal
   4.5   Form of Notice of Guaranteed Delivery
   4.6   Form of Letter to Noteholders
   4.7   Form of Letter to Record Holders
  *5.1   Opinion of Duane, Morris & Heckscher regarding the legality of the securities registered
  *8.1   Opinion of Duane, Morris & Heckscher regarding certain tax matters
  10.1   Stock Purchase Agreement among Radnor Holdings Corporation, Richard
          Davidovich, the Davidovich Charitable Trust, James River Paper
          Company, Inc., Grupo Industrial Hermes, S.A. de C.V., and the
          Rosenthal Group, dated October 30, 1996
 *10.2   Asset Purchase Agreement among Benchmark Holdings, Inc., WinCup
          Holdings, Inc. and James River Paper Company, Inc., dated October 31,
          1995
  10.3   JR Capital Contribution Agreement by and between James River Paper
          Company, Inc. and WinCup Holdings, L.P., dated January 20, 1996
  10.4   WinCup Capital Contribution Agreement by and between WinCup Holdings,
          Inc. and WinCup Holdings, L.P., dated January 20, 1996
  10.5   Working Capital Escrow Agreement, dated as of December 5, 1996, among
          Radnor Holdings Corporation, Richard Davidovich and Duane, Morris &
          Heckscher
  10.6   Environmental Escrow Agreement, dated as of December 5, 1996, among
          Radnor Holdings Corporation, Richard Davidovich and Duane, Morris &
          Heckscher

 EXHIBIT
   NO.
 -------
 *10.7   Sales Agent Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P., as amended by a Sales
          Agent Extension and Modification Agreement dated December 5, 1996
 *10.8   Equipment Use Agreement, dated January 20, 1996, as amended by an
          Equipment Use Extension and Modification Agreement dated December 5,
          1996
 *10.9   License Agreement, dated January 20, 1996, among James River
          Corporation of Virginia, James River Paper Company, Inc., and WinCup
          Holdings, L.P., as amended by a License Extension and Modification
          Agreement dated December 5, 1996
 *10.10  Patent License Agreement, dated January 20, 1996, among James River
          Corporation of Virginia, James River Paper Company, Inc., and WinCup
          Holdings, L.P., as amended by an Amendment to Patent License
          Agreement dated December 5, 1996
 *10.11  Contract of Sale, dated as of December 5, 1996, among Chevron Chemical
          Company, SP Acquisition Co., StyroChem International, Inc. and
          StyroChem International, Ltd.
 *10.12  Contract between ARCO Chemical Company (now Nova Chemicals, Inc.) and
          WinCup Holdings, L.P., dated April 1, 1996, as amended on September ,
          1996
 *10.13  Product Sales Agreement by and between Huntsman Chemical Corporation and WinCup Holdings, Inc., dated January 1, 1996
 *10.14  Agreement between BASF Corporation and WinCup Holdings, L.P., dated
          March 27, 1996, as supplemented by letter agreement dated April 25,
          1996
 *10.15  Sales Agreement between Fina Oil and Chemical Company and WinCup
          Holdings, L.P., dated May 21, 1996
 *10.16  Contract of Sale between Scott Polymers, Inc. (now StyroChem
          International, Inc.) and WinCup Holdings, Inc., dated February 28,
          1992, as amended on February 25, 1994, assigned to WinCup Holdings,
          L.P. on January 20, 1996
 *10.17  Supply Agreement by and between SP Acquisition Co. and James River
          Canada, Inc., dated March, 1996
  10.18  Noncompetition Agreement by and between Radnor Holdings Corporation and Richard Davidovich, dated December 5, 1996
  10.19  Consulting Agreement by and between Radnor Holdings Corporation and
          Richard Davidovich, dated December 5, 1996
  10.20  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (240 Tamal Vista Boulevard,
          Corte Madera, California)
  10.21  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (205 Tamal Vista Boulevard,
          Corte Madera, California)
  10.22  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (201 Tamal Vista Boulevard,
          Corte Madera, California)
  10.23  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (195 Tamal Vista Boulevard,
          Corte Madera, California)
  10.24  Letter Agreement, dated December 5, 1996, between WinCup Holdings,
          L.P. and James River Paper Company, Inc., regarding Corte Madera subleases
 *10.25  Warehouse Lease, dated October 27, 1992, between Safeway Inc. and
          James River Paper Company, Inc., as amended, assigned to WinCup
          Holdings, L.P. on January 20, 1996
 *10.26  Amended Lease between Patricia M. Dunnell and James River Paper
          Company, Inc., dated September 29, 1989, as amended in September,
          1994, assigned to WinCup Holdings, L.P. on January 20, 1996
 *10.27  Warehouse Lease between Etzioni Partners and James River Corporation, dated February 13, 1992, as amended on April 13, 1992 and on December
          9, 1992, assigned to WinCup Holdings, L.P. on January 20, 1996
 *10.28  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation, dated October 15, 1984, as amended on
          September 20, 1989 and on February 28, 1994, assigned to WinCup
          Holdings, L.P. on January 20, 1996

 EXHIBIT
   NO.
 -------
 *10.29  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation dated June 16, 1977, as amended on August 7,
          1984, and on October 15, 1984, and on February 25, 1994, assigned to
          WinCup Holdings, L.P. on January 20, 1996
 *10.30  Lease between Stone Mountain Industrial Park, Inc. and Scott Container
          Group, Inc., dated December 16, 1991, as amended on February 28,
          1994, assigned to WinCup Holdings on January 20, 1996
 *10.31  Operating Lease by and between R-K Ventures Unit I Limited Partnership and WMF Container Corporation, dated August 20, 1987, as amended on
          November 30, 1990, assigned to WinCup Holdings, L.P. on January 20,
          1996
 *10.32  Standard Form Multi-Tenancy Industrial Lease between WinCup Holdings,
          Inc. and CK Airpark Associates, dated June 1, 1994, assigned to
          WinCup Holdings, L.P. on January 20, 1996
 *10.33  Lease between James River Paper Company, Inc. and Central Ink Company,
          dated February 17, 1993, as amended, assigned to WinCup Holdings,
          L.P. on January 20, 1996
 *10.34  Radnor Corporate Center Office Lease by and between Radnor Center
          Associates and WinCup Holdings, L.P., dated May 31, 1996
 *10.35  Standard Commercial Lease by and between Bradford Management Company of Dallas, Inc. and Scott Polymers, Inc. (now StyroChem
          International, Inc.), dated June 22, 1994, as amended on April 5,
          1996, and as renewed on October 22, 1996
 *10.36  Sublease between Cargologan Inc. and StyroChem International, Ltd., dated August 2, 1996
  10.37  Employment Agreement by and between WinCup Holdings, L.P. and Michael
          T. Kennedy, dated January 20, 1996
  10.38  Executive Employment Agreement by and between Benchmark Corporation of
          Delaware and Richard Hunsinger, dated May 1, 1993, as amended in
          October, 1995
 *10.39  Benchmark Corporation of Delaware Equity Incentive Plan, dated April
          24, 1992, as amended on November 1, 1993
 *10.40  Benchmark Corporation of Delaware Management Equity Participation
          Plan, dated March 10, 1993, as amended on November 1, 1993
 *10.41  Amended and Restated Revolving Credit and Security Agreement, dated
          December 5, 1996, among The Bank of New York Commercial Corporation,
          NationsBank, N.A., WinCup Holdings, L.P., Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co., and StyroChem
          International, Inc.
 *10.42  Amended and Restated Revolving Credit Note, dated December 5, 1996, made by WinCup Holdings, L.P., Radnor Holdings Corporation, WinCup
          Holdings, Inc., SP Acquisition Co., and StyroChem International, Inc.
          in favor of The Bank of New York Commercial Corporation
 *10.43  Amended and Restated Revolving Credit Note, dated December 5, 1996, made by WinCup Holdings, L.P., Radnor Holdings Corporation, WinCup
          Holdings, Inc., SP Acquisition Co., and StyroChem International, Inc.
          in favor of NationsBank, N.A.
 *10.44  Trademark Collateral Security Agreement, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation
 *10.45  Trademark Assignment of Security, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York Commercial
          Corporation
 *10.46  Trademark Collateral Security Agreement, dated December 5, 1996, between WinCup Holdings, Inc. and The Bank of New York Commercial
          Corporation
 *10.47  Trademark Assignment of Security, dated December 5, 1996, between
          WinCup Holdings, Inc. and The Bank of New York Commercial Corporation
 *10.48  Patent Collateral Security Agreement, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York Commercial
          Corporation
 *10.49  Patent Assignment of Security, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York Commercial
          Corporation

 EXHIBIT
   NO.
 -------
 *10.50  Collateral Assignment, dated as of December 5, 1996, among Radnor
          Holdings Corporation and The Bank of New York Commercial Corporation
  10.51  Junior Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, Inc. in favor of WinCup Holdings, L.P. ($1.1 million)
  10.52  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($300,000)
  10.53  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of Scott Paper Company ($2.7 million)
  10.54  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($5.7 million)
  10.55  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of Scott Paper Company ($300,000)
  10.56  Senior Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company, Inc.
          ($4.4 million)
  10.57  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of WinCup Holdings, Inc. ($1.8 million)
  10.58  Senior Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($7 million)
  10.59  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc.
  10.60  Partnership Interest Purchase Agreement, dated December 5, 1996, among
          Radnor Holdings Corporation, WinCup Holdings, Inc., WinCup Holdings,
          L.P. and James River Paper Company, Inc.
  10.61  Redemption and Release Agreement by and among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P. and
          Kimberly-Clark Tissue Company, dated December 5, 1996
  10.62  Assumption and Modification Agreement, dated as of January 20, 1996, among Scott Paper Company, WinCup Holdings, Inc. and WinCup Holdings,
          L.P.
 *10.63  Agreement Respecting a Term Loan and Other Credit Facilities, dated
          February 25, 1994, between Bank of Montreal and StyroChem
          International, Ltd., as amended
  10.64  Letter of Undertaking, dated December 5, 1996, made by StyroChem
          International, Ltd. and Radnor Holdings Corporation in favor of Bank of Montreal
 *10.65  Guaranty, dated February 25, 1994, made by SP Acquisition Co. in favor of Bank of Montreal
  10.66  Employment Agreement, dated April 5, 1996, between WinCup Holdings,
          Inc. and R. Radcliffe Hastings
  12.1   Computation of ratios
  21.1   List of Subsidiaries of the Registrant
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Deloitte & Touche LLP
 *23.3   Consent of Duane, Morris & Heckscher (to be included in Exhibits 5.1 and 8.1 to this Registration Statement)
  24.1   Power of Attorney (see pages II-9 to II-15)
  25.1   Statement of Eligibility and Qualification Under the Trust Indenture
          Act of 1939 of a Corporation Designated to Act as a Trustee on Form
          T-1 of First Union National Bank
  27.1   Financial Data Schedule (Radnor Holdings Corporation)
  27.2   Financial Data Schedule (J.R. Cup Foam Container Operations of James
          River Paper Company, Inc.)
  27.3   Financial Data Schedule (SP Acquisition Co. and Subsidiaries)

--------
* To be filed by an amendment to this Registration Statement.

  No financial statement schedules are required as all material required information is disclosed in the notes to the respective financial statements.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (b) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RADNOR HOLDINGS CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                          Radnor Holdings Corporation

                                                  /s/ Michael T. Kennedy
                                          By: _________________________________
                                            MICHAEL T. KENNEDY CHIEF EXECUTIVE
                                                   OFFICER AND PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /s/ Michael T. Kennedy           Chief Executive        January 8, 1997
-------------------------------------    Officer, President
         MICHAEL T. KENNEDY              and Sole Director
                                         (principal
                                         executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President-Finance
         MICHAEL V. VALENZA              (principal
                                         financial and
                                         accounting officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, WINCUP HOLDINGS, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                          WinCup Holdings, Inc.

                                                  /s/ Michael T. Kennedy
                                          By: _________________________________
                                               MICHAEL T. KENNEDY PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /s/ Michael T. Kennedy           President and Sole     January 8, 1997
-------------------------------------    Director (principal
         MICHAEL T. KENNEDY              executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President--Finance
         MICHAEL V. VALENZA              (principal
                                         financial and
                                         accounting officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, WINCUP HOLDINGS, L.P. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                          WinCup Holdings, L.P. By: WinCup
                                          Holdings, Inc., its general partner


                                             By:   /s/ Michael T. Kennedy
                                                 -------------------------------
                                                 MICHAEL T. KENNEDY PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /s/ Michael T. Kennedy           President and Sole     January 8, 1997
-------------------------------------    Director of General
         MICHAEL T. KENNEDY              Partner (principal
                                         executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President--Finance
         MICHAEL V. VALENZA              of General Partner
                                         (principal
                                         financial and
                                         accounting officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SP ACQUISITION CO. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                             SP Acquisition Co.


                                             By:   /s/ Michael T. Kennedy
                                                 -------------------------------
                                                 MICHAEL T. KENNEDY PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /s/ Michael T. Kennedy           President and Sole     January 8, 1997
-------------------------------------    Director (principal
         MICHAEL T. KENNEDY              executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President-- Finance
         MICHAEL V. VALENZA              (principal
                                         financial and
                                         accounting officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, STYROCHEM INTERNATIONAL, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                             StyroChem International, Inc.

                                             By:   /s/ Michael T. Kennedy
                                                -------------------------------
                                                MICHAEL T. KENNEDY PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /s/ Michael T. Kennedy           President and Sole     January 8, 1997
-------------------------------------    Director (principal
         MICHAEL T. KENNEDY              executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President-- Finance
         MICHAEL V. VALENZA              (principal
                                         financial and
                                         accounting officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, STYROCHEM INTERNATIONAL, LTD. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                             StyroChem International, Ltd.


                                             By:   /s/ Michael T. Kennedy
                                                 -------------------------------
                                                 MICHAEL T. KENNEDY PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /s/ Michael T. Kennedy           President and Sole     January 8, 1997
-------------------------------------    Director (principal
         MICHAEL T. KENNEDY              executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President-- Finance
         MICHAEL V. VALENZA              (principal
                                         financial and
                                         accounting officer)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, RADNOR MANAGEMENT, INC. HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN RADNOR, PENNSYLVANIA, ON JANUARY 8, 1997.

                                          Radnor Management, Inc.

                                                  /s/ Michael T. Kennedy
                                          By: _________________________________
                                               MICHAEL T. KENNEDY PRESIDENT

                               POWER OF ATTORNEY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES MICHAEL T. KENNEDY AND MICHAEL V. VALENZA AND EACH OF THEM SINGLY, SUCH PERSON'S TRUE AND LAWFUL ATTORNEYS, EACH WITH FULL POWER OF SUBSTITUTION TO SIGN FOR SUCH PERSON AND IN SUCH PERSON'S NAME AND CAPACITY INDICATED BELOW, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING SUCH PERSON'S SIGNATURE AS IT MAY BE SIGNED BY SAID ATTORNEYS TO ANY AND ALL AMENDMENTS.

       /S/ Michael T. Kennedy           President and Sole     January 8, 1997
-------------------------------------    Director (principal
         MICHAEL T. KENNEDY              executive officer)

       /s/ Michael V. Valenza           Senior Vice            January 8, 1997
-------------------------------------    President--Finance
         MICHAEL V. VALENZA              (principal
                                         financial and
                                         accounting officer)

                                 EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)

 EXHIBIT
   NO.   EXHIBIT
 ------- -------
   3.1   Restated Certificate of Incorporation of Radnor Holdings Corporation
   3.2   Bylaws of Radnor Holdings Corporation
   3.3   Certificate of Incorporation of WinCup Holdings, Inc.
   3.4   Bylaws of WinCup Holdings, Inc.
   3.5   Certificate of Incorporation of Radnor Management, Inc.
   3.6   Bylaws of Radnor Management, Inc.
   3.7   Certificate of Limited Partnership of WinCup Holdings, L.P.
   3.8   Amended and Restated Limited Partnership Agreement of WinCup Holdings,
          L.P. by and between WinCup Holdings, Inc. and Radnor Holdings
          Corporation, dated January 1, 1997
   3.9   Certificate of Incorporation of SP Acquisition Co.
   3.10  Bylaws of SP Acquisition Co.
   3.11  Articles of Incorporation of StyroChem International, Inc.
   3.12  Bylaws of StyroChem International, Inc.
   3.13  Certificate of Incorporation of StyroChem International, Ltd.
   3.14  Bylaws of StyroChem International, Ltd.
   4.1   Indenture, dated as of December 5, 1996, among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P., SP
          Acquisition Co., StyroChem International, Inc., StyroChem
          International, Ltd., Radnor Management, Inc., and First Union
          National Bank, as amended by a First Supplemental Indenture dated as of December 17, 1996, including form of Notes and Guarantees
   4.2   Exchange and Registration Rights Agreement, dated as of December 5,
          1996, among Radnor Holdings Corporation, WinCup Holdings, Inc.,
          WinCup Holdings, L.P., SP Acquisition Co., StyroChem International,
          Inc., StyroChem International, Ltd., Alex. Brown & Sons Incorporated
          and NatWest Capital Markets Limited
   4.3   Purchase Agreement, dated December 2, 1996, among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P., SP
          Acquisition Co., StyroChem International, Inc., StyroChem
          International, Ltd., Alex. Brown & Sons Incorporated and NatWest
          Capital Markets Limited
   4.4   Form of Letter of Transmittal
   4.5   Form of Notice of Guaranteed Delivery
   4.6   Form of Letter to Noteholders
   4.7   Form of Letter to Record Holders
  *5.1   Opinion of Duane, Morris & Heckscher regarding the legality of the securities registered
  *8.1   Opinion of Duane, Morris & Heckscher regarding certain tax matters
  10.1   Stock Purchase Agreement among Radnor Holdings Corporation, Richard
          Davidovich, the Davidovich Charitable Trust, James River Paper
          Company, Inc., Grupo Industrial Hermes, S.A. de C.V., and the
          Rosenthal Group, dated October 30, 1996
 *10.2   Asset Purchase Agreement among Benchmark Holdings, Inc., WinCup
          Holdings, Inc. and James River Paper Company, Inc., dated October 31,
          1995
  10.3   JR Capital Contribution Agreement by and between James River Paper
          Company, Inc. and WinCup Holdings, L.P., dated January 20, 1996
  10.4   WinCup Capital Contribution Agreement by and between WinCup Holdings,
          Inc. and WinCup Holdings, L.P., dated January 20, 1996
  10.5   Working Capital Escrow Agreement, dated as of December 5, 1996, among
          Radnor Holdings Corporation, Richard Davidovich and Duane, Morris &
          Heckscher
  10.6   Environmental Escrow Agreement, dated as of December 5, 1996, among
          Radnor Holdings Corporation, Richard Davidovich and Duane, Morris &
          Heckscher
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 *10.7   Sales Agent Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P., as amended by a Sales
          Agent Extension and Modification Agreement dated December 5, 1996
 *10.8   Equipment Use Agreement, dated January 20, 1996, as amended by an
          Equipment Use Extension and Modification Agreement dated December 5,
          1996
 *10.9   License Agreement, dated January 20, 1996, among James River
          Corporation of Virginia, James River Paper Company, Inc., and WinCup
          Holdings, L.P., as amended by a License Extension and Modification
          Agreement dated December 5, 1996
 *10.10  Patent License Agreement, dated January 20, 1996, among James River
          Corporation of Virginia, James River Paper Company, Inc., and WinCup
          Holdings, L.P., as amended by an Amendment to Patent License
          Agreement dated December 5, 1996
 *10.11  Contract of Sale, dated as of December 5, 1996, among Chevron Chemical
          Company, SP Acquisition Co., StyroChem International, Inc. and
          StyroChem International, Ltd.
 *10.12  Contract between ARCO Chemical Company (now Nova Chemicals, Inc.) and
          WinCup Holdings, L.P., dated April 1, 1996, as amended on September ,
          1996
 *10.13  Product Sales Agreement by and between Huntsman Chemical Corporation and WinCup Holdings, Inc., dated January 1, 1996
 *10.14  Agreement between BASF Corporation and WinCup Holdings, L.P., dated
          March 27, 1996, as supplemented by letter agreement dated April 25,
          1996
 *10.15  Sales Agreement between Fina Oil and Chemical Company and WinCup
          Holdings, L.P., dated May 21, 1996
 *10.16  Contract of Sale between Scott Polymers, Inc. (now StyroChem
          International, Inc.) and WinCup Holdings, Inc., dated February 28,
          1992, as amended on February 25, 1994, assigned to WinCup Holdings,
          L.P. on January 20, 1996
 *10.17  Supply Agreement by and between SP Acquisition Co. and James River
          Canada, Inc., dated March, 1996
  10.18  Noncompetition Agreement by and between Radnor Holdings Corporation and Richard Davidovich, dated December 5, 1996
  10.19  Consulting Agreement by and between Radnor Holdings Corporation and
          Richard Davidovich, dated December 5, 1996
  10.20  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (240 Tamal Vista Boulevard,
          Corte Madera, California)
  10.21  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (205 Tamal Vista Boulevard,
          Corte Madera, California)
  10.22  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (201 Tamal Vista Boulevard,
          Corte Madera, California)
  10.23  Sublease Agreement, dated January 20, 1996, between James River Paper
          Company, Inc. and WinCup Holdings, L.P. (195 Tamal Vista Boulevard,
          Corte Madera, California)
  10.24  Letter Agreement, dated December 5, 1996, between WinCup Holdings,
          L.P. and James River Paper Company, Inc., regarding Corte Madera subleases
 *10.25  Warehouse Lease, dated October 27, 1992, between Safeway Inc. and
          James River Paper Company, Inc., as amended, assigned to WinCup
          Holdings, L.P. on January 20, 1996
 *10.26  Amended Lease between Patricia M. Dunnell and James River Paper
          Company, Inc., dated September 29, 1989, as amended in September,
          1994, assigned to WinCup Holdings, L.P. on January 20, 1996
 *10.27  Warehouse Lease between Etzioni Partners and James River Corporation, dated February 13, 1992, as amended on April 13, 1992 and on December
          9, 1992, assigned to WinCup Holdings, L.P. on January 20, 1996
 *10.28  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation, dated October 15, 1984, as amended on
          September 20, 1989 and on February 28, 1994, assigned to WinCup
          Holdings, L.P. on January 20, 1996
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 *10.29  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation dated June 16, 1977, as amended on August 7,
          1984, and on October 15, 1984, and on February 25, 1994, assigned to
          WinCup Holdings, L.P. on January 20, 1996
 *10.30  Lease between Stone Mountain Industrial Park, Inc. and Scott Container
          Group, Inc., dated December 16, 1991, as amended on February 28,
          1994, assigned to WinCup Holdings on January 20, 1996
 *10.31  Operating Lease by and between R-K Ventures Unit I Limited Partnership and WMF Container Corporation, dated August 20, 1987, as amended on
          November 30, 1990, assigned to WinCup Holdings, L.P. on January 20,
          1996
 *10.32  Standard Form Multi-Tenancy Industrial Lease between WinCup Holdings,
          Inc. and CK Airpark Associates, dated June 1, 1994, assigned to
          WinCup Holdings, L.P. on January 20, 1996
 *10.33  Lease between James River Paper Company, Inc. and Central Ink Company,
          dated February 17, 1993, as amended, assigned to WinCup Holdings,
          L.P. on January 20, 1996
 *10.34  Radnor Corporate Center Office Lease by and between Radnor Center
          Associates and WinCup Holdings, L.P., dated May 31, 1996
 *10.35  Standard Commercial Lease by and between Bradford Management Company of Dallas, Inc. and Scott Polymers, Inc. (now StyroChem
          International, Inc.), dated June 22, 1994, as amended on April 5,
          1996, and as renewed on October 22, 1996
 *10.36  Sublease between Cargologan Inc. and StyroChem International, Ltd., dated August 2, 1996
  10.37  Employment Agreement by and between WinCup Holdings, L.P. and Michael
          T. Kennedy, dated January 20, 1996
  10.38  Executive Employment Agreement by and between Benchmark Corporation of
          Delaware and Richard Hunsinger, dated May 1, 1993, as amended in
          October, 1995
 *10.39  Benchmark Corporation of Delaware Equity Incentive Plan, dated April
          24, 1992, as amended on November 1, 1993
 *10.40  Benchmark Corporation of Delaware Management Equity Participation
          Plan, dated March 10, 1993, as amended on November 1, 1993
 *10.41  Amended and Restated Revolving Credit and Security Agreement, dated
          December 5, 1996, among The Bank of New York Commercial Corporation,
          NationsBank, N.A., WinCup Holdings, L.P., Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co., and StyroChem
          International, Inc.
 *10.42  Amended and Restated Revolving Credit Note, dated December 5, 1996, made by WinCup Holdings, L.P., Radnor Holdings Corporation, WinCup
          Holdings, Inc., SP Acquisition Co., and StyroChem International, Inc.
          in favor of The Bank of New York Commercial Corporation
 *10.43  Amended and Restated Revolving Credit Note, dated December 5, 1996, made by WinCup Holdings, L.P., Radnor Holdings Corporation, WinCup
          Holdings, Inc., SP Acquisition Co., and StyroChem International, Inc.
          in favor of NationsBank, N.A.
 *10.44  Trademark Collateral Security Agreement, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation
 *10.45  Trademark Assignment of Security, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York Commercial
          Corporation
 *10.46  Trademark Collateral Security Agreement, dated December 5, 1996, between WinCup Holdings, Inc. and The Bank of New York Commercial
          Corporation
 *10.47  Trademark Assignment of Security, dated December 5, 1996, between
          WinCup Holdings, Inc. and The Bank of New York Commercial Corporation
 *10.48  Patent Collateral Security Agreement, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York Commercial
          Corporation
 *10.49  Patent Assignment of Security, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York Commercial
          Corporation

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 *10.50  Collateral Assignment, dated as of December 5, 1996, among Radnor
          Holdings Corporation and The Bank of New York Commercial Corporation
  10.51  Junior Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, Inc. in favor of WinCup Holdings, L.P. ($1.1 million)
  10.52  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($300,000)
  10.53  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of Scott Paper Company ($2.7 million)
  10.54  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($5.7 million)
  10.55  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of Scott Paper Company ($300,000)
  10.56  Senior Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company, Inc.
          ($4.4 million)
  10.57  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of WinCup Holdings, Inc. ($1.8 million)
  10.58  Senior Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($7 million)
  10.59  Subordinated Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc.
  10.60  Partnership Interest Purchase Agreement, dated December 5, 1996, among
          Radnor Holdings Corporation, WinCup Holdings, Inc., WinCup Holdings,
          L.P. and James River Paper Company, Inc.
  10.61  Redemption and Release Agreement by and among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P. and
          Kimberly-Clark Tissue Company, dated December 5, 1996
  10.62  Assumption and Modification Agreement, dated as of January 20, 1996, among Scott Paper Company, WinCup Holdings, Inc. and WinCup Holdings,
          L.P.
 *10.63  Agreement Respecting a Term Loan and Other Credit Facilities, dated
          February 25, 1994, between Bank of Montreal and StyroChem
          International, Ltd., as amended
  10.64  Letter of Undertaking, dated December 5, 1996, made by StyroChem
          International, Ltd. and Radnor Holdings Corporation in favor of Bank of Montreal
 *10.65  Guaranty, dated February 25, 1994, made by SP Acquisition Co. in favor of Bank of Montreal
  10.66  Employment Agreement, dated April 5, 1996, between WinCup Holdings,
          Inc. and R. Radcliffe Hastings
  12.1   Computation of ratios
  21.1   List of Subsidiaries of the Registrant
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Deloitte & Touche LLP
 *23.3   Consent of Duane, Morris & Heckscher (to be included in Exhibits 5.1 and 8.1 to this Registration Statement)
  24.1   Power of Attorney (see pages II-9 to II-15)
  25.1   Statement of Eligibility and Qualification Under the Trust Indenture
          Act of 1939 of a Corporation Designated to Act as a Trustee on Form
          T-1 of First Union National Bank
  27.1   Financial Data Schedule (Radnor Holdings Corporation)
  27.2   Financial Data Schedule (J.R. Cup Foam Container Operations of James
          River Paper Company, Inc.)
  27.3   Financial Data Schedule (SP Acquisition Co. and Subsidiaries)

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* To be filed by an amendment to this Registration Statement.

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